UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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FTI CONSULTING, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (04-05)
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500 East Pratt Street, Suite 1400
Baltimore, Maryland 21202
(410) 951-4800

May 5, 2006

Dear Stockholder:

     On behalf of the Board of Directors, I cordially invite you to attend the 2006 Annual Meeting of Stockholders of FTI Consulting, Inc. on June 6, 2006, at 9:30 a.m., EDT, at its executive office located at 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202.

     Enclosed with this letter is a Notice of the Annual Meeting, a Proxy Statement, a proxy card and a return envelope. Both the Notice of the Annual Meeting and the Proxy Statement provide details of the business that we will conduct at the Annual Meeting and other information about FTI Consulting, Inc. On April 21, 2006 we began sending FTI Consulting, Inc.’s 2005 Annual Report to stockholders of record at the close of  business on March 15, 2006.

     At the Annual Meeting, we will ask you to:

  Elect three Class I directors;
  Approve and adopt the FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan authorizing 4,000,000 shares of common stock under the plan;
  Approve and adopt the FTI Consulting, Inc. Deferred Compensation Plan for Key Employees and Non-Employee Directors authorizing 1,500,000 shares of common stock under the plan;
  Approve and adopt the FTI Consulting, Inc. 2007 Employee Stock Purchase Plan authorizing 2,000,000 shares of common stock under the plan;
  Approve adoption and amendment of  the FTI Consulting, Inc. Incentive Compensation Plan;
  Ratify the appointment of KPMG LLP to serve as FTI Consulting, Inc.’s independent registered public accounting firm for its fiscal year ending December 31, 2006; and
  Transact any other business that is properly presented at the Annual Meeting.

     Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote. We invite you to utilize the convenience of Internet voting at the site indicated on the enclosed proxy card. Alternatively, you are urged to vote by signing, dating and promptly returning the proxy card in the enclosed prepaid return envelope, or follow the instructions provided for voting via telephone. Your proxy will be voted at the Annual Meeting in accordance with your instructions. If you do not specify a choice on one of the proposals described in this Proxy Statement, your proxy will be voted as recommended by the Board of Directors. If you hold your shares through an account with a brokerage firm, bank or other fiduciary or nominee, please follow the instructions you receive from it to vote your shares. Of course, if you attend the Annual Meeting you may vote in person. If you plan to attend the meeting, please mark the appropriate box on the enclosed proxy card. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Sincerely,

JACK B. DUNN, IV President and Chief Executive Officer

FTI CONSULTING, INC.
NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

Date: June 6, 2006
Time: 9:30 a.m., EDT
Place: FTI Consulting, Inc., Executive Office, 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202

Dear Stockholder:

     At the Annual Meeting, we will ask you to:

  Elect three Class I directors;
  Approve and adopt the FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan authorizing 4,000,000 shares of common stock under the plan;
  Approve and adopt the FTI Consulting, Inc. Deferred Compensation Plan for Key Employees and Non-Employees Directors authorizing 1,500,000 shares of common stock under the plan;
  Approve and adopt the FTI Consulting, Inc. 2007 Employee Stock Purchase Plan authorizing 2,000,000 shares of common stock under the plan;
  Approve adoption and amendment of the FTI Consulting, Inc. Incentive Compensation Plan;
  Ratify the appointment of KPMG LLP to serve as FTI Consulting, Inc.’s independent registered public accounting firm for its fiscal year ending December 31, 2006; and
  Transact any other business that is properly presented at the Annual Meeting.

     The Board of Directors recommends a vote FOR the election of each of the nominees for Class I director, FOR approval of the FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan; FOR the approval of the FTI Consulting, Inc. Deferred Compensation Plan for Key Employees and Non-Employee Directors; FOR the approval of the FTI Consulting, Inc. 2007 Employee Stock Purchase Plan; FOR the approval of the adoption and amendment of the FTI Consulting, Inc. Incentive Compensation Plan; and FOR the ratification of the appointment of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for its fiscal year ending December 31, 2006.

     Stockholders of record at the close of business on March 15, 2006, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement. We have begun to mail this Notice of Annual Meeting, the Proxy Statement and form of proxy to stockholders on or about May 5, 2006. On April 21, 2006, we began sending FTI Consulting, Inc.’s 2005 Annual Report to stockholders of record at the close of business on March 15, 2006.

By Order of the Board of Directors,

JOANNE F. CATANESE
Associate General Counsel and Secretary
May 5, 2006

YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT

We invite you to utilize the convenience of Internet voting at the site indicated on the enclosed proxy card. Alternatively, we encourage you to vote by completing and signing the enclosed proxy card and returning it in the enclosed envelope as soon as possible, even if you plan to attend the meeting, or follow the instructions provided for voting via telephone. If you have questions about voting your shares, please contact Joanne F. Catanese, Associate General Counsel and Secretary, FTI Consulting, Inc., 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202, Telephone No. (410) 951-4800. If you decide to change your vote, you may revoke your proxy in the manner described in the Proxy Statement, at any time before it is voted.

500 East Pratt Street, Suite 1400
Baltimore, Maryland 21202
(410) 951-4800

May 5, 2006

_____________________

PROXY STATEMENT FOR ANNUAL MEETING
_____________________

     This Proxy Statement provides information that you should read before you vote on the proposals that will be presented to you at the 2006 Annual Meeting of Stockholders of FTI Consulting, Inc. The 2006 Annual Meeting will be held on June 6, 2006, at 9:30 a.m., EDT, at FTI Consulting, Inc.’s executive office, located at 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202.

     This Proxy Statement provides information about the Annual Meeting, the proposals on which you will be asked to vote at the Annual Meeting, and other relevant information.

     On May 5, 2006, we began mailing this Proxy Statement and proxy to people who, according to our records, owned shares of our common stock at the close of business on March 15, 2006. On April 21, 2006, we began sending FTI Consulting, Inc.’s 2005 Annual Report to stockholders of record at the close of business on March 15, 2006.

INFORMATION ABOUT THE 2006 ANNUAL MEETING AND VOTING

Why am I receiving these materials?

     The Board of Directors of FTI Consulting, Inc. (“Board”) is providing these proxy materials to you in connection with our 2006 Annual Meeting of Stockholders. We have summarized information in this Proxy Statement that you should consider in deciding how to vote on the proposals being submitted to a vote of our stockholders at this meeting.

Who is soliciting my proxy?

     We are sending you this Proxy Statement because our Board is seeking a proxy to vote your shares of our common stock at the 2006 Annual Meeting. This Proxy Statement is intended to assist you in deciding how to vote your shares. On May 5, 2006, we began mailing this Proxy Statement to all people who, according to our stockholder records, owned shares of our common stock at the close of business on March 15, 2006.

When and where will we hold our 2006 Annual Meeting of Stockholders?

     Our 2006 Annual Meeting of Stockholders will be held on June 6, 2006 at 9:30 a.m., EDT, at FTI Consulting, Inc.’s executive office, located at 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202, Telephone No. (410) 951-4800.

What information is contained in this Proxy Statement?

     The information in this Proxy Statement relates to the proposals to be voted on at the 2006 Annual Meeting of Stockholders, the voting process, the nominees for Class I director, our Board and Board Committees, the compensation of non-employee directors and the most highly paid executive officers for fiscal 2005, and certain other information we are required to provide to you.

Who pays the costs of the proxy solicitation?

     We will pay the cost of soliciting proxies. Proxies may be solicited by our directors, officers or employees, in person or by telephone, facsimile or other electronic means or letter. In accordance with the regulations of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”) we also will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock as of the record date.

How many votes must be present to hold the 2006 Annual Meeting of Stockholders?

     On March 15, 2006, the record date for the 2006 Annual Meeting of Stockholders, 40,162,379 shares of our common stock were issued and outstanding. A quorum must be present at the Annual Meeting in order to transact business. A quorum will be present if a majority of the shares of common stock entitled to vote are represented at the Annual Meeting, either in person or by proxy. If a quorum is not present, a vote cannot occur, in which case the Annual Meeting may be adjourned until such time as a quorum is present. In deciding whether a quorum is present, abstentions and “broker non-votes” will be counted as shares of common stock that are represented at the Annual Meeting.

What am I voting on?

     At the Annual Meeting, we will ask you to:

  Elect three Class I directors;
  Approve and adopt the FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan authorizing 4,000,000 shares of common stock under the plan;
  Approve and adopt the FTI Consulting, Inc. Deferred Compensation Plan for Key Employees and Non-Employees Directors authorizing 1,500,000 shares of common stock under the plan;

  Approve and adopt the FTI Consulting, Inc. 2007 Employee Stock Purchase Plan authorizing 2,000,000 shares of common stock under the plan;
  Approve adoption and amendment of the FTI Consulting, Inc. Incentive Compensation Plan;
  Ratify the appointment of KPMG LLP to serve as FTI Consulting, Inc.’s independent registered public accounting firm for its fiscal year ending December 31, 2006; and
  Transact any other business that is properly presented at the Annual Meeting.

How do I vote my shares?

     You have one vote for each share of our common stock that you owned of record at the close of business on March 15, 2006. The number of shares you own (and may vote at the Annual Meeting) is listed on the enclosed proxy card.

     If your common stock is held by a broker, bank or other fiduciary or nominee, you will receive instructions from such broker, bank or other fiduciary or nominee that you must follow in order to have your shares voted. If you hold your shares through an account with a broker, bank or other fiduciary or nominee, your ability to vote your shares by telephone or over the Internet depends on its voting procedures. Your fiduciary or nominee may be participating in a program provided through ADP Investor Communication Services that allows you to vote via telephone and over the Internet. If so, please follow the instructions that your bank, broker or other fiduciary or nominee will provide.

     If you hold your shares in your own name as a holder of record you may vote your shares of our common stock at the Annual Meeting as follows:

  How can I vote in person? To vote in person, you must attend the Annual Meeting and submit a ballot. Ballots for voting in person will be available at the Annual Meeting.
  How can I vote by Internet? We encourage you to use our convenient Internet voting system, which you can access and use whether you live in the United States or elsewhere. The website for Internet voting is printed on the proxy card, which is enclosed. Internet voting is available 24 hours a day until 11:59 p.m., EDT, on June 5, 2006. You will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, please do NOT return your proxy card.
  How can I vote by mail? To vote by mail, you must complete, sign and return the enclosed proxy card. By completing, signing and returning the proxy card, you will be directing the person or persons designated on the proxy card as your proxies to vote your shares of our common stock at the Annual Meeting in accordance with the instructions you give on the proxy card.

IF YOU DECIDE TO VOTE BY MAIL, YOUR PROXY CARD WILL BE VALID ONLY IF YOU COMPLETE, SIGN, DATE AND RETURN IT BEFORE THE ANNUAL MEETING DATE.

  How can I vote by telephone? If you are a registered stockholder, meaning that you hold your shares in certificate form or through an account with our transfer agent, American Stock Transfer, you may also vote via telephone by calling the toll-free number printed on your proxy card. Telephone voting is available 24 hours a day until 11:59 P.M., EDT, on June 5, 2006. If you vote by telephone, please do NOT return your proxy card.

What does it mean if I received more than one proxy card or instruction form?

     If you receive more than one proxy card or instruction form, it means that you have multiple accounts with our transfer agent and/or banks, brokers or other fiduciaries or nominees. Please vote all of your shares.

Will my shares be voted if I do not complete, sign and return my 2006 proxy card or instruction form?

     If you are a registered “record” stockholder and do not provide your fully completed proxy by mail or vote by telephone or the Internet, you must attend the Annual Meeting in order to vote.

     If your shares are held in a brokerage account or by a fiduciary or another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction form on behalf of your broker, bank or other fiduciary or nominee. Brokerage firms, banks and other fiduciaries or nominees are required to request voting instructions for shares of our common stock they hold on behalf of customers and others. As the beneficial owner, you have the right to direct your broker, bank or other fiduciary or nominee how to vote and you are also invited to attend the 2006 Annual Meeting. We encourage you to provide instructions to your brokerage firm, bank or other fiduciary or nominee to vote your shares. Since a beneficial owner is not the record stockholder, you may not vote the shares in person at the 2006 Annual Meeting unless you obtain a “legal proxy” from the broker, bank or other fiduciary or nominee that holds your shares, giving you the right to vote the shares at the meeting.

     Even if you do not provide voting instructions on your instruction form, if you hold shares through an account with a broker, bank or other fiduciary or nominee, your shares may be voted. Brokerage firms have the authority under NYSE rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. The election of directors and ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2006 are considered routine matters for which brokerage firms, banks and other fiduciaries or nominees may vote without specific instructions. When a proposal is not considered “routine” and the brokerage firm, bank or other fiduciary or nominee has not received voting instructions from the beneficial owner of the shares with respect to such proposal; such firm cannot vote the shares on that proposal. Shares of common stock that a brokerage firm, bank or other fiduciary or nominee is not authorized to vote are counted as “broker non-votes.”

     Under the rules of the NYSE, brokers, banks and other nominees and fiduciaries holding stock for the accounts of their clients who have not been given specific voting instructions are not allowed to vote on Proposal 2 to approve and adopt the FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan, Proposal 3 to approve and adopt the FTI Consulting, Inc. Deferred Compensation Plan for Key Employees and Non-Employee Directors, Proposal 4 to approve and adopt the FTI Consulting, Inc. 2007 Employee Stock Purchase Plan, and Proposal 5 to approve the adoption and amendment of  the FTI Consulting, Inc. Incentive Compensation Plan, but are allowed to vote on Proposals 1 and 6.

How will my shares of FTI common stock be voted if I do not specify my voting instructions on the proxy card?

     If you sign and return the proxy card but do not complete voting instructions for a proposal, then your shares will be voted with respect to such proposal by the named proxies as follows:

  FOR the election of each of the three nominees for Class I director;
  FOR the approval and adoption of the FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan authorizing 4,000,000 shares of common stock under the plan;
  FOR the approval and adoption of the FTI Consulting, Inc. Deferred Compensation Plan for Key Employees and Non-Employee Directors authorizing 1,500,000 shares of common stock under the plan;
  FOR the approval and adoption of the FTI Consulting, Inc. 2007 Employee Stock Purchase Plan authorizing 2,000,000 shares of common stock under the plan;
  FOR the approval of the adoption and amendment of the FTI Consulting, Inc. Incentive Compensation Plan;
  FOR the ratification of the appointment of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for its fiscal year ending December 31, 2006; and
  in accordance with the best judgment of the named proxies on any other matter properly brought before the meeting.

What if I change my mind?

     If you decide to change your vote, you may revoke your proxy at any time before it is voted. You may revoke your proxy in any one of three ways:

  You may notify the Secretary of FTI in writing that you wish to revoke your proxy.
  You may submit a proxy dated later than your original proxy.
  You may attend the Annual Meeting and vote. Merely attending the Annual Meeting will not by itself revoke a proxy. You must submit a ballot and vote your shares of our common stock at the Annual Meeting.

How many votes will be needed to approve each of this year’s proposals?

Proposal 1: Election of three Class I Directors

The three nominees for election as Class I directors who receive the highest number of “FOR” votes will be elected as directors. This number is called a “plurality.” If you do not vote for a particular nominee, or you indicate “withhold authority to vote” for a particular nominee on your proxy card, your non-votes or withholding of authority and broker non-votes will not count as votes cast either for or against the nominee, and will have no impact on the election of a director.

Proposal 2: Approve and adopt the FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan authorizing 4,000,000 shares of common stock under the plan	Approval of the FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan authorizing 4,000,000 shares of common stock requires the majority of all votes cast at the Annual Meeting to be voted “FOR” this Proposal. Abstentions and broker non-votes will not be counted as votes cast either for or against the Proposal.

Proposal 3: Approve and adopt the FTI Consulting, Inc. Deferred Compensation Plan for Key Employees and Non-Employee Directors authorizing 1,500,000 shares of common stock under the plan	Approval of the FTI Consulting, Inc. Deferred Compensation Plan for Key Employees and Non-Employee Directors authorizing 1,500,000 shares of common stock requires the majority of all votes cast at the Annual Meeting to be voted “FOR” this Proposal. Abstentions and broker non-votes will not be counted as votes cast either for or against the Proposal.

Proposal 4: Approve and Adopt the FTI Consulting, Inc. 2007 Employee Stock Purchase Plan authorizing 2,000,000 shares of common stock under the plan	Approval of the FTI Consulting, Inc. 2007 Employee Stock Purchase Plan authorizing 2,000,000 shares of common stock requires the majority of the votes cast at the Annual Meeting to be voted “FOR” this Proposal. Abstentions and broker non-votes will not be counted as votes cast either for or against the Proposal.

Proposal 5: Approve the adoption and amendment of the FTI Consulting, Inc. Incentive Compensation Plan	Approval of the adoption and amendment of FTI Consulting, Inc. Incentive Compensation Plan requires a majority of the votes cast at the Annual Meeting to be voted “FOR” this Proposal. Abstentions and broker non-votes will not be counted as votes cast either for or against the Proposal.

Proposal 6: Ratify the appointment of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for its fiscal year ending December 31, 2006.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2006 requires a majority of the votes cast at the Annual Meeting be voted “FOR” this Proposal. Abstentions and broker non-votes will not be counted as votes cast either for or against the Proposal.

How does the Board recommend that I vote?

     Our Board of Directors recommends that you vote your shares:

  FOR the election of each of the three nominees for Class I director;
  FOR the approval and adoption of the FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan authorizing 4,000,000 shares of common stock under the plan;
  FOR the approval and adoption of the FTI Consulting, Inc. Deferred Compensation Plan for Key Employees and Non-Employee Directors authorizing 1,500,000 shares of common stock under the plan;
  FOR the approval and adoption of the FTI Consulting, Inc. 2007 Employee Stock Purchase Plan authorizing 2,000,000 shares of common stock under the plan;
  FOR the approval of the adoption and amendment of the FTI Consulting, Inc. Incentive Compensation Plan;
  FOR the ratification of the appointment of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for its fiscal year ending December 31, 2006; and
  in accordance with the best judgment of the named proxies on any other matter properly brought before the meeting.

ADDITIONAL INFORMATION

     On April 21, 2006, we began sending the Annual Report to Stockholders for the fiscal year ended December 31, 2005, including our consolidated financial statements, to all stockholders entitled to vote at the Annual Meeting prior to sending this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material. The Annual Report provides you with additional information about FTI.

     You may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and other information on our website at: http://investor.fticonsulting.com/edgar.cfm. Alternatively, you may request a free copy of the Form 10-K and other periodic reports and materials filed with the SEC by contacting: Joanne F. Catanese, Associate General Counsel and Secretary, FTI Consulting, Inc., 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202, Telephone No. (410) 951-4800. We will also furnish without charge  copies of the exhibits and schedules to the Form 10-K for the fiscal year ended December 31, 2005 if specifically requested.

PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

     We will present the following six proposals at the 2006 Annual Meeting. We have described in this Proxy Statement all the proposals that we expect will be made at the Annual Meeting. If we or a stockholder properly presents any other proposal at the meeting, we will, to the extent permitted by applicable law, use your proxy to vote your shares of common stock on the proposal in our best judgment.

PROPOSAL NO. 1 — ELECTION OF THREE CLASS I DIRECTORS

     Our Maryland corporate Charter provides that our Board of Directors will consist of three classes. The members of each class are elected for three-year terms. We currently have nine directors, of which three constitute Class I directors, three constitute Class II directors and three constitute Class III directors.

     After 14 years as directors of FTI, each of James A. Flick, Jr., age 71, and Peter F. O’Malley, age 67, have informed the Board that he has decided not to stand for reelection as a Class I director for another three year term at the 2006 Annual Meeting of Stockholders. Mr. Flick and Mr. O’Malley have informed us that they each intend to pursue interests unrelated to our business. We would like to extend our sincere appreciation and thanks to Mr. Flick and Mr. O’Malley for their many years of dedicated service. Both Mr. Flick and Mr. O’Malley have played important roles in the direction, growth and success of FTI over the past 14 years. Their service on the Board and particularly Mr. Flick’s service as former Chair of the Audit Committee and Mr. O’Malley’s service as former Chair of the Nominating and Corporate Governance Committee have been invaluable assets. The retirements of Mr. Flick and Mr. O’Malley will become effective immediately prior to the election of the nominees as Class I directors at the Annual Meeting of Stockholders on June 6, 2006.

     In February 2006, the Nominating and Corporate Governance Committee engaged an outside director search firm, Directorship Search Group, to assist the committee in identifying and recruiting potential candidates for membership on our Board. In April 2006, the director search firm introduced the committee to Gary C. Wendt who the committee qualified as a candidate to the Board on April 25, 2006. The other directors, including management directors, and other members of management of FTI also had the opportunity to meet with or speak to Mr. Wendt. On April 26, 2006, the Nominating and Corporate Governance Committee recommended to the Board, and the Board approved, the nomination of Mr. Wendt to fill one of the two Class I director offices to be vacated by Messrs. Flick and O’Malley. See “Information About the Board of Directors and Committees – Nominating and Corporate Governance Committee – Director Nomination Process” for more information on the identification and qualification of Mr. Wendt as a candidate for director.

     On April 25, 2006, the Nominating and Corporate Governance Committee qualified Matthew F. McHugh, a current Class I director, to stand for reelection at the 2006 Annual Meeting of Stockholders. On April 25, 2006, the Nominating and Corporate Governance Committee qualified Denis J. Callaghan, a current Class II director, to stand for election earlier as a Class I director at the 2006 Annual Meeting of Stockholders. On April 26, 2006, the Nominating and Corporate Governance Committee recommended to the Board, and the Board approved, the nominations of Congressman McHugh (retired) and Mr. Callaghan as Class I directors. Mr. Callaghan would fill one of the two Class I director offices to be vacated by Messrs. Flick and O’Malley. Upon the election of Mr. Callaghan by stockholders as a Class I director at the 2006 Annual Meeting a vacancy will be created on the Board in Class II.

     Directorship Search Group’s engagement to assist the Nominating and Corporate Governance Committee to identify potential candidates as members of our Board is ongoing. If a suitable candidate is identified, it is the intention of the Nominating and Corporate Governance Committee to recommend that the Board appoint that person to fill a vacancy as a  Class II director to stand for election at the 2007 annual meeting of our stockholders in accordance with our By-Laws and the Maryland General Corporation Law. See “Information About the Board of Directors and Committees – Nominating and Corporate Governance Committee – Director Nominating Process” for more information.

     Upon the recommendation of the Nominating and Corporate Governance, the Board of Directors has nominated and is soliciting stockholder approval of the election of three Class I directors at the 2006 Annual meeting. The terms of the Class II directors and Class III directors will expire at the annual meetings of stockholders to be held in 2007 and 2008, respectively.

     On April 26, 2006, the Nominating and Corporate Governance Committee of our Board unanimously recommended for nomination to the Board, and the Board nominated, the following persons for election to our Board as Class I directors:

Denis J. Callaghan

Matthew F. McHugh

Gary C. Wendt

     Each nominee, if elected, will serve for a three-year term, or until his replacement is chosen and qualifies. Mr. Callaghan is currently a member of the Board and has agreed, if elected by stockholders, to move from Class II to Class I and to serve as a director of FTI. Congressman McHugh (retired) is currently a member of the Board and has agreed to continue to serve as a Class I director if elected. Mr. Wendt has agreed to stand for election as a director of FTI at the 2006 Annual Meeting of Stockholders and to serve as a Class I director if elected. We do not know any reason why any nominee would be unable to serve as a director. More detailed information about each of the nominees is provided in the section of this Proxy Statement titled “Information About the Board of Directors and Committees – Directors.”

     Mr. Callaghan has been a director since 2000. On April 25, 2006, the Nominating and Corporate Governance Committee resolved to recommend to the Board that Mr. Callaghan stand for election as a Class I director at the 2006 Annual Meeting of Stockholders and upon his election move from Class II to Class I. On April 26, 2006, the committee recommended, and the Board approved, the nomination of Mr. Callaghan to stand for election to Class I at the 2006 Annual Meeting.

     Congressman McHugh retired from the U.S. House of Representatives in 1992. In 2005, he was first identified and recommended to the Nominating and Corporate Governance Committee as a possible candidate for director by one of our independent directors. The committee qualified him as a candidate for director and he was recommended to the Board on October 26, 2005. The Board appointed him as a director on October 26, 2005 to fill the vacancy created by the Board’s decision at that time to increase the size of the Board by one member from eight to nine and the size of Class I from two to three directors. In accordance with our By-Laws and the Maryland General Corporation Law, the Board classified Congressman McHugh as a Class I director to stand for election at the first annual meeting held following his appointment by the Board.

     Mr. Wendt was introduced to the Nominating and Corporate Governance Committee by an outside director search firm, Directorship Search Group, in April 2006. The committee qualified Mr. Wendt as a candidate to the Board on April 25, 2006. On April 26, 2006, the committee recommended to the Board that Mr. Wendt be nominated to stand for election as a Class I director at the 2006 Annual Meeting of Stockholders to fill one of the two Class I director offices to be vacated by Messrs. Flick and O’Malley. The Board approved his nomination as a Class I director on April 26, 2006. See “Information About the Board of Directors and Committees – Nominating and Corporate Governance Committee – Director Nomination Process” for more information.

     Mr. Callaghan, former Congressman McHugh and Mr. Wendt qualify as independent directors under our Categorical Standards of Director Independence and the independence standards established under Section 303A of the NYSE corporate governance rules. The Board has concluded that they have no material relationships or conflicts of interest with us and has not identified any other disqualifying factors. More detailed information about the Board’s determination of director independence is provided in the section of this Proxy Statement titled “Information about the Board of Directors and Committees — Nominating and Corporate Governance Committee - Director Nomination Process” and “Corporate Governance — Director Independence.”

     If any of the nominees cannot serve for any reason (which is not anticipated), the Nominating and Corporate Governance Committee may identify and recommend a candidate or candidates to the Board as a potential substitute nominee or nominees. If that happens, we will vote all valid proxies for the election of the substitute nominee or nominees designated by the Board. The Board may also decide to leave any such Board seat or seats vacant until a suitable candidate or candidates is identified, or it may decide to reduce the size of the Board.

The Board of Directors Unanimously Recommends That You Vote FOR the Election of
All the Nominees as Class I Directors.

PROPOSAL NO. 2 — APPROVE AND ADOPT FTI CONSULTING, INC.
2006 GLOBAL LONG-TERM INCENTIVE PLAN

INTRODUCTION

     On March 29, 2006, the Compensation Committee approved and recommended, and the full Board of Directors approved, the FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan (“2006 Plan”), subject to approval of our stockholders, and authorized submission of the 2006 Plan to stockholders for consideration at the 2006 Annual Meeting. The Board has authorized 4,000,000 shares of our common stock for issuance under the 2006 Plan. The 2006 Plan will allow us to continue to provide incentives, under a stockholder-approved plan, to senior managing directors, as well as executive officers, non-employee directors, other employees and other individuals who are responsible for our success and growth, assist us in attracting, rewarding and retaining employees of experience and ability, facilitate the completion of strategic acquisitions, and link incentives with increases in stockholder value. In general, the 2006 Plan empowers FTI to grant stock options and stock appreciation rights, performance-based and cash-based incentives, as well as a limited number of stock-based awards, to executive officers, employees, non-employee directors and individual service providers of FTI and our subsidiaries. The 2006 Plan will also allow us to grant performance-based compensation awards that meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), thereby preserving our ability to receive tax deductions for the awards. No equity awards will be made under the 2006 Plan unless and until it is approved by stockholders.

     At our 2004 annual meeting of stockholders held on May 19, 2004, our stockholders approved the 2004 Long-Term Incentive Plan. On May 18, 2005, the Board approved and adopted the Non-Employee Director Deferred Compensation Plan (the “Director Plan”), and amended and restated the 2004 Long-Term Incentive Plan effective as of April 27, 2005 (the “Restated 2004 Plan”), to implement and carry out the Director Plan. The Restated 2004 Plan eliminated the formula non-employee director awards provided for in the 2004 Long-Term Incentive Plan. In addition, certain changes were made to designate the Director Plan as a sub-plan of the 2004 Long-Term Incentive Plan and to comply with Section 409A of the Code. The Director Plan allows each non-employee director to elect to defer, until the director’s service on our Board terminates, payment of his annual retainer otherwise payable in cash for the upcoming year, and his cyclical three year equity award. See “Information about the Board of Directors and Committees – Non-Employee Director Compensation” for a description of non-employee director compensation. Effective March 29, 2006, the Board approved the Amendment to the Restated 2004 Plan (the “2004 Plan Amendment,” and together with the Restated 2004 Plan, the “2004 Plan”) to clarify powers of the administrator that are implicit in the Restated 2004 Plan, as follows: (i) to specify a definition of “change in control” that is different than the definition set forth in the Restated 2004 Plan in the award agreement for any award that it deems advisable; (ii) to make cash based awards; and (iii) to delegate administrative and ministerial functions to officers and employees of FTI and to engage independent advisors and counsel. The 2004 Plan Amendment also incorporates technical amendments addressing compensation deferral issues within the meaning of Section 409A and executive compensation issues under Section 162(m) of the Code. The Board approved the Restated 2004 Plan and the 2004 Plan Amendment pursuant to authority granted the Board under section 7(e) of the 2004 Plan. We were not required to submit any of the changes to our stockholders for approval. The Restated 2004 Plan and the Director Plan and copies of the forms of award agreements for non-employee directors were filed with the SEC as exhibits to our Current Report on Form 8-K filed on May 24, 2005. The 2004 Plan Amendment was filed with the SEC as an exhibit to our Current Report on Form 8-K filed on March 31, 2006.

     The 2004 Plan authorizes 3,000,000 shares of common stock for award under the plan, of which 600,000 shares could be used to make stock-based awards, including restricted and unrestricted stock, deferred stock units and phantom stock. In general, the 2004 Plan empowers the administrator to grant stock options and stock appreciation rights, performance award-based and cash-based incentives, as well as a limited number of stock-based awards, to executive officers, employees, non-employee directors and individual service providers of FTI and our subsidiaries. The 2004 Plan also allows us to grant performance-based compensation awards that meet the requirements of Section 162(m) of the Code, thereby preserving our ability to receive tax deductions for the awards. Upon approval of the 2004 Plan by stockholders on May 19, 2004, our 1997 Stock Option Plan, as amended (the “1997 Plan”), remained in effect.

     As of March 15, 2006, 1,080,882 shares of our common stock remained available to be issued under the 2004 Plan, of which only 163,128 shares remained available to be issued as direct stock grants. As of March 15, 2006, 40,538 shares of our common stock remained available to be issued under the 1997 Plan, of which all shares remained available to be issued as direct stock grants. Regardless of whether the 2006 Plan is approved, the 2004 Plan and 1997 Plan will remain in effect in accordance with their respective terms.

     On March 29, 2006, the Board, upon the recommendation of the Compensation Committee, approved a program to promote retention and provide incentives to certain senior managing directors and practice group leaders. Participants who execute new long-term employment agreements with us could be eligible to be awarded significant stock option and restricted stock awards upon execution of a new employment agreement and during the employment period under our stockholder approved equity plans. The equity award structure has been designed to motivate and reward senior managing directors and practice group leaders to achieve long term goals by increasing their ownership of FTI and vested interest in our success, thereby, further aligning their goals with those of our stockholders. Beginning with bonuses earned in 2006 that are payable in 2007, the program provides for the non-discretionary deferral of a portion of the participants’ eligible performance-based annual cash bonus award in the form of restricted stock, discretionary deferral of a portion of such award in the form of stock units and additional equity-based incentives to the participant in the form of (a) restricted stock and stock option awards that match all or a portion of the value of their respective annual non-discretionary and discretionary bonus amounts and (b) additional restricted stock awards based on the improvement of our earnings per share (“EPS”) as reported by us to our stockholders for the applicable award period, determined by applying a 1.0% match for every 1.0% of improvement in our EPS, year over prior year, up to 20%. The senior managing director incentive compensation program will become operative beginning in 2007 for bonuses earned by designated participants in 2006. Of the awards granted in 2005 under the 2004 Plan and 1997 Plan, stock options exercisable for 152,500 shares of common stock have been awarded as incentives to 16 present and former senior managing directors. In April 2006, the Compensation Committee authorized stock option awards for up to 710,000 shares of common stock and restricted stock awards for up to 116,500 shares of common stock to designated senior managing directors and the practice group leader within our Corporate Finance practice group under our 2004 Plan. Those awards were granted subject to and effective at the date such senior managing director or practice group leader enters into a new employment agreement with us. After giving effect to all these awards, 254,382 shares will be available for award under the 2004 Plan, of which 46,628 may be awarded as stock-based awards (including restricted stock awards).

     Without stockholder approval of the 2006 Plan, we will not have sufficient authorized shares of common stock under the 2004 Plan to fund the senior managing director incentive compensation program, including future years’ equity awards under that program, non-employee director equity awards under the Director Plan, and other equity awards that the administrator could determine would be in our best interests to make.

2006 GLOBAL LONG-TERM INCENTIVE PLAN

     In view of the limited number of shares available for grant under the 2004 Plan and 1997 Plan, we are asking you to approve the 2006 Plan and authorize 4,000,000 shares of our common stock, par value $0.01 per share, for award to participants in the plan. Of the 4,000,000 shares available for award under the 2006 Plan as stock options, stock appreciation rights, performance-based and cash-based incentives, a limited number of 2,500,000 shares will be available under the 2006 Plan for restricted and unrestricted stock and other direct stock awards.

     The Compensation Committee of our Board has been designated as the administrator of the 2006 Plan. The administrator has been delegated the authority to grant awards to employees who are foreign nationals or employed outside the U.S. on any different terms and conditions than those specified in the 2006 Plan as it, in its discretion, believes to be necessary or desirable to accommodate differences in applicable law, tax policy or custom, or to qualify for preferred tax treatment under non-U.S. tax laws or otherwise comply with the regulatory requirements of non-U.S. jurisdictions. The administrator may also establish or approve any sub-plans to the 2006 Plan as it believes to be necessary or appropriate for these purposes without altering the terms of the 2006 Plan in effect for other participants, except for such changes as may be required to be submitted to stockholders for approval or cause the 2006 Plan to cease to comply with certain provisions of the U.S. securities laws or the Code. Initially, only employees located in the U.S. will participate in the 2006 Plan.

Summary

     The following is a summary of the 2006 Plan. The following general summary is qualified in its entirety by the FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan attached to this Proxy Statement as Appendix A. You may request a copy of the 2006 Plan without charge from the Secretary of FTI at 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202, telephone number (410) 951-4800.

Shares Available; Limitation on Issuance of Stock-Based Awards

     The maximum number of shares that may be issued in respect to awards granted under the 2006 Plan, which constitute direct restricted and unrestricted stock awards as well as other stock-based awards, including, without limitation, phantom stock, performance awards and performance units (collectively, “Stock-Based Awards,” and together with stock options and stock appreciation rights, “Awards”), as described below under “—Types of Awards and Grants,” will be limited to 2,500,000 of the 4,000,000 shares we are asking stockholders to authorize pursuant to the 2006 Plan. We believe that generally a Stock-Based Award is more valuable to the grantee than a stock option or stock appreciation right for the same number of shares. The senior managing director incentive compensation program contemplates the issuance of more Stock-Based Awards than stock option awards.

     The maximum number of shares of our common stock as to which Awards may be granted, in the aggregate and with respect to any type of Award, and the maximum number of shares with respect to which Awards may be granted during any one calendar year to any individual, and the number of shares covered by and the exercise price and other terms of outstanding Awards, may be subject to adjustment in the event of a non-change in control transaction affecting our common stock, or our capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation, share exchange or other similar transaction, or a stock dividend, stock split, reverse stock split, issuance of rights or warrants or other similar events, unless at the time the Board approves such transaction or event, the Board determines that no adjustment will be made with respect to any or all particular Awards. Shares of common stock that relate to Awards that have been settled in cash, terminate or expire unexercised, or are repurchased, or otherwise forfeited will be restored to the 2006 Plan and thereafter will be available for future Awards; provided, however, that any shares that are repurchased by us in connection with any Award or that are otherwise forfeited after issuance will not be available for purchase pursuant to incentive stock options intended to qualify under Section 422 of the Code. The shares of common stock to be issued under the 2006 Plan will come from authorized but unissued shares of our common stock, treasury shares or our open market purchases of our common stock.

No Stock Option and Stock Appreciation Right Reloads, Repricings or Cancellations

     The 2006 Plan does not provide for the automatic reload of stock options once they are exercised. In addition, the repricing of stock options and stock appreciation rights is not permitted under the 2006 Plan, without the approval of stockholders. This provision applies to both direct repricings, lowering the exercise price of a stock option or value of a stock appreciation right after grant, and indirect repricings, canceling an outstanding stock option or stock appreciation right and granting a replacement stock option with a lower exercise price or stock appreciation right with a lower value, and buying out options or stock appreciation rights for cash, without the prior approval of our stockholders.

Limitation on Individual Awards

     Under the 2006 Plan, the administrator may not grant Awards, in any combination, for more than 750,000 shares to any individual in any calendar year. Such per-individual limit will not be adjusted to reflect any Award (and related shares of common stock) of an individual that has been terminated, surrendered or canceled.

No Annual “Evergreen” Provision

     The 2006 Plan provides for a fixed allocation of shares of common stock.

No Loans

     The 2006 Plan does not authorize FTI to make loans to plan participants to finance the acquisition of shares.

No Discount Stock Options

     The 2006 Plan prohibits the grant of a stock option with an exercise price of less than the fair market value of our common stock on the date of grant.

Plan Administration

     The 2006 Plan is administered by the Compensation Committee of the Board. The Compensation Committee, as administrator, has the sole authority to interpret the 2006 Plan and set the terms of all Awards, including determining the performance goals associated with performance-based awards, determining the recipients of Awards, and making policies and procedures relating to administration of the 2006 Plan. The administrator may accelerate or otherwise change the time in which an Award may be exercised or becomes payable and may waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee’s employment or other relationship with us; provided, however, that no such waiver or acceleration of lapse restrictions will be made with respect to a performance-based stock award granted to an executive officer of FTI if such waiver or acceleration is inconsistent with Section 162(m) or Section 409A of the Code to the extent applicable.

Eligibility

     As of March 15, 2006, 1,437 employees, including 150 senior managing directors, four practice heads and 12 officers, and seven non-employee directors, a total of 1,444 persons, as well as individual service providers of FTI and our subsidiaries will be eligible to participate in the 2006 Plan. The administrator has the authority to select participants and to determine the amount, type and terms of each Award. The administrator may also grant new Awards to replace outstanding options or other equity-based compensation when we acquire another company and, where appropriate, to mirror the terms of those replaced options or other equity-based compensation awards.

Types of Awards and Grants

     Pursuant to written award agreements, and subject to the provisions of the 2006 Plan, the administrator may award stock options (including nonstatutory and incentive stock options), stock appreciation rights, restricted and unrestricted stock, stock and cash-based phantom stock, performance-based awards, other incentive and stock-based awards, and cash-based awards, or any combination thereof as described below:

a.	Stock Options. A stock option represents the right to purchase a share of common stock at a predetermined exercise price. The administrator, in its discretion, may grant nonstatutory stock options or incentive stock options to qualified participants. The administrator will set the terms of each stock option, including the number of shares, exercise price, vesting period, and option duration, but in no event will any option term exceed ten years. All options must have an exercise price at least equal to the closing price of one share of our common stock as reported on the NYSE (or other principal securities exchange on which shares of our common stock are then listed) on the date of grant. The administrator, in its sole discretion, in the applicable award agreement may authorize stock options to be exercised, in whole or in part, by payment in full of the exercise price in cash, or by delivery of previously owned shares of common stock, or through a broker cashless exercise program. The fair market value of one share of our common stock on March 15, 2006, as reported on the NYSE for that day, was $27.83.

b.	Stock Appreciation Rights. The administrator may from time to time grant to eligible participants awards of stock appreciation rights, or SARs. A SAR entitles the recipient to receive a payment having an aggregate value equal to the product of (1) the excess of (A) the fair market value on the exercise date of one share of common stock over (B) the base price per share specified in the applicable award agreement, times (2) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment of the amount payable upon any exercise of a SAR may be made by the delivery of shares of common stock or cash, or any combination of shares of common stock and cash, as determined in the sole discretion of the administrator. If upon settlement of the exercise of a SAR the holder is to receive a portion of such payment in shares of common stock, the number of shares will be determined by dividing such portion by the fair market value of a share of common stock on the exercise date. No fractional shares will be used for such payment and the administrator will determine whether cash will be given in lieu of such fractional shares or whether such fractional shares will be eliminated. For purposes of counting against the 4,000,000 aggregate share limitation of the 2006 Plan, SARs to be settled in shares of common stock will be counted in full, regardless of the number of actual shares issued upon settlement of the SARs.

c.	Stock Awards. Restricted stock is shares of common stock that are awarded to a participant and that are subject to forfeiture or vesting during a pre-established period if certain conditions are met. Unrestricted stock is shares of common stock that are not subject to forfeiture or vesting conditions. Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered so long as it is subject to forfeiture or has not vested. A holder of restricted or unrestricted stock will generally have all the rights of a holder of shares of common stock, including the right to receive any dividends and to vote, even during the restricted period. Any dividends with respect to shares of restricted stock that are payable in shares of common stock will be paid in the form of shares of restricted stock, and any cash dividends with respect to shares of restricted stock will be reserved and held by us for the holder and paid upon the satisfaction of applicable vesting conditions.

d.	Phantom Stock. Phantom stock awards, including phantom stock units, restricted stock units and stock units (collectively, “stock units”), are full value awards denominated in stock-equivalent units. The amount and terms of a stock unit award will be set by the administrator pursuant to a written award agreement. Stock units granted to a participant will be credited to a bookkeeping reserve account solely for accounting purposes and will not require a segregation of any of our assets. An award of stock units may be settled in shares of our common stock, in cash, or in a combination of shares of common stock and cash, as determined in the sole discretion of the administrator. Except as otherwise provided in the applicable award agreement, in the sole discretion of the administrator, the holder of stock units will not have any rights of a stockholder with respect to any shares of common stock represented by a stock unit solely as a result of the grant of a stock unit.

e.	Performance Awards. Performance awards are awards of cash, shares of common stock, or a combination of cash and shares of common stock, which become vested or payable upon the satisfaction of pre-determined performance goals over the pre-determined performance period established by the administrator. The performance goals will be based on one or more of the following criteria: earnings before interest, taxes, depreciation and amortization, or EBITDA, stock price, earnings per share, net earnings, operating or other earnings, profits, revenues, net cash flow, financial return ratios, return on assets, stockholder return, return on equity, growth in assets, market share or strategic business criteria consisting of one or more objectives based on meeting specified goals such as business or operating goals, revenue or other financial goals, market penetration goals, geographic business expansion goals or goals relating to acquisitions or strategic partnerships. The performance period may be one year or longer. Upon completion of a performance period, the administrator will determine whether the performance goals have been met within the established performance period, and certify in writing to the extent such goals have been satisfied.

f.	Other Stock-Based Awards. Other stock-based awards are awards, which are denominated or valued in whole or in part by reference to, or otherwise based on or related to, the value of our common stock. Other stock-based awards may be denominated in cash, in shares of common stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into shares of common stock, or in any combination of the foregoing and may be paid in shares of common stock or other securities, in cash, or in a combination of shares of common stock or other securities and cash, all as determined in the sole discretion of the administrator. The administrator will set the terms and amounts of other stock-based awards, if any, pursuant to a written award agreement.

g.	Other Cash-Based Awards. The administrator may from time to time grant cash-based awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Cash-based awards shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of our assets, and will be payable in only cash.

Incentive Stock Option Limits

     Three special limits apply to incentive stock options under the 2006 Plan. The first limitation is that treatment of incentive stock options is limited based on when the options first become exercisable; only the first $100,000 of shares of common stock (valued as of the date of grant) that become exercisable under an individual’s incentive stock options in a given year will be eligible to receive incentive stock option tax treatment. The second limitation is that the exercise price must at least equal 100% of the fair market value of the shares on the date of grant of the option. The third limitation is that the exercise price for stockholders holding more than 10% of our outstanding common stock must at least equal 110% of the fair market value of our common stock. The 2006 Plan does not permit the exercise price to be less than the fair market value per share of our common stock on the date of grant for any option.

Separate Consideration

     We will not receive separate consideration for the granting of Awards under the 2006 Plan, other than related to the services the participants provide.

Change in Control

     The 2006 Plan defines “Change in Control” to mean (1) the acquisition (other than by us) in one or more transactions by any person or entity of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of 50% or more of (A) the then outstanding shares of our securities, or (B) the combined voting power of our then outstanding securities entitled to vote generally in the election of directors (the “Company Voting Stock”); (2) the closing of a sale or other conveyance of all or substantially all of our assets; or (3) the effective time of any merger, share exchange, consolidation, or other business combination involving us if immediately after such transaction persons or entities who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons or entities who, immediately prior to such transaction, held the Company Voting Stock. In the applicable award agreement or sub-plan, the administrator may specify a different definition of Change in Control for any Award as the administrator deems necessary or desirable, including, without limitation, for purposes of any Award or sub-plan that constitutes a “nonqualified deferred compensation plan” or that provides for the “deferral of compensation,” as such terms are defined under Code Section 409A, the administrator, in its discretion, may specify a different definition of Change in Control in order to comply with the provisions of Code Section 409A under any Award or sub-plan, or determining that the sale of assets or securities or the merger, share exchange, consolidation, or other business combination involving less than all of FTI, including a business line, practice group or subsidiary could be deemed a “Change in Control” under one or more award agreements. The administrator may establish the treatment of Awards upon a change in control in the applicable award agreement. Under the 2006 Plan, the administrator may provide that outstanding Awards held by individuals or groups of participants be treated differently than those held by other participants. The administrator may provide that vesting of outstanding Awards to some or all participants will accelerate upon a change in control. If the administrator does not specify a particular treatment of a participant’s Awards on a change in control in the applicable award agreement, under the 2006 Plan, outstanding Awards that are payable in or convertible into common stock will terminate upon the effective time of such change in control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the substitution of the equivalent awards of, the surviving or successor entity or its parent. In the event of such termination, (A) the outstanding Awards that will terminate upon the effective time of the change in control will become fully vested immediately before the effective time of the change in control, and (B) the holders of Awards will be permitted, immediately before the change in control, to exercise or convert all or portions of such Awards under the 2006 Plan that are then exercisable or convertible or which become exercisable or convertible upon or prior to the effective time of the change in control. The treatment upon a change in control of performance or incentive awards that are not payable in or convertible into common stock will also be determined by the administrator and will be set forth in the applicable award agreement.

Amendments and Termination

     The Board may terminate, amend or modify the 2006 Plan or any portion hereof at any time; provided, however, that without approval of our stockholders, no such amendment or modification will be made that (a) increases the total (i) shares of common stock that may be granted under the 2006 Plan, (ii) shares that may be issued with respect to any Stock-Based Award, or (iii) annual share limitations applicable to individuals or Awards (except in each case for adjustments to common stock for corporate transactions or other events such as stock splits, reverse stock splits and stock dividends as provided in the 2006 Plan) or (b) is required to be submitted to stockholders for approval under applicable law or the rules of the NYSE (or other principal securities exchange on which shares of our common stock are then listed). Except as otherwise determined by the Board, termination of the 2006 Plan will not affect the administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. The administrator may take such actions as it deems appropriate to ensure that the 2006 Plan and any Awards may comply with any tax, securities or applicable law. To the extent any provision of the 2006 Plan or any Award, or action by the Board or administrator would subject any participant to liability for interest or additional taxes under Code section 409A, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board. It is intended that the 2006 Plan and any Awards will comply with Section 409A to the extent applicable, and the 2006 Plan and any Awards shall be interpreted and construed on a basis consistent with such intent. The 2006 Plan or any Award may be amended in any respect deemed necessary (including retroactively) by the Board in order to preserve compliance with Section 409A.

Exercisability; Transferability of Awards

     The administrator, in its discretion, has the authority to enact any terms and conditions with respect to the vesting or exercisability of an Award during and following the end of a recipient’s employment or other relationship with us, including, retirement, termination with and without cause, termination with good reason, contract non-renewal, death or disability. In the award or employment agreement, the administrator may provide for acceleration of all or a portion of Awards and the continued exercise of Awards after such event for all or a portion of the remaining term of the Award whether or not the participant is then an employee or service provider. A participant cannot transfer his or her Awards to someone other than upon death.

Effective Date of the 2006 Plan

     The 2006 Plan will be effective upon the approval by our stockholders at the Annual Meeting of Stockholders scheduled for June 6, 2006. No Award will be granted under the 2006 Plan before approval by our stockholders or after the tenth anniversary of the date of approval by our stockholders. Subject to other applicable provisions of the 2006 Plan, all Awards made prior to the termination of the 2006 Plan, will remain in effect until the Awards have been satisfied or terminated, expired, surrendered or canceled in accordance with the 2006 Plan or the terms of such Awards under the applicable award agreements.

Awards in Foreign Countries

     The administrator has the authority to grant Awards to employees of FTI and our subsidiaries who are foreign nationals or employed outside the U.S. on any different terms and conditions than those specified in the 2006 Plan that the administrator, in its discretion, believes to be necessary or desirable to accommodate differences in applicable law, tax policy or custom, or to qualify for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, while furthering the purposes of the 2006 Plan. The administrator may also establish or approve any sub-plans to the 2006 Plan and may allocate all or a portion of authorized shares under the 2006 Plan for award pursuant to such sub-plan(s), as it believes to be necessary or appropriate for these purposes without altering the terms of the 2006 Plan in effect for other participants; provided, however, that the administrator, without stockholder approval, may not make any sub-plan that (a) increases individual share ownership limitations in the 2006 Plan, (b) increases the number of shares available under the 2006 Plan (c) increases the number of shares available for stock-based awards under the 2006 Plan; or (d) causes the 2006 Plan to cease to satisfy any conditions under Rule 16b-3 under the Exchange Act or causes the grant of any performance Award to fail to qualify for an income tax deduction pursuant to Section 162(m) of the Code. Subject to the foregoing, the administrator may amend, modify, administer or terminate such sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans. Stock-Based Awards to non-U.S. participants outside of the U.S. will count towards the 2,500,000 share limitation for Stock-Based Awards under the 2006 Plan. Initially, only employees located in the U.S. will participate in the 2006 Plan.

U.S. Federal Income Tax Consequences

     The following summary is intended only as a general guide to the U.S. federal income tax consequences under current law of incentive stock options and nonstatutory stock options, which are authorized for grant under the 2006 Plan. It does not attempt to describe all possible federal or other tax consequences of participation in the 2006 Plan or tax consequences based on particular circumstances. The tax consequences may vary if options are granted outside the U.S.

Incentive Stock Options

     An optionholder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Code Section 422. However, an optionholder may be subject to the alternative minimum tax if the fair market value of our common stock on the date of exercise exceeds the optionholder’s purchase price for the shares. Optionholders who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon a sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionholder satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If an optionholder disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the optionholder will normally recognize ordinary income in the tax year during which he disqualifying disposition occurs equal to the lesser of the difference between (i) the fair market value of the shares on the date of exercise and the purchase price of such shares, or (ii) the sales price and the purchase of such shares. The optionholder will normally also recognize capital gain equal to the difference, if any, between the sales price and the fair market value of such shares on the exercise date. However, if a loss is recognized on the sale (i.e., the sales price is less than the purchase price of the disposed shares), the optionholder will not recognize any ordinary income and such loss will be a capital loss. Any ordinary income recognized by the optionholder upon the disqualifying disposition of the shares generally will result in a deduction by us for federal income tax purposes.

Nonstatutory Stock Options

     Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionholder generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionholder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as a capital gain or loss. No tax deduction is available to us with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionholder as a result of the exercise of a nonstatutory stock option.

Other Considerations

     The Code allows publicly held corporations to deduct compensation in excess of $1.0 million paid to the corporation’s chief executive officer and its four other most highly compensated executive officers if the compensation is payable solely based on the attainment of one or more performance goals and certain statutory requirements are satisfied. We intend for compensation arising from grants of Awards under the 2006 Plan that are based on performance goals, and compensation arising from grants of stock options and stock appreciation rights granted at fair market value, to be deductible by us as qualified performance-based compensation not subject to the $1.0 million limitation on deductibility.

Plan Benefits

     We cannot fully determine at this time the amount or dollar value of benefits to be provided under the 2006 Plan, other than to note that the administrator has not granted options contingent on approval of the 2006 Plan, and that pursuant to a standing grant first authorized by the Compensation Committee in December 1996, and affirmed in March 2005, as part of his long-term equity compensation, Mr. Dunn would be eligible to receive his quarterly standing stock option awards exercisable for 22,500 shares of common stock (as adjusted for prior stock splits and dividends) as of the date following our quarterly public earnings release at an exercise price equal to 10% above the closing price per share of our common stock on the NYSE on the date of grant under the 2006 Plan. The table below shows, for the grants made in 2005 under the 2004 Plan and the 1997 Plan, the number of shares underlying stock option awards and restricted stock awards granted to the five most highly compensated executive officers named in “Executive Officers’ and Compensation – Summary Compensation Table,” all current executive officers as a group, all non-employee directors as a group, and all other non-executive employees as a group.

	Number of Shares
	Underlying Stock	Exercise Price	Restricted
Name And Position	Option Awards	per Share ($)	Stock Awards
Jack B. Dunn, IV	22,500	21.07	—
President and Chief Executive Officer	22,500	23.72	—
	22,500	26.36	—
	22,500	28.86	—

Dennis J. Shaughnessy	—	—	—
Chairman of the Board

Dominic DiNapoli	100,000	26.24	125,000
Executive Vice President and Chief Operating
Officer

Theodore I. Pincus	—	—	—
Executive Vice President and Chief Financial
Officer

Barry S. Kaufman	—	—	—
Executive Vice President and Chief Risk
Management Officer

Executive Officer Group (seven persons)	275,000	24.53[1]	135,000

Non-Executive Director Group (seven persons)	236,996	22.36	37,500

Non-Executive Employee Group	427,500	19.93[1]	—
____________________

1	Stock options have been awarded on various dates at various exercise prices. Represents the average exercise price per share for all stock option awards to the group.

Financial Accounting Standards Statement of Financial Accounting 123(R)

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123(R) “Share-Based Payment” in December 2004. Statement No. 123(R) requires all stock-based payments to employees and directors to be recognized in the financial statements based on their fair values, using prescribed option-pricing models. Upon adoption of Statement No. 123(R), pro forma disclosure will no longer be an alternative to financial statement recognition. Accordingly, the adoption of the fair-value method prescribed by Statement No. 123(R) will have a significant impact on the accounting for stock options under the 2006 Plan. As of January 1, 2006, we adopted Statement No. 123(R) using the modified prospective method. That method requires us to recognize compensation cost beginning with the effective date of adoption based on (a) the requirements of Statement No. 123(R) for all share-based payments granted after the effective date of adoption and (b) the requirements of Statement No. 123 for all unvested awards granted to employees prior to the effective date of adoption. Prior to approval of the 2006 Plan by the Board, the Board and the Compensation Committee considered the impact of Statement No. 123(R).

The Board of Directors Unanimously Recommends That You Vote FOR Proposal No. 2.

PROPOSAL NO. 3 — APPROVE AND ADOPT THE FTI CONSULTING, INC.
DEFERRED COMPENSATION PLAN FOR KEY EMPLOYEES AND NON-EMPLOYEE
DIRECTORS

INTRODUCTION

     On March 29, 2006, the Board, upon the recommendation of the Compensation Committee, approved and adopted the FTI Consulting, Inc. Deferred Compensation Plan for Key Employees and Non-Employee Directors (the “Deferred Compensation Plan”), authorized up to 1,500,000 shares of our common stock to be available for award in the form of stock units and restricted stock units pursuant to the plan over a ten year period, subject to approval by our stockholders, and authorized submission of the Deferred Compensation Plan to our stockholders for approval at the 2006 Annual Meeting. The Board believes that the Deferred Compensation Plan will provide us with an advantage in attracting and retaining key employees and non-employee directors by providing such persons with additional incentives to serve FTI by increasing their proprietary interest in our success. In general, the Deferred Compensation Plan empowers the administrator to grant stock units and restricted stock units to employees at the senior managing director and practice group leader level or higher or other highly compensated positions with FTI and our subsidiaries in and outside of the U.S., and to non-employee directors of FTI. Executive officers and other officers of FTI designated as officers subject to Section 16 of the Exchange Act will not be eligible to participate in the Deferred Compensation Plan. No equity awards will be made under the Deferred Compensation Plan unless and until it is approved by stockholders. Initially, only eligible employees located in the U.S. and non-employee directors will participate in the Deferred Compensation Plan.

     On May 18, 2005, the Board approved and adopted the Director Plan and Restated 2004 Plan to implement and carry out the Director Plan. The Restated 2004 Plan eliminated the formula non-employee director awards provided for in the 2004 Long-Term Incentive Plan approved by our stockholders on May 19, 2004. In addition, certain changes were made to designate the Director Plan as a sub-plan of the 2004 Long-Term Incentive Plan and to comply with Section 409A of the Code. The Director Plan allows each non-employee director to elect to defer, until the director’s service on our Board terminates, payment of his annual retainer otherwise payable in cash for the upcoming year, and his cyclical three year equity award. See “Information about the Board of Directors and Committees – Non-Employee Director Compensation” for a description of non-employee director compensation. Deferred non-employee director annual retainer compensation will be recorded to a bookkeeping reserve account as fully vested stock units. Deferred non-employee director cyclical equity compensation will be recorded to a bookkeeping reserve account as restricted stock units subject to forfeiture to the extent they have not vested before a termination event under the Director Plan. Subject to share availability, if the Board authorizes payment of dividends, on the Board authorized payment date, stock dividend equivalents in the form of stock units or restricted stock units, as applicable, will be credited during the deferral period to a participant’s account. The Board approved the Restated 2004 Plan and the Compensation Committee approved the Director Plan pursuant to authority granted under section 7(e) of the 2004 Plan. We were not required to submit any of the changes to our stockholders for approval. The Restated 2004 Plan and the Director Plan and the related forms of award agreements for non-employee directors were filed with the SEC as exhibits to our Current Report on Form 8-K filed on May 24, 2005.

     If the Deferred Compensation Plan is approved by our stockholders, the Board and the Compensation Committee intend to approve and adopt amendments to the Director Plan to eliminate its status as a sub-plan of the 2004 Plan, and to allow equity awards to non-employee directors under the Director Plan to be made through other stockholder approved equity compensation plans, including the Deferred Compensation Plan. The Board and the Compensation Committee have the power to approve and adopt the contemplated amendments to the 2004 Plan and the Director Plan without stockholder approval.

DEFERRED COMPENSATION PLAN FOR KEY EMPLOYEES AND NON-EMPLOYEE DIRECTORS

     We are asking you to approve the Deferred Compensation Plan and authorize 1,500,000 shares of our common stock, par value $0.01 per share, for award as stock units and restricted stock units on account of compensation deferred by participants in the plan.

Summary

     The following is a summary of the Deferred Compensation Plan. The following general summary is qualified in its entirety by the FTI Consulting, Inc. Deferred Compensation Plan for Key Employees and Non-Employee Directors attached to this Proxy Statement as Appendix B. You may request a copy of the Deferred Compensation Plan without charge from the Secretary of FTI at 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202, telephone number (410) 951-4800.

Deferred Awards

     Under the Deferred Compensation Plan, awards of stock units and restricted stock units (collectively, the “Deferred Awards”) may be granted to participants. A stock unit means the expression on our books of a unit which is equivalent to one share of our common stock. A restricted stock unit means the expression on our books of a unit which is equivalent to one share of our common stock that is subject to any restrictions that the administrator may impose. Stock units and restricted stock units are credited to a participant’s account, which is a separate bookkeeping reserve account.

Shares Reserved for Deferred Awards

     The maximum number of shares that may be issued in respect to Deferred Awards of any combination under the Deferred Compensation Plan that we are asking our stockholders to authorize is 1,500,000 shares of our common stock. The shares of common stock issued pursuant to the Plan may come from authorized and unissued shares, treasury shares or shares purchased by us in the open market. If any Deferred Award, or portion of a Deferred Award, under the Plan is settled in cash without delivery of shares of common stock, or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of common stock are repurchased by or surrendered to us in connection with any Deferred Award, or if any shares are withheld, the shares subject to such Deferred Award and the repurchased, surrendered and withheld shares shall thereafter be available for further Deferred Awards under the Deferred Compensation Plan. The crediting of stock units or restricted stock units to the participant’s account will not entitle such participant to voting or other rights as a stockholder until shares of common stock are issued upon distribution of his account, but shall entitle him to receive dividend equivalents.

Limits on Individual Deferred Awards

     The maximum number of shares of common stock subject to Deferred Awards of any combination that may be granted during any calendar year to any one individual under the Deferred Compensation Plan will be limited to 100,000 shares. Such per-individual limit shall not be adjusted to effect a restoration of shares of common stock with respect to which the related Deferred Award is terminated, surrendered or canceled.

Settlement of Deferred Awards

     Deferred Awards will be denominated in, valued in whole or in part by reference to, or otherwise based on or related to, the closing price per share of our common stock as reported on the NYSE (or other principal securities exchange on which shares of our common stock are then listed) on the date of grant or the next preceding date on which public trading of our common stock occurs, as determined in the administrator’s discretion. Each stock unit or restricted stock unit will be settled by delivery of common stock. Fractional shares of common stock will be settled in cash.

Plan Administration

     The Compensation Committee will administer the Deferred Compensation Plan. The administrator has the sole authority to grant Deferred Awards, prescribe grant agreements evidencing such Deferred Award and establish programs for granting Deferred Awards, to the extent not inconsistent with the Deferred Compensation Plan or the Director Plan, as applicable. The administrator will have full power and authority, in its discretion, to administer and interpret the Deferred Compensation Plan, as well as grant agreements and all other documents relevant to the Deferred Compensation Plan and Deferred Awards. The administrator has the authority to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Deferred Compensation Plan and for the conduct of its business as the administrator deems necessary or advisable. The administrator may delegate certain administrative or ministerial duties to a subcommittee of the administrator or to one or more of our employees, but shall retain the ultimate responsibility for the interpretation of the Deferred Compensation Plan. The administrator may appoint accountants, actuaries, counsel, advisors and other persons that it deems necessary or desirable in connection with the administration of the Deferred Compensation Plan.

     The administrator has the authority to grant Deferred Awards to eligible employees who are foreign nationals or employed outside the United States on any different terms and conditions than those specified in the Deferred Compensation Plan that the administrator, in its discretion, believes to be necessary or desirable to accommodate differences in applicable law, tax policy or custom, or to qualify for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, while furthering the purposes of the plan. The administrator may also establish or approve any sub-plans to the Deferred Compensation Plan as it believes to be necessary or appropriate for these purposes without altering the terms of the Deferred Compensation Plan in effect for other participants; provided, however, that the administrator may not make any sub-plan that increases the aggregate shares of common stock authorized under the plan, or with respect to any individual during any one calendar year. Subject to the foregoing, the administrator may amend, modify, administer or terminate such sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.

Eligible Participants

     Employees of FTI and our subsidiaries at the senior managing director and practice group leader levels and higher or other highly compensated employees designated by the administrator will be eligible to participate in the Deferred Compensation Plan. In addition, deferred equity awards under the Director Plan may be funded through the Deferred Compensation Plan. Executive officers and other officers of FTI designated as officers subject to Section 16 of the Exchange Act will not be eligible to participate in the Deferred Compensation Plan. As of March 15, 2006, 150 employees at the senior managing director level and four at the practice group leader level, and seven non-employee directors, would be eligible under the Deferred Compensation Plan. As of March 15, 2006 one non-employee director has a valid election in force to receive his annual retainer payable June 5, 2006 in the form of stock units provided he is a director of FTI on that date.

Deferrable Compensation

     Participants (other than non-employee directors) in the Deferred Compensation Plan will be eligible to defer up to 33.33% of their respective incentive compensation bonus payment (an “Eligible Bonus”), if any, awarded by us pursuant to a designated performance based incentive compensation plan with respect to a plan year. Non-employee directors who receive compensation pursuant to the Director Plan will be eligible to defer their respective annual retainer payment in the form of stock units and cyclical equity awards in the form of restricted stock units pursuant to the Director Plan and the Deferred Compensation Plan.

Deferral Elections

     Eligible employees will be asked to make their elections within 30 days following the date of approval of the plan by our stockholders, to defer Eligible Bonuses earned during 2006 payable in 2007 under the Deferred Compensation Plan and by June 30 of the prior plan year thereafter. Each non-employee director must make his election to defer all or a portion of his annual retainer or cyclical equity award, as applicable, by December 31 of the prior plan year. Employees and non-employee directors who first become eligible to participate during a plan year will have 30 days from the date they first become eligible to elect whether to defer payments under the Deferred Compensation Plan or the Director Plan, as the case may be. No Deferred Awards will be granted under the Deferred Compensation Plan until it has been approved by our stockholders.

Adjustments to Deferred Awards

     The maximum total number of shares of our common stock as to which Deferred Awards may be granted under the Deferred Compensation Plan and the individual annual limitation on Deferred Awards, may be subject to adjustment in the event of a non-change in control transaction affecting our common stock, or our capitalization, by reason of stock dividend, stock split, reverse stock split or other similar events. The administrator may make adjustments, in its discretion, to address the treatment of fractional restricted stock units or stock units that arise with respect to eligible employee and non-employee director accounts as a result of any stock dividend, stock split or reverse stock split.

     Except with respect to the transactions described in the preceding paragraph, in the event of any change affecting our common stock, or our capitalization, by reason of a spin-off, stock split-up, stock distribution, other reclassification of our common stock, combination or exchange of shares, merger, consolidation, recapitalization or any other corporate event affecting our common stock or the share price of our common stock, other than any such change that is part of a transaction resulting in a “change in control” (as defined in the plan), the administrator, in its discretion and without the consent of the holders of the Deferred Awards, may make (A) appropriate adjustments to the maximum total number of shares reserved for issuance or with respect to which Deferred Awards may be granted under the Deferred Compensation Plan, and with respect to any individual during any one calendar year; and (B) any adjustments in outstanding Deferred Awards, including but not limited to modifying the number, kind and price of securities subject to Deferred Awards.

     The terms and conditions of the Deferred Compensation Plan will apply with equal force to any additional and/or substitute securities or other property (including cash) received by a participant in exchange for, or by virtue of the participant having been credited with, restricted stock units or stock units, except as otherwise determined by the administrator.

Cash Credit in lieu of Stock Awards

     In the event that the administrator determines, in its discretion, that there are insufficient shares of common stock available for award to employee participants under the Deferred Compensation Plan as of an applicable grant date (or the next preceding date on which public trading of our common stock occurs, as determined in the administrator’s discretion) to make Deferred Awards to all employee participants who have valid deferral elections in force, the administrator, in its discretion, may credit cash amounts, in lieu of stock units or restricted stock units, as applicable, to the account of one or more of such participants for some or all of the amount that such participant elected to defer. Such credited cash amounts shall accrue interest at a rate of 6% per annum.

Dividend Equivalents

     Upon a declaration and payment of cash dividends on our common stock, participants will be credited with stock units or restricted stock units, as applicable, equal to the quotient, rounded down to the nearest whole share, determined by dividing (a) the aggregate value of the dividend that would have been payable on the stock units or restricted stock units credited to such participant’s account immediately prior to such payment date had the shares of common stock represented by such stock units or restricted stock units, as the case may be, been outstanding as of such payment date, by (b) the closing price per share of our common stock as reported on the NYSE (or other principal securities exchange on which shares of our common stock are then listed) on the payment date of the dividend; provided, however, that if the administrator determines, in its discretion, that there are then insufficient shares of common stock available for award under the Deferred Compensation Plan as of the dividend payment date to credit dividend equivalent stock units or restricted stock units, as the case may be, to a participant’s account, then the administrator, in its discretion, may credit one or more participant’s accounts with dividend equivalents in the form of cash.

Distribution of Accounts

     Subject to Section 409A of the Code, amounts credited to an employee participant’s account will be distributed to him as soon as practicable following the earliest of: (a) the applicable valid payment date (if any) designated by such participant for such amounts; (b) the date of his “separation from service” (as that term is defined under the plan); (c) the date he becomes “disabled”(as that term is defined under the plan); (d) the date of his death; (e) the date of a “change in control” (as that term is defined under the plan); or (f) the occurrence of an “unforeseeable emergency (as that term and the prior distribution event terms are defined under the plan).

     Subject to Section 409A of the Code, amounts credited to a non-employee director’s account will be distributed to him as soon as practicable following the date on which a non-employee director ceases to serve as a member of the Board.

Amendments and Termination

     The Board may amend, modify or terminate the Deferred Compensation Plan at any time, provided, however, that no such amendment or modification shall be made that would increase the total number of shares of our common stock that may be granted under the plan, or with respect to any individual during any one calendar year. Upon termination of the Deferred Compensation Plan, no further Eligible Bonuses, in the case of employee participants, and annual retainer payments and cyclical equity awards, in the case of non-employee directors, will be eligible for deferral under the plan. Except as specifically provided otherwise in the Deferred Compensation Plan, no amendment or termination of the plan shall adversely affect the rights of a participant in any account that has been established prior to such amendment or termination absent the written consent of the affected participant. Except as otherwise determined by the Board, termination of the Deferred Compensation Plan will not affect the administrator’s ability to exercise its powers with respect to Deferred Awards granted under the plan prior to the date of such termination. Notwithstanding the foregoing, any amendment or modification of the Deferred Compensation Plan may be made (including retroactively, if necessary,) if the Board deems such amendment or modification necessary or proper to bring the Deferred Compensation Plan into conformity with any law or governmental regulation relating to the plan or to prevent an amount deferred under the plan from being subject to any federal, state or local tax prior to the distribution of the participant’s account in accordance with the terms of the plan.

U.S. Federal Income Tax Consequences

     Deferred Awards of stock units and restricted stock units generally do not constitute taxable income until such time as such Deferred Awards are paid out to the participant (see “— Distribution of Accounts” description above). FTI generally is entitled to a deduction when income is taxable to a participant. It is intended that all Deferred Awards under the Deferred Compensation Plan will comply with Section 409A of the Code.

Plan Benefits

     We cannot fully determine at this time the amount or dollar value of benefits to be provided under the Deferred Compensation Plan. As of December 31, 2005, one of the non-employee directors participating in the Director Plan has elected to defer his 2006 annual retainer in the amount of $50,000, which would be payable on June 5, 2006 if he is still a director on that date, in the form of deferred stock units. The number of stock units issuable on account of the $50,000 annual retainer would be determinable as of June 5, 2006 based on the closing price per share of our common stock as reported on the NYSE (or other principal securities exchange on which our common stock is then listed) for that date. No other deferral elections have been made by non-employee directors under the Director Plan.

The Board of Directors Unanimously Recommends That You Vote FOR Proposal No. 3.

PROPOSAL NO. 4 — APPROVE AND ADOPT THE FTI CONSULTING, INC.
2007 EMPLOYEE STOCK PURCHASE PLAN

INTRODUCTION

     The Board believes it is in our best interests to encourage stock ownership by our employees. We believe that an employee stock purchase plan provides a valuable incentive to foster equity ownership by our employees, thereby creating a stronger incentive to expend maximum effort for our growth and success.

     At our May 21, 1997 annual meeting, stockholders approved and adopted the FTI Consulting, Inc. Employee Stock Purchase Plan (the “1997 ESPP”). Since 1997, our stockholders have authorized up to an aggregate of 2,300,000 shares (adjusted for stock splits and stock dividends) of our common stock under the 1997 ESPP. By its terms, the 1997 ESPP provides that no offering period will begin after December 31, 2006. After December 31, 2006, any shares of our common stock previously authorized under the 1997 ESPP that have not been issued no longer will be authorized or reserved for issuance under the 1997 ESPP.

     On March 29, 2006, the Compensation Committee approved and recommended, and the full Board approved, the FTI Consulting, Inc. 2007 Employee Stock Purchase Plan (the “2007 ESPP”), subject to stockholder approval being obtained within 12 months following approval by the Board. Upon stockholder approval, the 2007 ESPP will be effective on January 1, 2007 (the “Effective Date”). The 2007 ESPP may cover employees of FTI and our eligible subsidiaries in and outside of the United States. The Compensation Committee has been delegated the authority to designate those eligible subsidiaries, and countries whose employees will be eligible to participate in the 2007 ESPP. The 2007 ESPP also delegates to the Compensation Committee the authority to establish and administer sub-plans for any purpose, including, but not limited to, qualifying for preferred tax treatment under U.S. and non-U.S. tax laws or otherwise complying with the regulatory requirements of U.S. and non-U.S. jurisdictions.

     Initially, only employees located in the U.S. will be eligible to participate in the 2007 ESPP. Participation by U.S. employees will be governed by the Rules of the United States Employee Stock Purchase Plan (a sub-plan of the 2007 ESPP) (the “U.S. Plan”), which was approved and adopted by the Compensation Committee on March 29, 2006. The U.S. Plan is intended to qualify for favorable income tax treatment under Section 423 of the Code.

     We are asking you to approve the 2007 ESPP and authorize 2,000,000 shares of our common stock, par value $0.01 per share, for sale to participants under the 2007 ESPP. For purposes of securing favorable Section 423 treatment, we are asking our stockholders to authorize the issuance of all shares described in the 2007 ESPP to employees in the U.S. pursuant to the U.S. Plan. The shares authorized under the 2007 ESPP will be allocated among eligible participants in other countries as determined by the Compensation Committee, in its sole discretion. Currently, the Compensation Committee has no intention of extending participation in the 2007 ESPP to eligible employees outside of the U.S.

FTI CONSULTING, INC. 2007 EMPLOYEE STOCK PURCHASE PLAN

Summary

     The following is a summary of the principal features of the 2007 ESPP. This summary is qualified in all respects by the full text of the 2007 ESPP, a copy of which is attached to this Proxy Statement as Appendix C. You may request a copy of the 2007 ESPP without charge from the Secretary of FTI at 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202, telephone number (410) 951-4800.

Administration and Eligibility

     The 2007 ESPP is administered by the Compensation Committee, which has the authority to make rules and regulations governing the administration of the 2007 ESPP. The administrator may delegate administrative and ministerial duties related to the 2007 ESPP in accordance with the terms of the 2007 ESPP. The administrator will have full power and authority to approve, establish, amend, modify and administer sub-plans under the 2007 ESPP, and prescribe, amend and rescind rules, regulations, procedures, terms and conditions relating to and administering sub-plans under the 2007 ESPP, for any purpose, including but not limited to, complying with the regulatory requirements of U.S. and non-U.S. countries and jurisdictions and qualifying for preferred tax treatment under U.S. and non-U.S. tax laws.

     An eligible participant means an employee of FTI or any of our eligible subsidiaries in the U.S. or any other country designated by the administrator who meets the eligibility requirements set forth in the country plan applicable to such country. The general terms and conditions of the 2007 ESPP apply to all participants; however, specific plan rules have been approved by the administrator for the U.S., and will be approved for each other country, when applicable, to conform to local laws and regulations. Any conflict between the terms of the 2007 ESPP or any country plan will be resolved in favor of the 2007 ESPP, unless the 2007 ESPP specifically provides otherwise.

Authorized Shares of Common Stock

     We are asking you to authorize 2,000,000 shares of our common stock, par value $0.01 per share, for sale to participants under the 2007 ESPP and U.S. Plan.

Participation

     Unless determined otherwise by the administrator, any employee who is employed with FTI or an eligible subsidiary on the first day of an offering period and regularly scheduled to work at least 20 hours per week will be eligible to participate in the 2007 ESPP; provided, however, that an employee may not make a purchase under the 2007 ESPP if such purchase would result in the employee’s owning shares of our common stock possessing 5% or more of the total combined voting power or value of our outstanding common stock. An eligible employee may participate voluntarily, by completing and submitting the appropriate form at designated times, according to the applicable country plan. Such form may authorize payroll deductions from the employee’s pay, or may establish a program for cashless sales of common stock or contribution of other consideration (subject to local laws, rules and regulations) according to the applicable country plan. An employee may actively participate in only one country plan at a time.

Terms

     The administrator, in its discretion, may establish a minimum or maximum payroll deduction or contribution amount. Payroll deductions commence with the pay period beginning after a participant’s application for participation is filed and recorded in the appropriate administrative office designated by the administrator and continue until the participant terminates participation in the 2007 ESPP or until the 2007 ESPP or applicable country plan is terminated. Subject to the maximum deductions set forth under the 2007 ESPP or applicable country plan (and consistent with otherwise applicable 2007 ESPP limitations), a participant may change the amount of his or her payroll deduction or contributions pursuant to administrative rules established by the administrator.

Offering Period

     Subject to the terms of the applicable country plan, “offering periods” are successive six month periods beginning on January 1, 2007.

2007 ESPP Limits

     No participant may be permitted to acquire more than $25,000 worth of shares of common stock during all offering periods in a calendar year. This limit will be monitored by the administrator or its delegate(s) and may be lower if established pursuant to the applicable country plan.

Purchase Price

     The “purchase price” per share for each offering period will be determined in accordance with the terms of each country plan, as the administrator, acting in its discretion, shall determine, provided, however, that in no event will the purchase price per share be less than 85% of the lower of the fair market value in United States Dollars of one share of our common stock on the (I) first day of an offering period, or (II) the last trading day of an offering period under the applicable country plan.

Termination of Participation

     Subject to rules set forth in each country plan, a participant, for any reason, may voluntarily terminate participation in the 2007 ESPP and the applicable country plan, by written notification of withdrawal delivered to the appropriate FTI office pursuant to administrative rules established by the administrator. A participant’s participation in the 2007 ESPP and applicable country plan will be involuntarily terminated upon termination of employment for any reason, or upon the participant no longer being eligible for participation. In the event of a participant’s voluntary or involuntary termination of participation in the 2007 ESPP and applicable country plan, no payroll deduction will be taken from any pay due thereafter and no other contributions will be accepted thereafter; and the balance in the participant’s account will be paid either to the participant or the participant’s estate, as the case may be, or, if the applicable country plan so permits, at the election of such participant or participant’s estate, will be retained to purchase shares of our common stock in accordance with normal procedures.

Termination or Suspension of 2007 ESPP and Country Plans

     The Board will have the power and authority, in its discretion, to terminate or suspend, and establish the conditions that will result in the termination or suspension of, the 2007 ESPP and any or all country plans. Notwithstanding any such Board discretion, no offering of shares of common stock pursuant to the 2007 ESPP or any country plan will occur after December 31, 2012 (or such earlier date specified in an applicable country plan), or when no more shares of our common stock remain available to be acquired under the 2007 ESPP or applicable country plan, whichever occurs first. Upon the termination of the 2007 ESPP or a country plan, all remaining credit balances in participants’ accounts will be returned to such participants. No amendment may be made and no suspension or termination may take effect in respect of rights already accrued to a participant as a holder of shares.

Use of Funds

     Funds received by us under the 2007 ESPP may be used for any general corporate purpose.

RULES OF THE UNITED STATES EMPLOYEE STOCK PURCHASE PLAN

     The following summarizes the principal provisions of the U.S. Plan.

General

Purpose of U.S. Plan

     The U.S. Plan offers eligible employees the opportunity to purchase shares of our common stock through after-tax payroll withholdings. The U.S. Plan is intended to qualify under Section 423 of the Code.

Administration of U.S. Plan

     The U.S. Plan will be administered by the Compensation Committee. The administrator is vested with full authority to make modifications (i) to establish conditions of employee participation, (ii) to determine our subsidiaries that are not eligible to participate in the U.S. Plan, (iii) to allocate authorized shares among the U.S. Plan and other country plans as it deems appropriate; and (iv) for any other purpose; provided that all such modifications enable the U.S. Plan to continue to satisfy the eligibility requirements of Section 423 of the Code and do not materially increase the cost of the U.S. Plan and the 2007 ESPP to us. Any determination or action of the administrator in connection with the administration or interpretation of the U.S. Plan shall be final and binding upon each U.S. employee and U.S. participant and all persons claiming under or through any U.S. employee or U.S. participant.

Eligibility of U.S. Employees

     Currently all of our U.S. employees are eligible to participate in the 2007 ESPP and the U.S. Plan (unless they hold more than 5% of our outstanding common stock), as long as they are regularly scheduled to work at least 20 hours per week. At March 15, 2006, about 1,400 U.S. employees were eligible to participate in 1997 ESPP, all of whom would have been eligible to participate in the U.S. Plan and 2007 ESPP had it been effective as of that date.

Shares of Common Stock Available Under U.S. Plan

     The 2007 ESPP will authorize the issuance of up to 2,000,000 shares of our authorized but unissued common stock. We are asking our stockholders to authorize the sale and issuance of all 2,000,000 shares of our common stock under the 2007 ESPP to U.S. participants under the U.S. Plan. Authorized shares may be allocated among the 2007 ESPP with respect to participants in the U.S. Plan and other country plans by the administrator as it deems appropriate. The number of shares issuable under the 2007 ESPP and the U.S. Plan will be adjusted for stock dividends, stock splits, reclassifications and other changes that affect our common stock. Because the 2007 ESPP and U.S. Plan permits U.S. participants to choose their own level of participation, subject to overall tax and program limits, the specific amounts to be granted to particular persons cannot be determined in advance.

Purchases under U.S. Plan

General

     Offering periods for the U.S. Plan are successive six month periods beginning on January 1 and July 1, and the first such period will begin on January 1, 2007. U.S. participants in the U.S. Plan receive an option or right at the start of each six-month offering period to purchase shares of common stock through payroll deductions from his or her compensation or other contributions to the U.S. Plan that the administrator deems acceptable. No right to purchase shares during any offering period or funds accumulated under the U.S. Plan are assignable or transferable, other than by will or pursuant to the laws of descent and distribution.

Election to Participate under U.S. Plan

     U.S. employees must elect before the beginning of a given offering period to participate; however, once an employee has elected to participate, that election carries forward to future offering periods until revoked. The U.S. employee may elect to have between 1% and 15% of his or her compensation set aside for use in purchasing shares of our common stock. The U.S. employee generally may not change the elected percentage during an offering period but may withdraw entirely, so long as the withdrawal is made at least 30 days before the end of the offering period or during such other period as the administrator may specify.

Purchase Price

     The purchase price for all shares of common stock under the U.S. Plan for an offering period will be 85% of the lower of the price per share of our common stock as reported on the NYSE (or other principal securities exchange on which shares of our common stock are then listed) on (I) the first day of an offering period or (II) the last day of an offering period. The closing price of a share of our common stock on the NYSE on March 15, 2006 was $27.83.

Purchases

     Shares of common stock are automatically purchased under the U.S. Plan for the account of the U.S. participant as of the last trading day of the applicable offering period, unless the U.S. participant has timely requested withdrawal of his or her payroll contributions before such date. The U.S. Plan imposes certain limitations upon a U.S. participant’s rights to acquire common stock. The aggregate number of shares to be purchased by a U.S. participant during all offering periods in any calendar year may not exceed $25,000 worth of stock, measured by the fair market value (as defined in the U.S. Plan) of our common stock on the first trading day of the respective offering period under which the shares are purchased.

     Purchase options may not be granted to any U.S. employee if such U.S. employee would, immediately after the grant, own or hold stock or rights to own stock possessing 5% or more of the total combined voting power or value of all classes of our and our affiliates’ outstanding stock.

     The purchase price is ordinarily paid through payroll deduction, but the administrator is authorized to accept payment through the tendering of shares of common stock under whatever arrangement the administrator may determine or through contributions of other acceptable consideration. A U.S. participant will not have any rights of a stockholder until the shares of common stock purchased for his or her account have been issued.

Termination of Service

     U.S. employees who terminate their employment or die during an offering period will be deemed to have elected withdrawal of all payroll deductions and will not purchase shares during that or any subsequent offering period.

Substantial Corporate Changes

     If FTI is the surviving corporation after a Substantial Corporate Change (as defined below), all outstanding options under the U.S. Plan will pertain to and apply to the securities to which a holder of the number of shares of common stock subject to such options would have been entitled immediately following such Substantial Corporate Change, with a corresponding proportionate adjustment of the exercise price per share so that the aggregate exercise price thereafter shall be the same as the aggregate exercise price of the shares of common stock subject to such options immediately prior to such Substantial Corporate Change.

     Upon any Substantial Corporate Change in which FTI is not the surviving corporation, the U.S. Plan and all options outstanding thereunder will terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the U.S. Plan and/or the assumption of the options theretofore granted, or for the substitution for such options for new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the U.S. Plan and options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the U.S. Plan, the then-current offering period will be deemed to have ended on the last trading date of our shares of common stock prior to such termination (“Last Trading Day”), and, unless the administrator determines otherwise in its discretion, each U.S. participant will have the ability to choose either to (i) have all monies then credited to his account returned to such U.S. participant or (ii) exercise his options on the Last Trading Day; provided, however, that if a U.S. participant does not exercise his right of choice, his options will be deemed to have been automatically exercised on such Last Trading Day. The administrator will send written notice of an event that could result in such a termination if consummated to all U.S. participants not later than the time at which we give notice thereof to our stockholders.

     A “Substantial Corporate Change” means (1) the acquisition (other than from FTI) in one or more transactions by any person or entity of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of (A) the then outstanding securities of FTI, or (B) the combined voting power of the then outstanding securities of FTI entitled to vote generally in the election of directors (the “Company Voting Stock”); (2) the closing of a sale or other conveyance of all or substantially all of the assets of FTI; or (3) the effective time of any merger, share exchange, consolidation, or other business combination involving FTI if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock.

Stockholder Approval

     In general, stockholder approval will be required to amend the U.S. Plan to (i) materially increase the benefits to U.S. participants, (ii) materially increase the number of securities that may be issued under the U.S. Plan, or (iii) materially modify, as determined under Section 423 of the Code, the eligibility requirements for participation in the U.S. Plan. The administrator has the full authority and discretion to make, administer and interpret such rules and regulations as it deems necessary to administer the U.S. Plan (including rules and regulations deemed necessary in order to comply with the requirements of Section 423 of the Code). The administrator is vested with full authority and discretion to make modifications to the eligibility requirements for participation in the U.S. Plan from time to time that do not require stockholder approval to comply with the requirements of Section 423 of the Code, provided that all such modifications enable the 2007 ESPP and the U.S. Plan to continue to satisfy the eligibility requirements of Section 423 of the Code and do not materially increase the cost of the 2007 ESPP and U.S. Plan to us.

Termination of U.S Plan

     The Board will have the power and authority, in its discretion, to terminate the U.S. Plan. Notwithstanding any such Board discretion, no offering of shares of our common stock pursuant to the U.S. Plan will occur (i) after December 31, 2012, (ii) when no more shares of common stock remain to be acquired under the U.S. Plan, or (iii) the consummation of a Substantial Corporate Change after which FTI is not the surviving corporation, whichever occurs first. Upon the termination of the U.S. Plan, all remaining credit balances from authorized payroll deductions in U.S. participants’ accounts shall be returned to such U.S. participants. We will refund to each U.S. participant the amount of payroll deductions credited to his or her account as of the date of termination as soon as administratively feasible following the effective date of the termination.

U.S. Federal Income Tax Consequences

     The following summarizes the U.S. federal income tax consequences of participation in the U.S. Plan. The summary does not cover employment taxes except as specified and does not cover state, local or foreign tax consequences, if any.

     Purchases of shares under the U.S. Plan are intended to qualify for the favorable federal income tax treatment provided by an employee stock purchase plan that qualifies under Section 423 of the Code. Under a plan that qualifies under Section 423, deductions from an employee’s compensation will be made on a post-tax basis. In other words, the employee will be taxed on amounts deducted for the purchase of shares of our common stock as if he or she had instead received his or her full salary or wages. Other than this, no income will be taxable to an employee until the disposition of the shares acquired, and the method of taxation will depend on how long he or she held the shares before disposition.

     If the purchased shares of common stock are disposed of more than two years after the beginning of the applicable offering period (July 1 or January 1) and more than one year after the exercise date or if the employee dies at any time while holding the stock, then the U.S. participant will recognize ordinary income in the year of disposition equal to the lesser of (a) the excess of the fair market value of the stock at the time of such disposition or death over the purchase price for those shares or (b) 15% of the fair market value of the stock as of the beginning of the applicable offering period will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Net long-term capital gains for individuals are currently subject to a maximum marginal federal income tax rate that is less than the maximum marginal rate for ordinary income.

     If a U.S. participant sells or disposes of his or her common stock acquired under the U.S. Plan before expiration of either of the holding periods described above (a disqualifying disposition), the excess of the fair market value of such common stock on the exercise date over the purchase price will be treated as ordinary income at the time of such disposition by the U.S. participant. The balance of any gain on a sale will be treated as capital gain. Even if common stock held by a U.S. participant is sold for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the U.S. participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the common stock on the purchase date. Any capital gain or loss will be long or short term depending on whether the stock has been held for more than one year.

     There are no federal income tax consequences to us by reason of the purchase of shares by U.S. participants under the U.S. Plan. We are generally entitled to a deduction to the extent amounts are taxed as ordinary income to an employee by reason of a disqualifying disposition of the purchased shares of common stock, but we are not entitled to a deduction in respect of any ordinary income realized by a U.S. participant upon a later disposition or upon death. Our deduction may be limited under Section 162(m) of the Code and may be subject to disallowance for failure to report the U.S. participant’s income (which could arise if the participant does not notify us of the sale of stock in a disqualifying disposition).

Financial Accounting Standards Statement of Financial Accounting 123(R)

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123(R) “Share-Based Payment” in December 2004. Statement No. 123(R) requires all share-based payments to employees and directors to be recognized in the financial statements based on their fair values, using prescribed option-pricing models. Upon adoption of Statement No. 123(R), pro forma disclosure will no longer be an alternative to financial statement recognition. Accordingly, the adoption of the fair-value method prescribed by Statement No. 123(R) will have a significant impact on the accounting for stock purchase options under the 2007 ESPP. As of January 1, 2006, we adopted Statement No. 123(R) using the modified prospective method. That method requires us to recognize compensation cost beginning with the effective date of adoption based on (a) the requirements of Statement No. 123(R) for all share-based payments granted after the effective date of adoption and (b) the requirements of Statement No. 123 for all unvested awards granted to employees prior to the effective date of adoption. Prior to approval of the 2007 ESPP and U.S. Plan by the Board, the Compensation Committee and the Board considered the impact of Statement No. 123(R) and after consideration decided not to eliminate any discount aspect of the sales of common stock under the U.S. Plan and as permitted under the 2007 ESPP notwithstanding the accounting treatment adopted pursuant to Statement No. 123(R).

The Board of Directors Unanimously Recommends That You Vote FOR Proposal No. 4.

PROPOSAL NO. 5 — APPROVE ADOPTION AND AMENDMENT OF THE
FTI CONSULTING, INC. INCENTIVE COMPENSATION PLAN

     At the annual meeting of our stockholders held in May 2001, our stockholders approved our adoption of the FTI Consulting, Inc. Incentive Compensation Plan (the “Incentive Compensation Plan”) which makes up an important part of our overall executive compensation program. The Incentive Compensation Plan supports our ongoing efforts to develop and retain world-class leaders and gives us the ability to provide our executives with incentives that are directly linked to the profitability of our businesses.

     Section 162(m) of the Code denies to a publicly held corporation a deduction in determining its taxable income for covered compensation in excess of $1.0 million paid in any taxable year to its chief executive officer or certain other officers whose compensation must be reported in its proxy statement. Covered compensation for this purpose does not include amounts payable solely on account of the attainment of one or more performance goals established by a committee of outside directors if the material terms of the performance goals are approved by the corporation’s stockholders at least every five years. The Incentive Compensation Plan has been designed to comply with Section 162(m) of the Code to preserve our federal income tax deduction for any amounts paid to our chief executive officer and our other most highly compensated executive officers in excess of $1.0 million per executive.

     On March 29, 2006, the Compensation Committee recommended, and the Board approved, amendments to the Incentive Compensation Plan to:

  clarify that awards under the plan may be paid in the form of cash or stock-based awards, including stock options and restricted or unrestricted shares of our common stock authorized for issuance under one of our stockholder-approved equity plans, and expand the permissible performance goals to include goals based on earnings per share before stock option expense.

     Because of these amendments and because it has been five years since our stockholders last approved the material terms of the performance goals under the Incentive Compensation Plan, we are submitting the plan for your reapproval. If approved, the Incentive Compensation Plan, as amended, will govern the incentive portion of the compensation of executive officers designated by the Compensation Committee as participants each year, beginning with 2006.

INCENTIVE COMPENSATION PLAN

Summary

     The following is a summary of the principal features of the Incentive Compensation Plan. This summary is qualified in all respects by the full text of the Incentive Compensation Plan, a copy of which is attached to this Proxy Statement as Appendix D. You may request a copy of the Incentive Compensation Plan without charge from the Secretary of FTI at 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202, telephone number (410) 951-4800.

Administration and Participation

     The Incentive Compensation Plan is administered by the Compensation Committee. Participants in the Incentive Compensation Plan will include management employees of FTI and its subsidiaries designated by the administrator at the beginning of each year. Four members of our management team have been designated to participate in the Incentive Compensation Plan for the 2006 calendar year.

Target Awards

     Not later than 90 days after the beginning of each calendar year or by such other date as may be permitted under the Code, the administrator will establish a target incentive award for each participant for that year, which may be expressed as a dollar amount, a percentage of salary or otherwise. The target award is based on a number of factors, including: (i) market competitiveness of the position, (ii) job level, (iii) base salary level, (iv) past individual performance, and (v) expected contribution to our future performance and business impact. For each executive officer that participates in the Incentive Compensation Plan, the administrator also establishes a maximum award that may be paid for the year, which maximum remains fixed for the entire year. The maximum award that any participant may receive for a calendar year under the Incentive Compensation Plan is $5,000,000.

Performance Goals

     The administrator will establish in writing (i) the performance goals that must be met, (ii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iii) any other conditions that the administrator deems appropriate and consistent with the Incentive Compensation Plan and Section 162(m) of the Code. The administrator may also establish subjective performance goals for participants; provided that, for executive officers, the subjective performance goals may only be used to reduce, and not increase, the award otherwise payable under the Incentive Compensation Plan. The objectively determinable performance goals will be based on one or more of the following criteria: earnings before interest, taxes, depreciation and amortization, or EBITDA, stock price, earnings per share, earnings per share before stock option expense, net earnings, operating or other earnings, profits, revenues, net cash flow, financial return ratios, return on assets, stockholder return, return on equity, growth in assets, and market share or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, or goals relating to acquisitions or strategic partnerships.

Changes to Performance Goals and Target Awards

     At any time prior to the final determination of the awards, the administrator may adjust the performance goals and target awards for participants who are not executive officers to reflect changes in corporate capitalization, changes in corporate transactions, the occurrence of any extraordinary event, any change in accounting rules or principles, any change in our method of accounting, any change in applicable law, or any other change of similar nature. With respect to executive officers, such adjustments may be made to the extent the administrator deems appropriate considering the requirements of Section 162(m) of the Code.

Payments under the Plan

     Awards may be paid in cash, our common stock, stock options, restricted stock, or any combination, at the discretion of the administrator and, with respect to any such equity-based payments, to the extent that shares are then available for issuance under one of our stockholder-approved equity plans. As required by Section 162(m) of the Code, before we pay any award under the Incentive Compensation Plan for any year, the administrator will certify in writing (to the extent required by any IRS regulation) that the performance goals were satisfied. Approved minutes of the administrator will be treated as the required written certification. All amounts payable under the Incentive Compensation Plan will be paid as soon as practicable after certification by the administrator, but generally not later than March 15th of the calendar year after the year for which the award is payable.

Amendment and Termination

     The administrator or the Board may from time to time amend or terminate the Incentive Compensation Plan provided that no amendment that requires stockholder approval in order to comply with Section 162(m) of the Code will be effective unless the amendment is approved by our stockholders.

Benefits under the Incentive Compensation Plan

     The amount of incentive compensation to be paid in the future to our executive officers and other plan participants cannot be determined at this time. Actual amounts will depend upon our actual performance and on whether the administrator elects to reduce such amounts. If this proposal had been in effect for 2005, the administrator believes that the annual incentives would have been essentially the same as awarded for 2005. No incentive compensation pursuant to the Incentive Compensation Plan as in effect was awarded to participants for 2004. The table below shows the cash incentive compensation awarded for 2005 to participants under the Incentive Compensation Plan as reported in “Executive Officers’ and Compensation – Summary Compensation Table.”

2005 Incentive
Compensation
Name And Position	Paid in 2006 ($)
Jack B. Dunn, IV	$1,069,000
President and Chief Executive Officer

Dennis J. Shaughnessy	$1,069,000
Chairman of the Board

Dominic DiNapoli	$946,000
Executive Vice President and Chief Operating Officer

Theodore I. Pincus	$357,000
Executive Vice President and Chief Financial Officer

Barry S. Kaufman	$357,000
Executive Vice President and Chief Risk Management Officer

The Board of Directors Unanimously Recommends That You Vote FOR Proposal No. 5.

     PROPOSAL NO. 6. — RATIFY THE APPOINTMENT OF KPMG LLP AS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING
DECEMBER 31, 2006

     The firm of Ernst & Young LLP (“E&Y) has served as our independent registered public accounting firm since our initial public offering in 1996. E&Y was retained by the Audit Committee of the Board, and ratified by our stockholders at our 2005 annual meeting, to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2005. See “Principal Accountants Fees and Services” for a description of the fees paid to E&Y for the fiscal years ended December 31, 2005 and December 31, 2004, and other matters relating to the procurement of services during those periods.

     E&Y informed us during the first quarter of 2006 that E&Y may wish to retain us as a vendor on various matters. Depending on the scope and nature of such engagements, E&Y has advised us that its independence could become impaired and thus would preclude the firm from continuing to serve as our independent registered public accounting firm. Therefore, to preserve E&Y’s independence, a mutual decision was reached between E&Y and FTI in which E&Y would defer taking any action towards engaging FTI for such projects until the Audit Committee had retained a new independent registered public accounting firm, so that E&Y would retain its independence as our independent registered public accounting firm. On April 25, 2006 the Audit Committee approved changing our independent registered public accounting firm and retained KPMG LLP (“KPMG”) as FTI’s independent registered public accounting firm for the fiscal year ending December 31, 2006 and authorized submission of KPMG to our stockholders for ratification at this meeting. On April 26, 2006, the Board ratified and adopted the decision to change our independent registered public accounting firm from E&Y to KPMG and ratified submission of KPMG to our stockholders at this meeting.

     On April 26, 2006, the Board’s decision was communicated to E&Y and FTI and E&Y  mutually agreed to terminate E&Y’s services as our independent registered public accounting firm effective as of the completion of E&Y’s review of our quarterly report on Form 10-Q for the quarter ended March 31, 2006.

     A representative of E&Y will attend our 2006 annual meeting of stockholders. The E&Y representative will have the opportunity to make a statement if he desires to do so and will be able to respond to appropriate questions from stockholders.

     The reports of E&Y on our consolidated financial statements as of December 31, 2005 and 2004 and for the years then ended contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     During our two most recent fiscal years and through the date of this Proxy Statement, there have been no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which would have caused E&Y to make reference thereto in their reports on the financial statements for such years. During the years ended December 31, 2005 and 2004 and through the date of this Proxy Statement, there have been no reportable events (as defined in Item 304(a)(l)(v) of Regulation S-K).

     E&Y has furnished us with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements, which was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on April 26, 2006.

     KPMG has confirmed to the Audit Committee and us that it complies with all rules, standards and policies of the Public Company Accounting Oversight Board (PCAOB) and the SEC governing auditor independence.

     A representative of KPMG is expected to attend the Annual Meeting. The KPMG representative will have the opportunity to make a statement if he desires to do so and will be able to respond to appropriate questions from stockholders.

The Board of Directors Unanimously Recommends That You Vote FOR Proposal No. 6.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     There were 40,162,379 shares of our common stock issued and outstanding on March 15, 2006, the record date of the 2006 Annual Meeting of Stockholders. The following table shows the beneficial ownership of our common stock as of March 15, 2006, by:

  each of the named executive officers,
  each person known to own beneficially more than 5% of our outstanding common stock, each of our directors,
  each of our other executive officers, and
  all of our executive officers and directors as a group.

     The amounts and percentages of shares of common stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities with respect to which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

     Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

	Number of	Percentage
	Shares	of Shares
	Beneficially	Beneficially
Name of Beneficial Owner(1)	Owned	Owned (%)
Jack B. Dunn, IV(2)	706,163	1.74
Dennis J. Shaughnessy(3)	422,441	1.04
Dominic DiNapoli(4)	323,788	*
Theodore I. Pincus(5)	229,083	*
John A. MacColl(6)	35,000	*
David G. Bannister	6,184	*
Sara K. Lacombe(7)	10,000	*
Charles Boryenace	—	—
Dianne R. Sagner(8)	3,611	*
Curt A. H. Jeschke, Jr.	—	—
Barry S. Kaufman(9)	52,407	*
Mark H. Berey(10)	26,500	*
Denis J. Callaghan(11)	147,825	*
James A. Flick, Jr.(12)	259,767	*
Gerard E. Holthaus(13)	45,000	*
Matthew F. McHugh(14)	37,500	*
Peter F. O’Malley(15)	182,248	*
George P. Stamas(16)	156,613	*
Royce & Associates, LLC	1,052,300	2.62
1414 Avenue of the Americas
New York, New York 10019(17)
Snyder Capital Management, L.P.	1,529,000	3.81
One Market Plaza,
Steuart Tower, Suite 1200
San Francisco, CA 94105(18)
Neuberger Berman Inc.	2,102,075	5.23
605 Third Avenue
New York, New York 10158(19)
T. Rowe Price Associates, Inc.	2,176,895	5.42
100 E. Pratt Street
Baltimore, MD 21202(20)
FMR Corp.	3,275,114	8.15
82 Devonshire Street
Boston, MA 02109(21)
Wachovia Corporation	1,982,833	4.94
One Wachovia Center
Charlotte, NC 28288-0137(22)
All directors and executive officers as a group (17 persons)	2,591,723	6.16
____________________

*	Less than 1%.

(1)	Unless otherwise specified, the address of these persons is c/o FTI Consulting, Inc., 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202.

(2)

Includes 53,106 shares of restricted stock granted on September 23, 2004, which vest in five equal annual installments beginning on the first anniversary of the date of grant, of which 42,485 remain restricted and subject to forfeiture as of March 15, 2006. Includes 487,959 shares of common stock issuable upon the exercise of options, 18,000 shares of common stock over which Mr. Dunn and his spouse share voting and investment power, and 450 shares over which Mr. Dunn and his son share voting and investment power.

(3)

Includes 152,517 shares of restricted stock granted on October 18, 2004, which vest in 10 equal annual installments beginning on the first anniversary of the date of grant, of which 137,266 remain restricted and subject to forfeiture as of March 15, 2006. Includes 268,333 shares of our common stock issuable upon exercise of stock options, of which an option for 135,000 shares was awarded to Mr. Shaughnessy in his capacity as a non-employee director before he joined us as an executive officer.

(4)	Includes 134,166 shares of our common stock issuable upon exercise of stock options, 27,638 shares of common stock that are subject to restrictions pursuant to a restricted share agreement and 125,000 shares of restricted stock awarded to Mr. DiNapoli in connection with the employment agreement entered into by him as of November 1, 2005. The 27,638 shares of restricted stock will become unrestricted on August 30, 2006. If Mr. DiNapoli were to terminate his employment with us prior to August 30, 2006, the restricted period for those restricted shares would be extended to eight years from the date of termination. On April 25, 2003, Mr. DiNapoli entered into a “zero-cost collar” arrangement with a securities broker pursuant to which he wrote a covered call option and purchased a put option with respect to 27,638 restricted shares of common stock. Only one of the options can be in the money on September 6, 2006, the expiration date, at which time the in-the-money option will be exercised (and settled in stock or cash), and the other option will expire. If neither option is in the money on the expiration date, both options will expire. The 125,000 shares of restricted stock granted on November 1, 2005, will vest and become nonforfeitable as to one-ninth on December 31, 2006 and one-ninth on each anniversary of such date thereafter such that 100% of the such restricted shares will be vested and nonforfeitable on December 31, 2014.

(5)	Includes 224,583 shares of our common stock issuable upon exercise of stock options.

(6)

Includes 25,000 shares of our common stock issuable upon exercise of stock options. Includes 10,000 shares of restricted stock granted on January 9, 2006, which vest in three equal annual installments beginning on the first anniversary of the date of grant.

(7)

Includes 10,000 shares of restricted stock granted on May 24, 2005 that are subject to forfeiture until they vest, which will be in three equal annual installments beginning on the first anniversary of the date of grant.

(8)	Includes 2,500 shares of our common stock issuable upon exercise of stock options.

(9)

Includes 44,907 shares of our common stock issuable upon exercise of stock options. Excludes 1,500 shares of our common stock held by the Marian D. Kaufman Trust over which Mr. Kaufman has no voting and investment power. Mr. Kaufman disclaims beneficial ownership of the shares held by the trust.

(10)	Includes 25,000 shares of our common stock issuable upon exercise of stock options.

(11)	Includes 135,000 shares of our common stock issuable upon exercise of stock options.

(12)

Includes 24,644 shares of our common stock over which Mr. Flick has sole voting and investment power and 232,873 shares of our common stock issuable upon exercise of stock options. Includes 2,250 shares of our common stock owned by Mr. Flick’s spouse.

(13)	Includes 45,000 shares of our common stock issuable upon exercise of stock options.

(14)

Includes 37,500 shares of restricted stock granted on October 26, 2005, which will vest one-twelfth each three month period beginning on the first three-month period after the date of grant, of which 34,375 remain restricted and subject to forfeiture as of March 15, 2006.

(15)

Includes 7,500 shares of our common stock held by a corporation owned by Mr. O’Malley, over which Mr. O’Malley exercises sole voting and investment power, 15,000 shares of our common stock held by a trust, qualified under section 501(c)(3) of the Internal Revenue Code, over which Mr. O’Malley shares voting and investment power, and 159,748 shares of our common stock issuable upon exercise of stock options.

(16)	Includes 2,863 shares of our common stock over which Mr. Stamas and his spouse share voting and investment power and 153,750 shares of our common stock issuable upon exercise of stock options.

(17)	Based on Schedule 13G/A filed on February 9, 2006. The reporting person reported sole voting and dispositive power with respect to 1,052,300 shares of common stock.

(18)	Based on Schedule 13G filed on February 16, 2006. The reporting person reported shared voting and dispositive power with respect to 1,529,000 shares of common stock.

(19)

Based on Schedule 13G filed on February 14, 2006, the reporting person reported sole voting power with respect to 1,786,775 shares of common stock and shared dispositive power with respect to 2,102,075 shares of common stock.

(20)

Based on Schedule 13G/A filed on February 14, 2006, the reporting person reported sole voting power with respect to 603,500 shares of common stock and sole dispositive power with respect to 2,176,895 shares of common stock. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/ or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(21)

Based on Schedule 13G filed on February 14, 2006, the reporting person reported sole voting power with respect to 855,000 shares of common stock and sole dispositive power with respect to 3,275,114 shares of common stock.

(22)

Based on Schedule 13G filed on February 10, 2006, the reporting person reported sole voting power with respect to 1,966,123 shares of common stock, sole dispositive power with respect to 1,953,631 shares of common stock and shared dispositive power with respect to 10,000 shares of common stock.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES

DIRECTORS

Summary

     The Board is divided into three classes. The members of each class are elected for three-year terms. We currently have nine directors of which three constitute Class I directors (term expiring in 2006), three constitute Class II directors (term expiring in 2007), and three constitute Class III directors (term expiring in 2008).

     After 14 years of dedicated service to the Board, James A. Flick, Jr., age 71, informed the Board that he has decided not to stand for reelection as a Class I director for another three year term at our 2006 Annual Meeting of Stockholders. After 14 years of dedicated service to the Board, Peter F. O’Malley, age 67, also informed the Board that he has decided not to stand for reelection as a Class I director for another three year term at our 2006 Annual Meeting of Stockholders. As a result of Mr. Flick’s and Mr. O’Malley’s decisions, two vacancies will be created on Class I at the 2006 Annual Meeting.

     The Board has determined that Mark H. Berey (Chair of the Compensation Committee), Denis J. Callaghan (Chair of the Nominating and Corporate Governance Committee), Gerard E. Holthaus (Chair of the Audit Committee), Matthew F. McHugh and George P. Stamas satisfy the independence requirements set forth in the Categorical Standards of Director Independence and Section 303A of the NYSE corporate governance rules. The Board has concluded that none of them have material relationships with us that would cause them to be not independent. If Peter F. O’Malley were not retiring, he too would qualify as an independent director. Upon election as a Class I director by our stockholders at this meeting, Mr. Wendt will qualify as an independent director. Dennis J. Shaughnessy and Jack B. Dunn, Jr. are management directors. Prior to April 26, 2006 and the decision to change FTI’s independent registered public accounting firm, James A. Flick, Jr. did not qualify as an independent director under our Categorical Standards of Director Independence and Section 303A of the NYSE rules because his daughter-in-law works part time in a non-partner capacity as an audit manager for Ernst & Young LLP. Upon the change of FTI’s independent registered public accounting firm from Ernst & Young LLP to KPMG LLP on April 26, 2006, Mr. Flick would be independent under the NYSE rules, however, Mr. Flick’s son has recently accepted employment with FTI at a base salary in excess of $100,000. More detailed information about the Board’s determination of director independence is provided in the sections of this Proxy Statement titled “Information about the Board of Directors and Committees – Nominating and Corporate Governance Committee – Director Nomination Process” and “Corporate Governance – Director Independence.”

Information about the Nominees for Class I Director and the Other Directors

     The Class I nominees have been recommended for nomination by the Nominating and Corporate Governance Committee, and nominated by the full Board on April 26, 2006. Matthew F. McHugh a current Class I director of FTI has been nominated as a Class I director. Denis J. Callaghan and Gary C. Wendt have been nominated to fill the two Class I offices to be vacated by Mr. Flick and Mr. O’Malley who have informed us that they will not stand for reelection as Class I directors at the 2006 Annual Meeting of Stockholders. If Mr. Callaghan is elected as a Class I director by stockholders, he will move from Class II to Class I and a vacancy will be created in Class II. Under our By-Laws, the Classes of the Board may be modified from time to time by resolution of the Board. See “Proposal 1 — Election of Three Class I Directors” and “Information about the Board of Directors and Committees — Director Nomination Process” in this Proxy Statement for additional information.

Information about the nominees for Class I director and the other directors is set forth below:

		Director		Other Public Company
Name	Age	Since	Principal Occupation and Business Experience	Directorships
Class I Director Nominees
Denis J. Callaghan	63	2000	Mr. Callaghan retired from Deutsche Bank Securities, Inc. in February 2000, where he was the Director of North American Equity Research. Prior to becoming Director of Equity Research in 1992, Mr. Callaghan was responsible for the Insurance and Financial Services Research Groups of Alex. Brown & Sons Incorporated.	None

Matthew F. McHugh	67	2005	Congressman McHugh, after retiring from Congress, was a senior advisor at The World Bank, acting as senior counselor to the President from May 1993 to June 2005, as an employee until December 2000 and beginning in December 2000 as a consultant. From 1975 to 1992, Congressman McHugh was a U.S. Representative in Congress for the 27th and 28th Congressional Districts of New York. He was also a member of the Permanent Select Committee on Intelligence, chairing its Subcommittee on Legislation, from 1985 to 1990. In 1991, he was appointed Acting Chairman of the Committee on Standards of Official Conduct.	None

Gary C. Wendt	64	Nominee	Mr. Wendt was the Chairman and Chief Executive Officer of GE Capital Services from June 1985 to January 1999. In 1999, Mr. Wendt founded two businesses in India including EXL, a back-office service company that was subsequently sold to GW Capital, a private equity advisor. From June 2000 to September 2002, Mr. Wendt served as President and Chief Executive Officer of Conseco, Inc. (“Conseco”). During his term as an officer of Conseco, Conseco filed for Chapter 11 bankruptcy protection. From March 2001 to present, Mr. Wendt has been Chairman of India Value Fund, a private equity fund in India.	Mr. Wendt is a director and a member and Chairperson of the Compensation Committee and a member of the Nominating and Corporate Governance Committee of Covansys Corporation

		Director		Other Public Company
Name	Age	Since	Principal Occupation and Business Experience	Directorships
Class II Directors

Dennis J. Shaughnessy	58	1992	Since October 2004, Mr. Shaughnessy has been the executive Chairman of the Board of Directors of FTI. From 1989 to October 2004, he was a General Partner of Grotech Capital Group, Inc., a private equity firm. He continues to be a non-voting special general partner of certain partnerships affiliated with Grotech Capital Group, Inc. Prior to becoming a General Partner of Grotech Capital Group in 1989, Mr. Shaughnessy was the Chief Executive Officer of CRI International, Inc.	Mr. Shaughnessy is a director and a member of the Compensation Committee and Nominating Committee of TESSCO Technologies, Inc.

George P. Stamas	55	1992	Since 2002, Mr. Stamas has been a Partner of the international law firm of Kirkland & Ellis LLP. He is also a Venture Partner of New Enterprise Associates, a venture capital firm. From 1999 to January 2002, Mr. Stamas was Vice Chairman of the Board of Directors of Deutsche Bank Securities, Inc. He is a limited partner of the Baltimore Orioles, the Washington Capitals and the Washington Wizards.	Mr. Stamas is a director of Aether Holdings, Inc.

		Director		Other Public Company
Name	Age	Since	Principal Occupation and Business Experience	Directorships
Class III Directors

Mark H. Berey	54	2004	Since 2001, Mr. Berey has been Chief Financial Officer and a director of Avendra, LLC, a procurement company formed in 2001 to serve the hospitality industry in North America and the Caribbean. In 2004, Mr. Berey also assumed the position of Executive Vice President — Business Development with Avendra. From 2000 to 2001, he was Executive Vice President and Chief Financial Officer of Discovery.com. Prior to mid-2000, he was the Senior Vice President and Chief Financial Officer for Giant Food, Inc.	None

Jack B. Dunn, IV	54	1992	Mr. Dunn has been our Chief Executive Officer since October 1995. In May 2004, he assumed the position of President, a position he also held from October 1995 to December 1998. He served as our Chairman of the Board from December 1998 to October 2004. From May 1994 to October 1995, he served as our Chief Operating Officer. Mr. Dunn is a limited partner of the Baltimore Orioles. Prior to joining us, he was a member of the Board of Directors and a Managing Director of Legg Mason Wood Walker, Incorporated and directed its Baltimore corporate finance and investment banking activities. Mr. Dunn is a Trustee of University of Maryland/Shock Trauma and the Gilman School.	Mr. Dunn is a director and a member of the Corporate Governance/Nominating Committee and Finance Committee of Pepco Holdings, Inc.

				Mr. Dunn is a director and Chairperson and a member of the Nominating Committee and a member of the Compensation Committee, and Corporate Governance Committee of Aether Holdings, Inc.

Gerard E. Holthaus	56	2004	Mr. Holthaus has been President and Chief Executive Officer of Williams Scotsman International, Inc., the largest provider of mobile office space and modular buildings in the U.S. He has been with Williams Scotsman International, Inc. since June 1994 and served as President and Chief Operating Officer from October 1995 to April 1997 and was Executive Vice President and Chief Financial Officer prior to that. He is a Certified Public Accountant.	Mr. Holthaus is Chairman of the Board and a director of Williams Scotsman International, Inc.

COMMITTEES OF THE BOARD

General

     During 2005, our Board of Directors had standing Audit, Nominating and Corporate Governance and Compensation Committees (the “Committees”). Each Committee is comprised entirely of independent directors who meet the standards of independence under our Categorical Standards of Director Independence, and the applicable NYSE corporate governance rules. In the case of Mr. Flick, he qualified to continue as a member  of the  Audit Committee and Compensation Committee during 2005 pursuant to the transition rules under Section 303A of the NYSE corporate governance rules until the 2005 annual meeting of stockholders held on May 18, 2005. The members of the Audit Committee also qualify as audit committee members pursuant to the rules of the SEC governing audit committee membership, including Rule 10A-3 of the Exchange Act. Messrs. Holthaus, Committee Chair, Berey and Callaghan qualify as “financial experts’ and are financially literate. Mr. Holthaus is the Audit Committee’s designated “Financial Expert.” Mr. Flick qualified as a “financial expert” while he was a member of the Audit Committee during 2005. Messrs. Berey, Committee Chair, Callahan, O’Malley and McHugh qualify as “outside directors” under Section 162(m) of the Code, and as “non-employee directors” under Rule 16b-3 under the Exchange Act. Messrs. Flick and Stamas qualified as “outside directors” under Section 162(m) and as “non-employee directors” under Rule 16b-3 when they were members of the Compensation Committee during 2005.

Committees

     The responsibilities and functions of the Audit, the Nominating and Corporate Governance and the Compensation Committees are delineated in their respective Charters, which are published on our website at www.fticonsulting. com, and can be accessed under the section titled “About FTI,” under the subsection titled “Governance.” The current members of each Committee, a description of the primary functions of each Committee, and the total number of regular and special meetings held by each Committee in 2005, are described below:

Total Number of Regular
Name of Committee			and Special Committee
and Members	Function of the Committee		Meetings Held in 2005
Audit Committee:	•	Selects, appoints and oversees, and approves fees of, our independent registered public accounting firm.	12
Gerard E. Holthaus [1] Mark H. Berey	•	Reviews and discusses the scope of the annual audit and our independent registered public accounting firm’s written communications to the Audit Committee and management.
Denis J. Callaghan James A. Flick, Jr.[2]	•	Oversees our financial reporting activities, including the annual audit and accounting standards and principles followed by FTI.
	•	Approves audit and non-audit services by our independent registered public accounting firm and approves and authorizes payment of applicable fees.
	•	Reviews and discusses our periodic reports filed with the SEC.
	•	Reviews and discusses our earnings press releases and communications with financial analysts and investors.
	•	Reviews and oversees our internal system of audit, financial and disclosure controls.
	•	Oversees our Whistleblower Policy and related reports.
	•	Oversees and reviews employee conduct relating to compliance with our Policies on Ethics and Business Conduct and Conflicts of Interest and Policy Statement on Inside Information and Insider Trading.
	•	Performs an annual self-evaluation of the Committee.
	•	Reviews its Charter and recommends changes.
	•	Prepares and issues Audit Committee Report in this Proxy Statement.
____________________

[1]	Gerard E. Holthaus has served as Chair of the Audit Committee since May 18, 2005.

[2]	James A. Flick, Jr. served as Chair and as a member of the Audit Committee until May 18, 2005.

Total Number of Regular
Name of Committee			and Special Committee
and Members	Function of the Committee		Meetings Held in 2005
Compensation Committee:	•	Reviews and recommends compensation of Chief Executive Officer and Chairman of the Board.	11
	•	Reviews and recommends compensation of other executive officers.
Mark H. Berey, Chair [1]	•	Administers our equity based compensation and other benefit plans.
Denis J. Callaghan Peter J. O’Malley [2]	•	Establishes performance criteria and oversees our executive officer incentive compensation plan.
Matthew F. McHugh [3] James A. Flick, Jr. [4]	•	Approves awards of stock options and other forms of equity-based compensation under our stock option and long-term incentive plans.
George P. Stamas [5]	•	Oversees non-employee director compensation.
	•	Oversees employment, consulting and other contracts or arrangements with present and former executive officers.
	•	Advises the Board on our other compensation programs.
	•	Performs an annual self-evaluation of the Committee.
	•	Reviews its Charter and recommends changes.
	•	Prepares and issues Compensation Committee Report in this Proxy.
____________________

[1]	Since October 27, 2004, Mark H. Berey has served as a member and Chair of the Compensation Committee.

[2]	Peter F. O’Malley will no longer be a director and member of the Compensation Committee after the 2006 Annual Meeting of Stockholders.

[3]	Matthew F. McHugh joined the Compensation Committee on December 14, 2005 after the conclusion of all meetings held in 2005.

[4]	James A. Flick, Jr. served as a member of the Compensation Committee until May 18, 2005.

[5]	George P. Stamas served as a member of the Compensation Committee until May 18, 2005.

Total Number of Regular
Name of Committee			and Special Committee
and Members		Function of the Committee	Meetings Held in 2005
Nominating and Corporate Governance Committee:	•	Identifies, qualifies and recommends the slate of director nominees for election to our Board.	7
	•	Identifies, qualifies and recommends the slate of nominees for appointment to the Committees and as Chairs of the Committee.
Denis J. Callaghan, Chair [1] Mark H. Berey	•	Identifies, qualifies and recommends candidates to fill vacancies occurring between the annual stockholder meetings.
Gerard E. Holthaus Peter F. O’Malley [2]	•	Monitors compliance with, reviews and recommends changes to, our Corporate Governance Guidelines and the Committee Charters.
Matthew F. McHugh [3]	•	Reviews and recommends changes to our other policies and practices relating to corporate governance and responsibility.
	•	Monitors, reviews and responds to stockholder communications with non-management directors.
	•	Oversees the process for director education.
	•	Oversees the process for Board and Committee annual self-evaluations.
	•	Oversees the process for Chief Executive Officer and Chairman of the Board evaluations.
	•	Responsible for the process relating to succession planning for the Chief Executive Officer, Chairman of the Board and other executive officer positions.
	•	Performs an annual self-evaluation of the Committee.
	•	The Chair of this Committee is the Presiding Director.
____________________

[1]

Denis J. Callaghan has served as Chair of the Nominating and Corporate Governance Committee since May 19, 2004. As Chair of that Committee he also serves as Presiding Director of the non-management directors. Peter F. O’Malley was Chair of the Nominating and Corporate Governance Committee and Presiding Director until May 19, 2004.

[2]	Peter F. O’Malley will no longer be a director and member of the Compensation Committee after the 2006 Annual Meeting of Stockholders.

[3]	Matthew F. McHugh joined the Nominating and Corporate Governance Committee on December 14, 2005 after the conclusion of all meetings held in 2005.

DIRECTOR ATTENDANCE AT MEETINGS

Director Attendance at Board and Committee Meetings

     Our policy is that each director should attend at least 75% of the meetings of the Board and each Committee on which he serves, unless excused by the Board for reasons of serious illness or extreme hardship. During 2005, the Board held a total of 11 regular and special meetings, the Audit Committee held a total of 12 regular and special meetings, the Nominating and Corporate Governance Committee held a total of seven regular and special meetings and the Compensation Committee held a total of 11 regular and special meetings. During 2005, each director attended at least 75% of the regular and special meetings of the Board and each Committee held during the time period he served on the Board and such Committee, except Mr. O’Malley who attended 73% of the total regular and special Board meetings due to unforseen events. Board and Committee memberships changed during 2005, so certain directors did not serve on the Board or on a Committee for a full year. Each joint meeting of the Board and any Committee has been counted as a separate meeting of the Board and the applicable Committee(s) for purposes of presenting this information.

Director Attendance at Other Meetings

     Non-management directors met in sessions without management four times during 2005. Each of the non-management directors attended all of the closed sessions without management. Independent directors met once in 2005. Every independent director attended that meeting. All directors attended our 2005 annual meeting of stockholders.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE - DIRECTOR NOMINATION PROCESS

General.

     We have a standing Nominating and Corporate Governance Committee which has been chartered with the responsibility for developing the criteria for identifying, recruiting, evaluating and qualifying candidates for election or appointment as directors and as members (and chairs) of the Committees of the Board, and recommending potential nominees to the Board. This Committee currently has five members, Denis J. Callaghan (Chair), Mark H. Berey, Gerard E. Holthaus, Matthew F. McHugh and Peter F. O’Malley. Mr. O’Malley will no longer be a director and member of the Nominating and Corporate Governance Committee after the 2006 Annual Meeting of Stockholders.

     The Nominating and Corporate Governance Committee consists of only non-employee directors, who qualify as independent directors under our Categorical Standards of Director Independence and the independence standards established under Section 303A, as amended, of the NYSE corporate governance rules. The Board has affirmatively concluded that none of the members of the Nominating and Corporate Governance Committee has material relationships or conflicts of interest with FTI and has not identified any other disqualifying factors. The Nominating and Corporate Governance Committee operates under a written Charter, last amended and restated as of September 17, 2004, which has been approved by the Board and adopted by that Committee. A copy of the amended and restated Charter of the Nominating and Corporate Governance Committee is available under the section titled “About FTI” under the subsection titled “Governance” on our website at www. fticonsulting.com. It has been filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the SEC on March 15, 2005. The sections of this Proxy Statement titled “— Committees of the Board” and “Corporate Governance” provide additional information about the determinations of director independence.

Identification and Nomination of Candidates to the Board in 2005.

     During 2005, the Nominating and Corporate Governance Committee conducted a search to identify possible candidates to the Board with the intention that if a suitable candidate was identified, the Nominating and Corporate Governance Committee would recommend that the Board increase its size and fill the vacancy thereby created with that candidate. Upon the recommendation of an independent director, the Nominating and Corporate Governance Committee met with Matthew F. McHugh after which he met with all directors and executive management of FTI. The Nominating and Corporate Governance Committee qualified former Congressman McHugh as a candidate for the Board. The Nominating and Corporate Governance Committee considered many factors, including, former Congressman McHugh’s independence. He meets our Categorical Standards of Director Independence and the independence standards promulgated by the NYSE under Section 303A. Other qualifications that the Nominating and Corporate Governance Committee and the Board considered include former Congressman McHugh’s legislative experience, government service, reputation and acumen, and his willingness to devote the time to and serve on the Board and its Committees. During 2005, the Nominating and Corporate Governance Committee did not use any outside search firms to identify and recruit candidates to the Board. Upon the recommendation of the Nominating and Corporate Governance Committee, on October 26, 2005, the Board increased the size of the Board from eight to nine directors and appointed former Congressman McHugh to fill that vacancy. In accordance with our By-Laws and the Maryland General Corporation Law, the directors classified Mr. McHugh as a Class I directors to stand for reelection at our 2006 Annual Meeting of Stockholders (the first annual meeting held following his appointment as a director by the Board). On December 14, 2005, former Congressman McHugh was appointed as a member of the Nominating and Corporate Governance Committee after all meetings of the committee held in 2005 had concluded.

Identification and Nomination of Candidates as Class I Directors for Election at 2006 Annual Meeting of Stockholders.

     Each year the Nominating and Corporate Governance Committee reviews our Categorical Standards of Director Independence and applicable NYSE and SEC governance rules, and works with the Board to develop the education, credentials and characteristics required of Board and Committee nominees in light of current Board and Committee composition, our business, operations and long and short term plans, applicable legal and listing requirements, and other factors they consider relevant. The Nominating and Corporate Governance Committee evaluates existing directors for reelection each year as if they were new candidates. The Committee may identify other candidates, if necessary, through recommendations from our directors, management, employees, the stockholder nomination process, or outside consultants. The Nominating and Corporate Governance Committee will review candidates in the same manner regardless of the source of the recommendation. The Nominating and Corporate Governance Committee is authorized, in its sole discretion, to engage outside search firms and consultants to assist with the process of identifying and qualifying candidates, and has sole authority to negotiate the fees and terms of such retention.

     In addition to the Categorical Standards of Director Independence and applicable NYSE and SEC independence standards, the Committee considers such other factors, as it determines to be appropriate, in evaluating candidates for nomination as directors, including:

(1)	demonstrated strength of character and integrity, credibility and sound judgment;

(2)	managerial experience in a relatively complex organization or experience dealing with complex problems;

(3)	Sufficient time to devote to the affairs of FTI;

(4)	public company board or equivalent experience, as well as the number of boards of other public companies on which such candidate sits, which may not exceed three;

(5)	the extent to which the candidate would fill a present need on the Board; and

(6)	any other factors related to the ability and willingness of a candidate to serve, or an existing member of the Board to continue his service.

     After 14 years as directors of FTI, each of James A. Flick, Jr, age 71, and Peter F. O'Malley, age 67, informed the Nominating and Corporate Governance Committee that he has decided not to stand for reelection as a Class I director for another three year term at the 2006 Annual Meeting of Stockholders.

     In February 2006, the Nominating and Corporate Governance Committee engaged an independent director search firm, Directorship Search Group, to assist the committee in identifying and recruiting potential candidates for membership on our Board. In April 2006, the director search firm introduced the committee to Gary C. Wendt, who the committee qualified as a candidate to the Board on April 25, 2006. The other directors, including management directors, and other members of management of FTI also had the opportunity to meet with or speak to Mr. Wendt. The Nominating and Corporate Governance Committee qualified Mr. Wendt as a candidate to the Board based on many factors. Mr. Wendt qualifies as independent, meeting out Categorical Standards of Director Independence and the independence standards promulgated by the NYSE under Section 303A. Other qualifications that the Nominating and Corporate Governance Committee and the Board considered were his experience with the types of services offered by FTI, including his interim management and restructuring expertise and reputation as a leading turn around expert, his accomplishments as the former Chairman and Chief Executive Officer of GE Capital Services widely credited with transforming that company into a global financial services giant, his experience as the former Chief Executive Officer at Conseco, Inc., a public company, his experience building global businesses, his world-wide reputation, and his willingness to devote the time to and serve on the Board and its Committees.

     Mr. Callaghan has been a director since 2000. On April 25, 2006, the Nominating and Corporate Governance Committee resolved to recommend to the Board that Mr. Callaghan stand for election as a Class I director at the 2006 Annual Meeting of Stockholders and upon his election move from Class II to Class I.

     On April 26, 2006, the Nominating and Corporate Governance Committee recommended to the Board that Mr. Callaghan, Mr. McHugh and Mr. Wendt be nominated for election as Class I directors at the 2006 Annual Meeting of Stockholders. On April 26, 2006, the Board approved the nomination of Mr. McHugh to stand for reelection as a Class I director. The Board also approved the nominations of Mr. Callaghan, a Class II director who is moving to stand for election earlier as a Class I director, and Mr. Wendt, to stand for election as Class I directors at the 2006 Annual Meeting of Stockholders, to fill the two Class I director offices to be vacated by Messrs. Flick and O’Malley. Each nominee, if elected, has expressed his willingness and intention to serve for the three year term.

STOCKHOLDER NOMINEES FOR DIRECTOR

     We did not receive any notices of stockholder nominees for director prior to the deadline for 2006 nominations described in our 2005 Proxy Statement. Under our By-Laws, nominations for director may be made by a stockholder who is a stockholder of record on the date of the annual meeting and who delivers notice along with the additional information and materials required by our By-Laws, including: (a) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors pursuant to Regulation 14A of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the nomination is made, (ii) the class or series and number of shares of our capital stock owned beneficially or of record by such stockholder and such beneficial owner, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected. Under our By-Laws a stockholder must deliver notice of nominees for director to our corporate Secretary not less than 90 days and no more than 120 days before the first anniversary date of the mailing date of the proxy for the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice by the stockholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made.

     For the annual meeting of stockholders in 2007, we must receive this notice no earlier than January 5, 2007 and no later than February 4, 2007. You may obtain a copy of our By-Laws, without charge, or submit a nominee for director by writing to our corporate Secretary, c/o FTI Consulting, Inc., 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202. We filed a copy of our By-Laws with the SEC on November 9, 2004 as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

COMMUNICATIONS WITH NON-MANAGEMENT DIRECTORS

     Our Whistleblower Policy covers communications with the non-management directors. The Whistleblower Policy can be found on our website at www.fticonsulting.com, and may be accessed under the section titled “About FTI”, under the subsection titled “Governance.” Stockholders, employees and other interested persons can communicate with an individual director, the Chair of the Audit Committee, the Presiding Director or the non-management directors as a group, using the EthicsPoint system, which allows interested persons to place confidential and anonymous reports by either telephone or the Internet, without divulging their names or other personal information. The reporting web site can be accessed from any Internet-enabled computer at www.ethicspoint.com. Telephone reports can be placed by calling (866) 294-3576. EthicsPoint will send reports to designated recipients within FTI, which includes our General Counsel, Associate General Counsel, and Executive Vice President — Chief Risk Officer. If interested persons do not feel comfortable using the EthicsPoint system, they may communicate with non-management directors by telephone to our General Counsel at (410) 951-4800, by mail to FTI Consulting, Inc., 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202, or by e-mail to dianne.sagner@fticonsulting.com. Interested persons may also use our internal hotlines at (866) 254-4330. The designated recipients will forward interested party communications, depending upon the subject matter, to the Chair of the Audit Committee, the Presiding Director, or other appropriate person who is responsible for ensuring that the interested persons’ concerns are investigated and appropriately addressed. The designated recipients of the reports will not filter the communications. Communications to non-management directors relating to our business will be retained for seven-years.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

General

     We reimburse our directors for their out-of-pocket expenses incurred in the performance of their duties as our directors. We do not pay fees to the directors for attendance at Board and Committee meetings. As of April 27, 2005, our Board approved amended compensation arrangements for our non-employee directors pursuant to the Director Plan that was recommended by the Compensation Committee and finally approved by the Board on May 18, 2005. These arrangements modify and amend the prior non-employee director compensation arrangements described in the proxy statement for our May 18, 2005 annual meeting of stockholders. Only directors who are not employees are eligible to receive such compensation. The amended non-employee director compensation arrangements under the Director Plan provide for both cash and equity compensation. For both types of compensation, non-employee directors will first become eligible to participate in the amended arrangements as follows: (i) for each new non-employee director, the date that he is first elected or appointed to, or otherwise becomes a non-employee director of, our Board; and (ii) for incumbent non-employee directors, as of the date such director would have been eligible to receive his next option award under our prior non-employee director compensation arrangements. Messrs. Flick, O’Malley and Stamas became eligible to participate in the amended compensation arrangements on June 5, 2005. On October 26, 2005, upon appointment by the Board as a director to fill a vacancy created by increasing the size of our Board from eight to nine directors, Mr. McHugh became eligible and received director compensation under these compensation arrangements. Mr. Wendt will become eligible to  receive director compensation under these compensation arrangements upon his election to the Board at the 2006 Annual Meeting. Mr. Callaghan will become eligible to receive director’s compensation under these arrangements on July 24, 2006, and Messrs. Berey and Holthaus will become eligible to receive directors’ compensation under these arrangements on June 7, 2007.

Directors’ Compensation Table

     The following table summarizes compensation to our non-employee directors:

Type of Cash Compensation	Value
Annual Retainer	$ 50,000
Annual Retainer for Compensation Committee and Nominating
and Corporate Governance Committee Chairs	$ 55,000
Annual Retainer for Audit Committee Chair	$ 60,000

Type of Three Year Cyclical Equity Compensation	Value
Stock Option	75,000 shares
or
Restricted Stock	37,500 shares

     At a non-employee director’s election, the annual retainer may be paid in the form of cash or a stock option to purchase a number of shares of our common stock that has an equivalent aggregate value to the applicable annual retainer amount determined using the valuation method and assumptions in our latest periodic report filed with the SEC. Each stock option will have an exercise price per share equal to the closing price per share of our common stock on the NYSE (or other principal securities exchange on which our shares of common stock are then listed) on the date of grant. Annual retainer payments paid in stock options will be vested in full as of the date of grant. All such stock options will have a ten-year term. Such stock options will be awarded pursuant to our 2004 Plan or other equity plan approved by our stockholders from time to time. Rather than electing to receive stock options, each director will also be permitted annually to elect to defer his or her annual retainer payment. See “– Non-Employee Director Deferred Compensation.”

     In addition to his annual retainer, equity compensation will be awarded to a non-employee director on a three year cycle. The director will elect the form of equity this award will take. A cyclical stock option award will be exercisable at the closing price per share of our common stock on the NYSE (or other principal securities exchange on which our shares of common stock are then listed) on the date of grant. Cyclical stock option and restricted stock awards will vest one-twelfth on each three month anniversary, beginning with the first three month period after the date of grant. Each cyclical stock option will have a term of ten years. Directors will be entitled to vote and receive dividends with respect to shares of restricted stock. Cyclical stock options and restricted stock will be awarded pursuant to our 2004 Plan or other equity plan approved by our stockholders from time to time. Rather than electing to receive stock options or restricted stock, each director will also be permitted to elect to defer his or her three year cyclical equity award. See “– Non-Employee Director Deferred Compensation.”

Non-Employee Director Deferred Compensation

     Non-employee directors may elect to defer all or a portion of their annual retainer and cyclical equity award. Deferred annual retainers will be designated as a number of stock units determined by dividing (i) the applicable annual retainer payment, by (ii) the closing price per share of our common stock as reported by the NYSE (or such other principal securities exchange on which our common stock is then listed) for the applicable annual retainer payment date. All stock units will be (i) immediately vested, (ii) non-transferable, and (iii) settled in shares of common stock upon the non-employee director’s death or other termination from the Board or upon a change in control.

     Deferred cyclical equity awards will be designated as 37,500 restricted stock units. Restricted stock units granted as cyclical equity grants will be (i) subject to vesting at the rate of one-twelfth on each three month anniversary, beginning with the first three month period after the date of grant, (ii) nontransferable, and (iii) settled in shares of common stock, to the extent vested, upon the non-employee director’s death or other termination date or upon a change in control. All restricted stock units that are unvested as of the non-employee director’s death or other termination from the Board or upon a change in control will be forfeited for no consideration upon such event.

     Directors will have no voting or other rights as a stockholder until shares of our common stock are issued to the holder upon settlement. If stock units or restricted stock units are chosen, dividend equivalents will be credited in the form of additional stock units or restricted stock units, should the Board declare and pay dividends on our common stock. Stock units or restricted stock units may be awarded pursuant to the 2004 Plan. If the FTI Consulting, Inc. Deferred Compensation Plan for Key Employees and Non-Employee Directors is approved by our stockholders at this 2006 Annual Meeting, the Board and/or the Compensation Committee intend to approve and adopt amendments to the 2004 Plan and the Director Plan to permit non-employee director compensation deferrals pursuant to the Deferred Compensation Plan. We will not be required to submit those amendments to our stockholders for approval.

Equity Ownership Guidelines

     We have adopted equity ownership guidelines for non-employee directors. Under these guidelines, non-employee directors are encouraged to attain an investment level in our equity securities having a cumulative value as of the Equity Ownership Compliance Date (as defined below) equal to at least $100,000, which is two times the amount of the base annual retainer. Each non-employee director is encouraged to attain this investment level by the third anniversary of the date the first non-employee director equity compensation award is received by him (the “Equity Ownership Compliance Date”). Shares of common stock owned by the non-employee director and shares of common stock held in trust over which the non-employee director has or shares investment and/or voting power are counted towards attaining the investment level. Option holdings, whether or not vested, do not count. However, restricted stock and deferred stock units, to the extent vested, will be counted towards such director’s equity ownership.

Prior Compensation Arrangement for Non-Employee Directors

     Prior to the adoption of the revised non-employee director compensation arrangements, we did not pay cash compensation to our non-employee directors. Upon initial appointment to the Board, and upon each successive third anniversary of such appointment date, each non-employee director received a grant of stock options, which under the 2004 Plan non-employee director formula award provision was exercisable for 135,000 shares of our common stock at an exercise price equal to the closing price per share of our common stock as reported on the NYSE (or such other principal securities exchange on which our common stock is then listed) on the grant date. The options vest annually over three years, with vesting acceleration upon death, disability or attainment of age 70. The options have a ten-year term. Upon termination of service on the Board, the unvested options terminate but vested options remain exercisable for the balance of their term. All options awarded to non-employee directors on and prior to April 26, 2005, will continue to be outstanding on their respective terms.

     As of March 15, 2006, non-employee directors held options to purchase 1,145,121 shares of our common stock, of which 751,371 were exercisable on such date. Non-employee directors held 34,375 shares of restricted stock as of that date. There were no stock units or restricted stock units outstanding as of that date.

CORPORATE GOVERNANCE

GOVERNANCE PRINCIPLES

     We have long believed that sound principles of corporate governance are required to build stockholder value. Our corporate governance materials, including Corporate Governance Guidelines, Categorical Standards of Director Independence, Policy on Ethics and Business Conduct, Policy on Conflicts of Interest, Policy Statement on Inside Information and Insider Trading, Policy on Disclosure Controls, Whistleblower Policy, and Committee Charters, are published in the “About FTI” section of our website at www.fticonsulting.com under the subsection titled “Governance.” We filed the latest amended and restated versions of our corporate governance documents and Committee Charters with the SEC on March 15, 2005 as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2004. We delivered copies of the Charters of the Audit, Nominating and Corporate Governance and Compensation Committees

with our Proxy Statement for the 2005 annual meeting of stockholders as Appendices B, C and D, respectively. We filed our Policy on Ethics and Business Conduct with the SEC on September 23, 2004 as an exhibit to our Current Report on Form 8-K dated September 17, 2004.

     The Nominating and Corporate Governance Committee regularly reviews corporate governance developments and recommends modifications for adoption by the Board and the Committees, as appropriate, to enhance our corporate governance policies and practices and to comply with laws and rules of the SEC, the NYSE or other governmental or applicable regulatory authorities. We will provide printed copies of the corporate governance documents, including, without limitation, the Charters of the Committees, the Corporate Governance Guidelines and the Policy on Ethics and Business Conduct, to any person, without charge, upon request to Joanne F. Catanese, Associate General Counsel and Secretary, FTI Consulting, Inc., 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202, Telephone No. (410) 951-4800.

     The Board and each Committee conducted their 2005 assessments, engaging outside counsel to compile the data and assist in the analysis of the information. The Board and each of the Committees discussed its own assessment, and the Board reviewed the assessments of the Board and the Committees to determine whether any enhancements to existing practices were necessary.

DIRECTOR INDEPENDENCE

     For a director to be considered independent, the Board must affirmatively determine that the director does not have any direct or indirect material relationship with us or our subsidiaries, and is not otherwise automatically disqualified by the NYSE independence standards. The Board has established Categorical Standards of Director Independence, which recognize that a director is “independent” if he or she does not have a material relationship with FTI (directly or as a partner, stockholder or officer of an organization that has a relationship with us). In connection with, and to assist in making, that determination, the Categorical Standards of Director Independence require the Board to consider whether a director meets the following categorical standards: (i) during the past three years, we have not employed the director and have not employed (except in a non-officer capacity) any of his immediate family members (as defined under Section 303A of the NYSE corporate governance rules); (ii) (A) neither the director nor any member of his immediate family is a current partner of a firm that is our internal or external auditor; (B) the director is not a current employee of a firm that is our internal or external auditor; (C) no immediate family member of a director participates in the audit, assurance or tax compliance (but not tax planning) practice of a firm that is our internal or external auditor; or (D) neither the director or more any member of his immediate family within the last three years (but is no longer) a partner or employee of a firm that is our internal or external auditor and personally worked on our audit within that time; (iii) during the past three years, neither the director nor any of his immediate family members has been employed as an executive officer of another company where any of our present executives serve on such other company’s compensation committee; (iv) during the past three years, neither the director nor any of his immediate family members has received more than $100,000 per year in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); (v) the director has not served as an executive officer or employee, and none of his immediate family members has served as an executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $1.0 million or 2% of such other company’s consolidated gross revenues; provided, that, such restriction shall not apply if three years have passed since such payments fell below the threshold; (vi) the director is not an employee, officer, director or trustee of a foundation, university or other non-profit organization to which we give directly, or indirectly through the provision of services, more than the greater of $1.0 million or 2% of the organization’s consolidated gross revenues in any fiscal year; provided, that, such restriction shall not apply if three years have passed since such charitable contributions by us fell below the threshold; and (vii) considering all facts and circumstances that the Board determines are relevant, the director does not have a material relationship with us.

     The Board has determined that its following members are independent constituting a majority of the members of the Board: Mark H. Berey, Denis J. Callaghan, Gerard E. Holthaus, Matthew McHugh and George P. Stamas. Peter F. O’Malley also qualifies as an independent director until his retirement. Upon election as a Class I director by our stockholders at this meeting, Gary C. Wendt will qualify as independent. The Board has determined that each of them qualifies as independent under the Categorical Standards of Director Independence adopted by the Board and Section 303A of the NYSE corporate governance rules and is free of any material relationship or conflicts of interest with us and our subsidiaries that would render him not independent. In 2005 and during the preceding three years, we have not made charitable contributions to any organization in which a director serves as an employee, officer, director or trustee, which in any single year exceeded the greater of $1.0 million or 2% of such organizations gross revenues. Because we are in the business of providing forensic/litigation/services, corporate finance/restructuring services, economic consulting services and technology services, to a wide range of law firms, companies and other third parties; from time to time, we have been engaged to, directly or indirectly, provide services to, or in connection with matters that involve, persons or entities with whom our non-management directors are employed, are affiliated or otherwise have a relationship. In determining a director’s independence, the Board has considered various relationships between FTI and our subsidiaries and the directors or members of their immediate family and the organizations for whom they work. Mr. Stamas is a partner of Kirkland & Ellis LLP, a large international law firm that engages us to provide services to its clients, in the normal course of business. In addition, we have engaged that law firm to provide legal services to us in its normal course of business. We have also considered any disagreements involving our services. In reaching the conclusion that the transactions with that law firm are not material to Mr. Stamas’ independence, the Board has considered that in substantially all cases we have been engaged by such law firm on behalf and for the benefit of its third party clients, those clients are ultimately responsible for paying our fees, the aggregate amount paid to or by us in 2005 and each of the preceding three years does not exceed 2% of such law firm’s gross revenues for each such year (based on information available from public sources), and Mr. Stamas has not directly worked on such transactions. Prior to April 26, 2006 and the decision to change FTI’s independent registered public accounting firm, James A. Flick, Jr. did not qualify as an independent director under our Categorical Standards of Director Independence and Section 303A of the NYSE rules because his daughter-in-law works part time in a non-partner capacity as an audit manager for Ernst & Young LLP. Upon the change of FTI’s independent registered public accounting firm from Ernst & Young LLP to KPMG LLP on April 26, 2006, Mr. Flick would be independent under the NYSE rules, however, Mr. Flick’s son has recently accepted employment with FTI at a base salary in excess of $100,000.

PRESIDING DIRECTOR

     Our non-management directors meet in closed (executive) sessions without the presence of management periodically throughout the year. During 2005, our non-management directors met in closed (executive) session four times without management. During 2005, our independent directors met in closed (executive) session once without management. The Chair of the Nominating and Corporate Governance Committee acts as Presiding Director at meetings of the non-management and independent directors. The current Chair of the Nominating and Corporate Governance Committee is Denis J. Callaghan, who will continue to act as the Presiding Director until his successor has been appointed and qualifies. The Nominating and Corporate Governance Committee recommends the candidates for membership and as Chairs of the Committees, including “Chair” of the Nominating and Corporate Governance Committee, to the Board who elects the Chairs and members of the Committees annually.

CODE OF CONDUCT

     The written Policy on Ethics and Business Conduct (the “Code of Ethics” and together with the Policy on Conflicts of Interest, the “Ethics Policy”) reflects our longstanding policies. The Ethics Policy applies to our Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Corporate Controller and other financial professionals as well as our Chief Operating Officer and other officers, directors, employees and independent contractors. We require that they avoid conflicts of interest, comply with applicable laws and other legal requirements, protect company assets, and conduct business in an honest and ethical manner, and otherwise act with integrity, in our best interest, and in accordance with the Ethics Policy. The Ethics Policy prohibits insiders from knowingly taking advantage of corporate opportunities for personal benefit, and taking unfair advantage of our business associates, competitors and employees through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other practice of unfair dealing. Our Policy Statement on Inside Information and Insider Trading prohibits insider trading and the disclosure of proprietary information. Our Code of Ethics is publicly available under the section titled “About FTI”, under the subsection titled “Governance,” on our website at www.fticonsulting.com. If we make substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics to our Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer or Corporate Controller and any of our other officers, financial professionals and persons performing similar functions, we will disclose the nature of such amendment or waiver on our website or in a report filed with the SEC on Form 8-K.

EXECUTIVE OFFICERS AND COMPENSATION

EXECUTIVE OFFICERS

     We have set forth below information about each of our executive officers and other key employees who is not also a director:

		Officer
Name	Age	Since	Position	Principal Business Experience For Past Five Years
Dominic DiNapoli	51	2004	Executive Vice President and Chief Operating Officer	Mr. DiNapoli has been an Executive Vice President and our Chief Operating Officer since February 2004. From August 2002 to February 2004, Mr. DiNapoli was a Senior Managing Director in our corporate finance/restructuring practice. From 1998 to 2002, Mr. DiNapoli was a Managing Partner of PricewaterhouseCoopers LLP’s U.S. business recovery services (BRS) practice.

Theodore I. Pincus	63	1999	Executive Vice President and Chief Financial Officer	Mr. Pincus has been an Executive Vice President and our Chief Financial Officer since April 1999. Prior to joining us, Mr. Pincus was Executive Vice President and Chief Financial Officer of Nitinol Medical Technologies from May 1995 to March 1999. He was President of the Pincus Group, a financial consulting firm, from December 1989 to May 1995, and prior to that was a Partner at Ernst & Young LLP.

John A. MacColl	57	2006	Executive Vice President and Chief Risk and Legal Officer	Mr. MacColl has been an Executive Vice President and our Chief Risk Officer since January 2006. In April 2006, Mr. MacColl also assumed the position of Chief Legal Officer of FTI. From April 2004 to April 2005, Mr. MacColl was Vice Chairman of St. Paul Travelers, a position he held with its predecessor, The St. Paul Companies, Inc. from May 2002 to April 2004. From May 1999 to August 2004, Mr. MacColl also held the position of General Counsel. Mr. MacColl joined the St. Paul Companies in 1998, following the company’s merger with United States Fidelity and Guaranty Company, where he served as Executive Vice President of Human Resources and General Counsel. From April 2005 to January 2006, Mr. MacColl pursued personal business interests.

David G. Bannister	50	2005	Senior Vice President— Business Development	Mr. Bannister joined us as Senior Vice President—Business Development in May 2005. From 1998 to 2004, Mr.Bannister was a General Partner of Grotech Capital Group. From 1983 to 1998, Mr.Bannister was employed in the investment banking division of Alex Brown & Sons Incorporated holding the position of Managing Director when he left in 1998. Mr.Bannister is a director of Landstar System, Inc., the Chairman and member of its Audit Committee and a member of several of its other committees. Mr.Bannister is also a director of Allied Holding, Inc., the Chairman and member of its Audit Committee, and a member of several of its other committees.

Sara K. Lacombe	38	2005	Senior Vice President— Human Resources	Ms. Lacombe has been our Senior Vice President—Human Resources since May 2005. Prior to joining us, Ms. Lacombe was employed by Merrill Lynch & Co., Inc. from March 1994 to May 2005 in various positions. Ms. Lacombe held the position of Director of Human Resources, Global Securities Research and Economics at Merrill Lynch from November 2001 to March 2005.

Charles Boryenace	55	2004	Vice President and Controller and Principal Accounting Officer	Mr. Boryenace assumed the duties as our Vice President and Controller and principal accounting officer in May 2005. From November 2004 to May 2005, he was our Interim Controller and acting principal accounting officer. From May 2004 to November 2004, he was our Vice President—Financial Planning and Analysis. From February 2002 to May 2004, he was a Managing Director of our Policano & Manzo subsidiary, which we acquired in February 2002. Prior to February 2002, Mr. Boryenace was a consultant for Policano & Manzo.

Curt A.H. Jeschke, Jr.	55	2004	Vice President— Internal Audit	Mr. Jeschke joined us as Vice President—Internal Audit in May 2004. From November 1998 through June 2003, he was Senior Vice President and Chief Financial Officer of Renaissance Aircraft LLC, a manufacturer of general aviation aircraft. He managed his family’s real estate business from July 2003 to May 2004.

     Our executive officers are appointed by the Board of Directors, and they serve at the pleasure of our Board, subject to the terms of written employment agreements that we have with some of them.

SUMMARY COMPENSATION TABLE

     We have set forth below information concerning the cash and non-cash compensation earned by our President and Chief Executive Officer and the four other most highly compensated persons who were serving as our executive officers on December 31, 2005.

		Annual Compensation				Long-Term Compensation
						Awards		Payouts
					Other	Restricted	Securities
					Annual	Stock	Underlying	LTIP	All Other
		Salary	Bonus		Compensation	Award(s)	Options	Payouts	Compensation
Name and Principal Position	Year	($)(1)	($)(2)		($)(3)	($)	(#)	($)	($)(4)
Jack B. Dunn, IV	2005	1,000,000	1,069,000		36,950	—	90,000	—	7,033
President and Chief	2004	1,000,000	—		15,873	1,000,000 (5)	90,000	—	6,440
Executive Officer	2003	1,000,000	600,000		3,436	—	90,000	—	6,743
Dennis J. Shaughnessy	2005	1,000,000	1,069,000		29,749	—	—	—	6,868
Chairman of the	2004	192,308 (6)	—		854	3,000,000 (7)	200,000 (7)	—	10,708
Board
Dominic DiNapoli	2005	2,000,000	946,000	(8)	25,766	3,280,000 (8)	100,000	—	19,767	(9)
Executive Vice	2004	2,000,000	500,000		4,473	—	50,000	—	34,162	(8)
President
and Chief Operating
Officer
Theodore I. Pincus	2005	500,000	477,000		20,203	—	—	—	9,238	(10)
Executive Vice	2004	500,000	100,000		6,090	—	50,000	—	8,535
President	2003	500,000	400,000		4,763	—	—	—	10,071
and Chief Financial
Officer
Barry S. Kaufman	2005	500,000	487,000		13,584	—	—	—	7,369
Executive Vice	2004	500,000	125,000		6,802	—	50,000	—	6,572
President—	2003	500,000	250,000		—	—	—	—	7,290
Chief Risk
Management
Officer (11)
____________________

(1)	Includes annual base salary, including amounts earned but deferred at the election of the executive officer, such as salary deferrals under our 401(k) Plan.

(2)	For purposes of this table, bonuses have been reported in the fiscal year earned.

(3)	These amounts include our cost to lease automobiles for the benefit of each of the named executive officers. We paid automobile expenses for 2005 for Messrs. Dunn, Shaughnessy, DiNapoli, Pincus and Kaufman of $21,838, $21,095, $20,096, $20,203 and $13,584, respectively. We pay the annual fees for memberships to two golf clubs that are used primarily for client entertainment purposes by certain of the executive officers as well as other employees. The golf club memberships require us to designate individuals as members. Mr.Dunn is designated as a member of two clubs, Mr. Shaughnessy is designated as a member of one club, and Mr. DiNapoli is designated as a member of one club. Golf club fees paid in 2005 for Messrs. Dunn, Shaughnessy and DiNapoli aggregated $15,112, $8,654 and $5,670, respectively. These amounts do not reflect deposits paid by us on account of the golf club memberships in the aggregate net amount of $300,000 as of December 31, 2005. For client entertainment purposes, we purchase season tickets to sporting teams and venues in various locations in the U.S. In 2003, 2004 and 2005, the Company purchased season tickets to the Baltimore Orioles for client entertainment purposes costing $6,237, $7,867 and $7,938, respectively. Mr. Dunn is a limited partner of the Baltimore Orioles. These perquisites and other personal benefits amount in the aggregate to the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

(4)	Included in these amounts are our payment of matching and discretionary contributions to our 401(k) Plan and premiums paid by us for a portable life insurance benefit not generally provided to our employees. In 2005, the Company’s matching 401(k) contributions for Messrs. Dunn, Shaughnessy, DiNapoli, Pincus and Kaufman were $6,300 each. In 2005 and 2004 (the first year the benefit was provided), the premiums paid by us for a portable life insurance benefit for each of the five executive officers was: Mr. Dunn: $733 and $290, Mr. Shaughnessy: $568 and $0, Mr. DiNapoli: $250 and $99, Mr. Pincus: $783 and $310, and Mr. Kaufman: $1,069 and $422, respectively.

(5)

In connection with the amendment of Mr. Dunn’s employment agreement, he was awarded restricted stock under our 2004 Plan valued at $1,000,000 at the grant date of September 23, 2004, equating to 53,106 whole shares based on the closing price of $18.83 per share of common stock on the NYSE on that date, which vest in five equal annual installments beginning one year from the date of grant. On December 31, 2004 and December 31, 2005, those shares were valued at approximately $1,100,000 and $1,457,229, based on the closing price of $21.07 and $27.44 per share, respectively (the closing price of a share of our common stock on the NYSE on that date). We have never paid dividends on our common stock but Mr. Dunn would be entitled to receive such dividends on account of the restricted stock if and when authorized, declared and paid. Mr. Dunn’s employment agreement, as amended, including compensation arrangements, is described under “Executive Officers and Compensation—Employment Arrangements.”

(6)

Dennis J. Shaughnessy was appointed as our executive Chairman of the Board on October 18, 2004. Under his employment agreement, his base annual salary for 2004 is $1,000,000. The amount shown in the table represents the amount actually paid to him as base salary for the period October 18, 2004 through December 31, 2004.

(7)

In 2004, in connection with his employment, Mr. Shaughnessy was awarded restricted stock under our 2004 Plan valued at $3,000,000 at the grant date of October 18, 2004, equating to 152,517 whole shares based on the closing price of $19.67 per share of common stock on the NYSE on that date. The restricted shares vest in ten equal annual installments beginning one year from the date of grant. On December 31, 2004 and December 31, 2005, those shares were valued at approximately $3,200,000 and $4,185,066, based on the closing price of $21.07 and $27.44 per share, respectively (the closing price of a share of our common stock on the NYSE on that date). We have never paid dividends on our common stock but Mr. Shaughnessy would be entitled to receive such dividends on account of the restricted stock if and when authorized, declared and paid. As of October 18, 2004, he was also awarded an option exercisable for 200,000 shares of our common stock at an exercise price equal to the closing price of a share of our common stock on the NYSE on that date, or $19.67 per share, which option vests in three equal annual installments beginning on the date of grant. Mr. Shaughnessy’s employment agreement, including compensation arrangements, is described under “Executive Officers and Compensation — Employment Arrangements.”

(8)

Dominic DiNapoli was appointed our Executive Vice President and Chief Operating Officer in February 2004. He joined us from the business recovery services (BRS) business of PricewaterhouseCoopers LLP, which was acquired by us in August 2002. In connection with that acquisition, Mr. DiNapoli received shares of our common stock that are restricted under the terms of his employment agreement. We granted the former BRS partners who joined us contractual protection against a decline in the value of their restricted shares during the four-year restricted period if the market price falls below $18.89 per share. In 2004, $27,913 included in the above table relates to his contractual stock price protection. All restricted shares become unrestricted on August 30, 2006. If Mr. DiNapoli were to terminate his employment with us prior to August 30, 2006, the restricted period for his restricted shares would be extended to eight years from the date of termination. On November 1, 2005, we entered into a new employment agreement with Mr. DiNapoli. Mr. DiNapoli was awarded an option for 100,000 shares of our common stock pursuant to our 2004 Plan with an exercise price equal to the closing price of a share of our common stock on that date, or $26.24 per share. The option vests in three equal annual installments beginning on the grant date. In addition, as of November 1, 2005, Mr. DiNapoli was awarded 125,000 shares of restricted stock under the 2004 Plan, which as of the date of grant had a value of $3,280,000 based on a common stock price of $26.24 per share. On December 31, 2005, those shares were valued at approximately $3,430,000 based on the closing price of $27.44 per share (the closing price of a share of our common stock on the NYSE on that date). One-ninth of the award shares will vest and become nonforfeitable on December 31, 2006, and one-ninth of the award shares will vest and become nonforfeitable on each anniversary of such date, such that 100% of the award shares will be vested and nonforfeitable on December 31, 2014, provided that, Mr. DiNapoli is employed by us or an affiliate on each such anniversary date. We have never paid dividends on our common stock but Mr. DiNapoli would be entitled to receive such dividends on account of the restricted stock if and when authorized, declared and paid. Mr. DiNapoli will be entitled to an annual incentive bonus as determined by the Compensation Committee. The Compensation Committee has approved a minimum bonus amount of $500,000 per year at a minimum target of $1.00 consolidated earnings per share for the term of the employment agreement pursuant to the FTI Consulting, Inc. Incentive Compensation Plan, Amended and Restated Effective October 25, 2005, or successor plan. Mr. DiNapoli’s employment agreement, including compensation arrangements, is described under “Executive Officers and Compensation—Employment Arrangements.”

(9)	Includes $13,217 paid by us for legal expenses incurred by Mr. DiNapoli in connection with the negotiation of his new employment agreement.

(10)

Includes premium payments for 2005 for the following insurance benefits that are not provided to other executive officers or employees in general: approximately $835 for additional liability coverage and $1,320 for additional long-term disability coverage.

(11)

On January 9, 2006, Mr.Kaufman assumed the position of leader of our Technology initiative, which is not an executive officer position with FTI. He left the position of Executive Vice President and Chief Risk Management Officer of FTI as of that date.

CORPORATE AIRCRAFT

     In October 2005, the Board authorized the procurement of a corporate aircraft to maintain scheduling flexibility and a greater degree of control over the security of senior executives as they travel. As of December 13, 2005, we entered into an operating lease with Banc of America Leasing & Capital, LLC and a resale aircraft purchase agreement for a Hawker 800XP aircraft. At that time, we also entered into a Charter and Management Services Agreement with Summit Jet, LLC, or Summit, a FAA Part 135 air carrier whereby Summit will provide the crew and maintain, manage and operate the aircraft to carry executives, non-employee directors, other personnel and guests of the company on official travel, as well as charter to third parties. In February 2006, the Board upon the recommendation of the Compensation Committee approved an internal Corporate Aircraft Policy to govern the use and administration of the aircraft, including the personal use of the aircraft by executives and non-employee directors and their family members and other invitees. Pursuant to that policy, authorized executives and non-employee directors are permitted to personally use the corporate aircraft provided that they directly charter the aircraft from Summit. The hourly leasing fee per in flight travel hour for personal charters by corporate executives and non-employee directors is $1,800. That fee is less than the approximately $3,600 per hour that Summit charges to unaffiliated third parties to charter the aircraft. Based on the formula set forth in the Charter and Management Services Agreement between FTI and Summit, the fee credited by Summit to FTI resulting from Summit’s charter of the aircraft to an executive officer or non-employee director of FTI is less than that realized by FTI when Summit charters the aircraft to unaffiliated third parties. Because any such personal use has been arranged and paid for by the executive or non-employee director as a direct charter with Summit without any charge to us, executives and non-employee directors have not been imputed with compensation reflecting either the cost to the executive or non-employee director of that use nor the differential between the hourly charter rate paid by them and the hourly rate that Summit would charge for charters to unaffiliated third parties. In the event that a family member or other invitee travels on the aircraft when an executive or non-employee director is using it for primarily a business purpose, if the person is a family member, the related executive or non-employee director will be imputed taxable income relating to that person’s travel. If the invitee is a third party, we will issue a Form 1099 to such invitee for the taxable income imputed to such third party. The taxable income will be imputed at a rate equivalent to the Standard Industry Fare Level formula calculation (SIFL), or such other calculation as may be required under applicable rules and regulations of the Internal Revenue Service, for the executive or non-employee director and each family member or other invitee over the age of two. During 2005, all personal travel on the corporate aircraft by an executive officer was arranged as a direct charter from Summit and no imputed income relating to the use of the aircraft is reflected in the Summary Compensation Table. During 2005, no non-employee director chartered the aircraft for personal use. During 2005, no family members or other invitees of any executives or non-employee directors traveled on the aircraft while it was being used for business.

EQUITY COMPENSATION PLANS

Option Grants in Last Fiscal Year

     The following table sets forth the options granted to our named executive officers during 2005.

					Potential Realizable
					Value at Assumed Annual
					Rate of Stock Price
					Appreciation for
	Individual Grants				Option Term
	Number of	% of Total
	Securities	Options	Exercise
	Underlying	Granted to	Price per
	Options	Employees	Share	Expiration	5%	10%
Name	Granted	in 2005	($/Share)(1)	Date	($)(2)	($)
Jack B. Dunn, IV(3)	22,500	2.39%	21.07	02.17.15	228,000	643,000
	22,500	2.39%	23.72	04.28.15	256,000	724,000
	22,500	2.39%	26.36	07.20.15	285,000	805,000
	22,500	2.39%	28.86	11.01.15	312,000	882,000
Dennis J. Shaughnessy	—	—	—	—	—	—
Dominic DiNapoli(4)	100,000	10.64%	26.24	11.01.15	1,650,000	4,181,000
Theodore I. Pincus	—	—	—	—	—	—
Barry S. Kaufman	—	—	—	—	—	—
____________________

(1)	All options were granted at exercise prices equal to or above the fair market value of a share of our common stock as of the date of grant.

(2)

The dollar amounts are the result of calculations at assumed 5% and 10% compounded rates of stock appreciation from the date of grant to the expiration date of the options. The potential realizable value is reported net of the option price but before income taxes associated with exercise. These assumed rates of growth were selected by the SEC for illustration purposes only. They are not intended to forecast possible future appreciation, if any, of our stock price. No gain to the optionees is possible without an increase in stock price.

(3)

Since 1996, Mr. Dunn has received a quarterly standing grant of stock options as authorized by the Compensation Committee pursuant to the terms of our equity-based plans in effect from time to time. Mr. Dunn continues to receive standing grants as part of his equity compensation. Each quarterly grant is currently for 22,500 shares of our common stock (which number may be adjusted pursuant to the applicable plan terms in effect from time to time) awarded as of the day following each quarterly earnings release. Each grant of options has been made at an exercise price 10% higher than the fair market value of a share of common stock on the date of grant. Each option will become fully exercisable upon an increase of 25% in the market value of a share of common stock but not earlier than one year after the date of grant, and will become exercisable eight years from the date of grant if the market value does not reach the target value.

(4)

As of November 1, 2005, Mr. DiNapoli was awarded an option exercisable for 100,000 shares of common stock at an exercise price equal to the closing price of a share of common stock on the NYSE on that date, which vests in three equal annual installments beginning on the date of grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Values of Options

     The following table sets forth information regarding outstanding options held by our named executive officers as of December 31, 2005.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options at
	Acquired	Value	Options at December 31, 2005		December 31, 2005(1)
Name	on Exercise	Realized($)	Exercisable	Unexercisable	Exercisable($)	Unexercisable($)
Jack B. Dunn, IV	233,382	4,661,000	465,459	180,000	3,528,000	251,000
Dennis J. Shaughnessy	—	—	268,333	66,667	1,861,000	518,000
Dominic DiNapoli	—	—	117,500	100,000	434,000	442,000
Theodore I. Pincus	—	—	207,917	33,333	2,260,000	362,000
Barry S. Kaufman	25,926	265,000	28,241	33,333	78,000	362,000
____________________

(1)	The value of the in-the-money options is based on the market price of a share of our common stock on December 31, 2005, which was $27.44 per share, less the total exercise price and multiplied by the total number of shares underlying the options.

EMPLOYMENT ARRANGEMENTS

     Jack B. Dunn, IV. We entered into an employment agreement with Jack B. Dunn, IV as of November 5, 2002, to replace the employment agreement that we previously had with him. That employment agreement was amended as of September 23, 2004. The employment agreement, as amended, provides that Mr. Dunn will serve as our President and Chief Executive Officer. Mr. Dunn agreed to waive any right he might have otherwise had under his employment agreement to resign for “Good Reason” (as defined in his employment agreement) based on his change in title and responsibilities because of our employment of Mr. Shaughnessy as executive Chairman of the Board. This waiver in no way affects Mr. Dunn’s right or entitlement to exercise “Good Reason” resignation rights under his employment agreement based on other or future circumstances, including but not limited to additional changes to his title and/or responsibilities beyond those contemplated by the amendment.

     For consideration for Mr. Dunn’s services, Mr. Dunn received an annual base salary set at $1,000,000 for 2005, and is entitled to participate in our incentive compensation and other bonus plans adopted by the Board and Compensation Committee of the Board and in our health, pension and other benefit plans. His annual salary is subject to annual increases at the discretion of the Compensation Committee but the Compensation Committee may not decrease his annual salary. Under the provisions of his employment agreement, as amended, Mr. Dunn agrees to serve as a director on our Board. In connection with the execution of the employment agreement in November 2002, we granted Mr. Dunn an option for 135,000 shares of our common stock (as adjusted for the three-for-two stock split paid as a stock dividend on June 4, 2003 to stockholders of record on May 7, 2003). This option vested in three equal installments, on the date of the agreement and on the first and second anniversaries of such date.

     Mr. Dunn’s amended employment agreement extends the renewal options under that agreement. As amended, the three-year initial term of his employment agreement will automatically extend by one year effective at the close of business on the day before the first, second, third, fourth and fifth anniversaries of its November 5, 2002 initial effective date, unless by such date we or Mr. Dunn gives the other notice of an intention not to further extend the term. Prior to the amendment, Mr. Dunn’s employment term with all extensions would have expired on November 5, 2008, absent notice by a party not to extend. As amended, with all extensions, Mr. Dunn’s employment term will expire on November 5, 2010, absent notice by a party not to extend. As of November 4, 2005, extension options have become effective that extend the term of Mr. Dunn’s employment agreement to November 4, 2008. As compensation to Mr. Dunn for agreeing to serve as our President and Chief Executive Officer, the additional extension options, and for other agreements in the amendment, Mr. Dunn received an award of restricted stock under the 2004 Plan with a value of $1,000,000 as of September 23, 2004, which equates to the award of 53,106 whole shares of common stock based on the closing price of a share of our common stock on the NYSE on that day. The restricted stock will vest in five equal installments, beginning on the first anniversary of the date of the amendment to the employment agreement and continuing on the following four anniversaries of such date, provided that, Mr. Dunn is employed with us on each such anniversary, such that the restricted stock would be fully vested on September 23, 2009. Vesting of his options, restricted stock and any other equity-based awards granted from time to time will continue through his transition term (as described below).

     If Mr. Dunn’s employment term expires or earlier terminates other than upon certain specified events such as death or disability, Mr. Dunn will continue to provide services to us as a part-time employee for five years (his transition term), providing not more than 500 hours of service per 12-month period at our offices in Maryland. During his transition term, in lieu of his salary, we will pay Mr. Dunn five annual transition payments of $500,000. Upon a termination event or during a transition period, Mr. Dunn will be entitled to specified payments, which may include payment of any unreimbursed business expenses, any vested benefits under our pension or other benefit plans, and the continuation of health and life insurance benefits for him and his family for their respective lifetimes and for his dependents until such dependents’ attainment of the maximum age up to which our plans, as then in effect, cover dependents of our employees. Mr. Dunn will also be entitled to use of a car during the transition period.

     Depending on whether Mr. Dunn is deemed terminated due to a specified event, including, termination with or without “Cause,” with or without “Good Reason,” upon his Death or “Disability” or for another reason, including a “Change of Control,” (as those terms are defined in his employment agreement), he will be entitled to specified payments and benefits (or after-tax cash payments to reimburse the cost of benefits), the amount and value of which cannot now be calculated but would exceed $100,000, including, salary continuation, bonus payments, severance and vesting of equity awards, depending on the triggering event, in accordance with his employment agreement or applicable equity award agreements.

     Mr. Dunn’s agreement contains non-competition terms that will continue for three years from the last day of his employment. During this period, Mr. Dunn also will be prohibited from soliciting any entity or person that has been our client, customer, employee or contractor to terminate their relationship with us.

     If any payment made by us under the employment agreement with Mr. Dunn is subject to an excise tax, we will pay Mr. Dunn an additional payment in an amount that after the payment by him of all taxes, he will retain an amount equal to such excise tax.

     Dennis J. Shaughnessy. We entered into an employment agreement with Dennis J. Shaughnessy as of September 20, 2004, with an effective date of October 18, 2004. Mr. Shaughnessy’s employment agreement provides that he will serve as our full-time Chairman of the Board of Directors, which is an executive officer’s position, reporting to the Board and our Chief Executive Officer. Mr. Shaughnessy also serves as a management director.

     In consideration for Mr. Shaughnessy’s services, he received an annual base salary of $1,000,000 for 2005, and is entitled to participate in our incentive compensation and other bonus plans adopted by the Board and Compensation Committee of the Board and our health, pension and other benefit plans. Mr. Shaughnessy’s annual salary is subject to annual increases at the discretion of the Compensation Committee but the Compensation Committee may not decrease his annual salary. Pursuant to his employment agreement, as of October 18, 2004, Mr. Shaughnessy was awarded an option for 200,000 shares of common stock under our 2004 Plan with an exercise price calculated as of the close of trading of shares of our common stock on the NYSE on the date of grant. This option vests in three equal annual installments, beginning on the date of grant and on the first and second anniversaries of such date. In addition, Mr. Shaughnessy received an award of restricted stock under the 2004 Plan with a value of $3,000,000 as of October 18, 2004, equating to 152,517 whole shares of common stock based on the closing price of a share of our common stock on the NYSE for that date. The shares of restricted stock vest in ten equal installments, beginning on the first anniversary of the date of grant, provided, that, Mr. Shaughnessy is employed by us on each such anniversary date, such that the shares of restricted stock would be fully vested on October 18, 2014. Mr. Shaughnessy is also entitled to retain the options awarded to him while he was a non-employee director pursuant to our 1997 Plan. Vesting of his options, restricted stock and any other equity-based awards granted from time to time will continue through his transition term (as described below).

     Mr. Shaughnessy’s employment agreement has a five-year term, expiring October 17, 2009, unless it terminates earlier. If Mr. Shaughnessy’s employment term expires or earlier terminates other than upon certain specified events such as death or disability, Mr. Shaughnessy will continue to provide services to us as a part-time employee for five years (his transition term), at the request of our Chief Executive Officer or Board, of not more than 500 hours of service per 12-month period at our offices in Maryland. During this transition term, in lieu of his salary, we will pay Mr. Shaughnessy $200,000 for each year of the transition term. Upon a termination event or during a transition period, Mr. Shaughnessy will be entitled to specified types of payments, which may include payment of any unreimbursed business expenses, any vested benefits under our pension or other benefit plans, and the continuation of health and life insurance benefits for him and his family for their respective lifetimes and for his dependents until such dependents’ attainment of the maximum age up to which our plans, as then in effect, cover dependents of our employees.

     Depending on whether Mr. Shaughnessy is deemed terminated due to a specified event, including, termination with or without “Cause,” with or without “Good Reason,” upon his Death or “Disability” or for another reason, including a “Change of Control,” (as those terms are defined in his employment agreement), he will be entitled to receive certain specified payments and benefits (or after-tax cash payments to reimburse the cost of benefits), the amount and value of which cannot now be calculated but would exceed $100,000, including, salary continuation, bonus payments, severance and vesting of equity awards, depending on the triggering event, in accordance with his employment agreement or applicable equity award agreements.

     Mr. Shaughnessy’s agreement contains non-competition terms that will continue for three years from the last day of his employment. During this period, Mr. Shaughnessy also will be prohibited from soliciting any entity or person that has been a client, customer, employee or contractor of ours to terminate its relationship with us.

     If any payment made by us under the employment agreement with Mr. Shaughnessy is subject to an excise tax, we will pay Mr. Shaughnessy an additional payment in an amount that after the payment by him of all taxes, he will retain an amount equal to such excise tax.

     Dominic DiNapoli. On October 26, 2005, the Board approved, and on November 1, 2005, we entered into a new employment agreement with Dominic DiNapoli effective as of that date that supersedes and replaces the employment agreement dated July 17, 2002 between Dominic DiNapoli and us and the letter agreement dated March 24, 2004 to amend the employment agreement between Dominic DiNapoli and us. The employment agreement commences November 1, 2005 and terminates on December 31, 2011, subject to the transition term (as defined below). During its term, Mr. DiNapoli will serve as our full-time Executive Vice President and Chief Operating Officer. Mr. DiNapoli is entitled to participate in our incentive compensation and other bonus plans adopted by our Board and Compensation Committee of the Board and in our health, pension and other benefit plans.

     In consideration for Mr. DiNapoli’s services, he received an annual base salary of $2,000,000 in 2005. Mr. DiNapoli’s annual salary will be subject to annual increases at the discretion of the Compensation Committee of our Board but the Compensation Committee may not decrease his annual salary. With respect to each fiscal year during the employment term, Mr. DiNapoli will be entitled to an annual incentive bonus as determined by the Compensation Committee. The Compensation Committee has approved a minimum bonus amount of $500,000 per year at a minimum target of $1.00 consolidated earnings per share for the term of the employment agreement pursuant to the FTI Consulting, Inc. Incentive Compensation Plan, Amended and Restated Effective October 25, 2005, or successor plan. Mr. DiNapoli will be eligible to earn additional bonus amounts pursuant to that plan, subject to the discretion of the Compensation Committee, and the recommendation of our Chief Executive Officer or Chairman of the Board.

     As of November 1, 2005, Mr. DiNapoli was awarded an option for 100,000 shares of our common stock pursuant to our 2004 Plan, with an exercise price equal to the closing price of a share of our common stock on that date. The option vests in three equal annual installments beginning on the grant date and the first and second anniversaries of such dates. In addition, as of November 1, 2005, Mr. DiNapoli was awarded 125,000 shares of restricted stock under out 2004 Plan. One-ninth of the award shares vested and became nonforfeitable on December 31, 2006, and one-ninth of the award shares will vest and become nonforfeitable on each anniversary of such date, such that 100% of the award shares will be vested and nonforfeitable on December 31, 2014, provided that, Mr. DiNapoli is employed by us or an affiliate on each such anniversary date. Vesting of his options, restricted stock and any other equity-based awards granted from time to time will continue through his transition term (as described below)

     If Mr. DiNapoli’s employment term expires or earlier terminates other than upon certain specified events such as death or disability, Mr. DiNapoli will continue to provide services to us as a part-time employee for three years (his transition term), at such dates and time as may be mutually agreed to by him and us, and upon the request and direction of the Chief Executive Officer, of not more than 500 hours of service per 12-month period. During the transition term, in lieu of his salary, we will pay Mr. DiNapoli annual transition payments of $500,000. Upon a termination event or during a transition period, Mr. DiNapoli will be entitled to specified payments, which may include payment of any unreimbursed business expenses, any vested benefits under our pension or other benefit plans, and continued health and life insurance benefits for him and his spouse during their respective lifetimes and for his dependents until such dependents’ attainment of the maximum age up to which our plans, as then in effect, cover dependents of our employees.

     Depending on whether Mr. DiNapoli is deemed terminated due to a specified event, including, termination with or without “Cause,” with or without “Good Reason,” upon his Death or “Disability” or for another reason, including a “Change of Control,” (as those terms are defined in his employment agreement), he will be entitled to specified payments and benefits (or after-tax cash payments to reimburse the cost of benefits), the amount and value of which cannot now be calculated but would exceed $100,000, including, salary continuation, bonus payments, severance and vesting of equity awards, depending on the triggering event, in accordance with his employment agreement or applicable equity award agreements.

     Mr. DiNapoli’s agreement contains non-competition terms that will continue for three years from the last day of his employment. During this period, Mr. DiNapoli also will be prohibited from soliciting any entity or person that has been a client, customer, employee or contractor of ours to terminate its relationship with us.

     If any payment we make under the employment agreement with Mr. DiNapoli is subject to an excise tax, we will pay Mr. DiNapoli an additional payment in an amount that after the payment by him of all taxes, he will retain an amount equal to such excise tax.

     Theodore I. Pincus. We entered into an employment agreement with Theodore I. Pincus as of November 5, 2002. As of March 21, 2006, we entered into an amendment to Mr. Pincus’ employment agreement. The employment agreement provides that during its term, Mr. Pincus will serve as our Executive Vice President and Chief Financial Officer. Pursuant to the amended employment agreement, as of January 1, 2006 Mr. Pincus’ base salary increased to $650,000 per annum from his $500,000 base salary amount in 2005. Mr. Pincus is entitled to participate in our incentive compensation and other bonus plans adopted by our Board and Compensation Committee of the Board and in our health, pension and other benefit plans. His annual salary is subject to annual increases at the discretion of the Compensation Committee but the Compensation Committee may not decrease his annual salary. In connection with the execution of the employment agreement in 2002, we granted Mr. Pincus an option for 67,500 shares of common stock (as adjusted for the three-for-two stock split paid as a stock dividend on June 4, 2003 to stockholders of record on May 7, 2003) under our 1997 Plan. This option vested in three equal installments.

     Mr. Pincus’ employment agreement had an initial three-year term. As of November 4, 2003, the term was extended for one additional one-year period. Pursuant to the amendment to his employment agreement dated as of March 21, 2006, the term of Mr. Pincus’ employment agreement, which would have expired on November 2, 2006, has been extended until November 2, 2007 (the “Continuation Date”) and, thereafter, the term will automatically renew for an additional year from year to year (each an “Annual Renewal,” and collectively the “Annual Renewals”) unless either party provides written notice of non-renewal to the other party at least 45 days prior to end of the Continuation Date or the expiration of such Annual Renewal term, as applicable.

     If Mr. Pincus’ employment term expires or earlier terminates other than upon certain specified events such as death or disability, Mr. Pincus will continue to provide services to us as a part-time employee for three years (his transition term), providing for, at the request and direction of the Chief Executive Officer or the Board, not more than 500 hours of service per 12-month period at our offices in Maryland. Mr. Pincus will be required to devote the first six months of his transition period to training and transitioning a new chief financial officer for FTI. During the transition term, in lieu of his salary, we will pay Mr. Pincus three annual transition payments of $325,000 plus $650.00 per hour for each hour worked in excess of 500 hours per year. In addition, Mr. Pincus will have a special bonus opportunity of up to $325,000 that could be earned following completion of the first six months of his transition period in the discretion of the Compensation Committee. Upon a termination event or during a transition period, Mr. Pincus will be entitled to specified payments, which may include payment of any unreimbursed business expenses, any vested benefits under our pension or other benefit plans, and continued health and life insurance benefits for him and his spouse during their respective lifetimes and for his dependents until such dependents’ attainment of the maximum age up to which our plans, as then in effect, cover dependents of our employees. Vesting of his options, restricted stock and any other equity-based awards granted from time to time will continue through his transition term.

     Depending on whether Mr. Pincus is deemed terminated due to a specified event, including, termination with or without “Cause,” with or without “Good Reason,” upon his Death or “Disability” or for another reason, including a “Change of Control,” (as those terms are defined in his employment agreement), he will be entitled to receive certain specified payments and benefits (or after-tax cash payments to reimburse the cost of benefits), the amount and value of which cannot now be calculated but would exceed $100,000, including, salary continuation, bonus payments, severance and vesting of equity awards, depending on the triggering event, in accordance with his employment agreement or applicable equity award agreements.

     Mr. Pincus’ employment agreement contains non-competition terms that will continue for three years after the last day of his employment. During this period, Mr. Pincus also will be prohibited from soliciting any entity or person that has been our client, customer, employee or contractor to terminate their relationship with us.

     If any payment made by us under the employment agreement is subject to an excise tax, we will pay Mr. Pincus an additional payment in an amount that after the payment by him of all taxes, he will retain an amount equal to such excise tax.

     John A. MacColl. John A. MacColl joined us as our Executive Vice President and Chief Risk Officer effective January 9, 2006. Pursuant to the offer letter extended by the Company and accepted by Mr. MacColl, he will have a base salary of $400,000 for 2006. He will be eligible to participate in our benefit, executive incentive and bonus compensation plans. The offer letter also provides for a signing bonus in the amount of $300,000, which could be repayable ratably by Mr. MacColl if he leaves our employment without good reason before January 9, 2007. In addition, the offer letter provides for an annual bonus opportunity of 1.5 times his base salary. The Compensation Committee authorized equity awards under our 2004 Plan effective January 9, 2006 of (i) 10,000 shares of our restricted common stock vesting in three equal installments beginning on the first anniversary of the date of grant and (ii) a stock option exercisable for 50,000 shares of our common stock at an exercise price equal to the closing price of one share of our common stock as reported on the NYSE for January 9, 2006, which vested as to 50% (25,000 shares) on January 9, 2006 and vesting as to the remaining 50% (25,000 shares) in three equal annual installments beginning on the first anniversary of the date of grant. Mr. MacColl’s employment with us is at-will, however, if his employment is terminated within three years of the effective date either (1) without “Cause” or for “Good Reason,” in either case on or within two years after a “Change in Control,” or (2) in anticipation of a “Change in Control,” he will receive a lump sum cash payment of all amounts that would have been paid to him by us had he been employed through the third anniversary of the effective date, including bonuses at the greater of target (one times his base salary at the time of termination) or the highest actual bonus he earned before termination, and vesting of all stock options and restricted stock (to the extent that they do not otherwise vest on a “Change in Control”). For this purpose, “Cause,” “Good Reason,” and “Change in Control” or terms of similar import have the same meanings as set forth in the employment agreement with our Chief Executive Officer. After three years of employment with us, Mr. MacColl will be entitled to compensation and benefits on a “Change in Control” determined using the same methodology as applicable to the determination of such benefits to our Chief Executive Officer.

     Barry S. Kaufman. We entered into an employment agreement with Barry S. Kaufman as of March 31, 2004, which was amended effective January 9, 2006. The employment agreement provides that during its term, Mr. Kaufman will serve as our Executive Vice President and Chief Risk Management Officer. For consideration for Mr. Kaufman’ services, Mr. Kaufman received an annual base salary set at $500,000 for 2005. Effective on January 9, 2006, Mr. Kaufman left the position of Executive Vice President and Chief Risk Management Officer to lead our technology activities and initiatives and his employment agreement was amended to recognize that change. As of January 1, 2006, Mr. Kaufman’s base salary increased to $700,000 per annum. Mr. Kaufman is entitled to participate in our incentive compensation and other bonus plans adopted by our Board and Compensation Committee and in our health, pension and other benefit plans. His annual salary is subject to annual increases at the discretion of the Compensation Committee but the Compensation Committee may not decrease his salary. In connection with the execution of the employment agreement, we granted Mr. Kaufman an option for 50,000 shares of common stock pursuant to our 1997 Plan. This option vests in three equal installments, beginning on the first anniversary of the date of grant and on the first and second anniversaries of such date, provided we continue to employ him on each of such dates.

     The employment agreement had an initial three-year term through March 31, 2007, but pursuant to its terms the employment term was extended on March 31, 2005 by an additional one year period. The term of the agreement currently expires on March 31, 2008 but may terminate earlier. If Mr. Kaufman’s employment term expires or earlier terminates other than upon certain specified events such as his death or disability, Mr. Kaufman will provide, at the request and direction of our Chief Executive Officer or Board, services to us as a part-time employee for three years (his transition term), of not more than 500 hours of service per 12-month period at our offices in Maryland. During the transition term, in lieu of his salary, we will pay Mr. Kaufman annual transition payments of $325,000. Upon a termination event or during a transition period, Mr. Kaufman will be entitled to specified payments, which may include payment of any unreimbursed business expenses, any vested benefits under our pension or other benefit plans, and continued health and life insurance benefits for him and his spouse during their respective lifetimes and for his dependents until such dependents’ attainment of the maximum age up to which our plans, as then in effect, cover dependents of our employees. Vesting of his options, restricted stock and any other equity-based awards granted from time to time will continue through his transition term.

     Depending on whether Mr. Kaufman is deemed terminated due to a specified event, including, termination with or without “Cause,” with or without “Good Reason,” upon his Death or “Disability” or for another reason, including a “Change of Control,” (as those terms are defined in his employment agreement), he will continue to receive certain specified payments and benefits (or after-tax cash payments to reimburse the cost of benefits), the amount and value of which cannot now be calculated but would exceed $100,000, including, salary continuation, bonus payments, severance and vesting of equity awards, depending on the triggering event, in accordance with his employment agreement or applicable equity award agreements.

     Mr. Kaufman’s employment agreement contains non-competition terms that will continue for three years after the last day of his employment. During this period, Mr. Kaufman also will be prohibited from soliciting any entity or person that has been our client, customer, employee or contractor to terminate their relationship with us.

     If any payment made by us under the employment agreement is subject to an excise tax, we will pay Mr. Kaufman an additional payment in an amount that after the payment by him of all taxes, he will retain an amount equal to such excise tax.

AMENDMENTS TO 2004 LONG-TERM INCENTIVE PLAN

     On May 18, 2005, the Board approved and adopted the Non-Employee Director Deferred Compensation Plan and amended and restated the 2004 Long-Term Incentive Plan effective as of April 27, 2005 to implement and carry out the Director Plan. The Restated 2004 Plan eliminated the formula non-employee director awards provided for in the 2004 Long-Term Incentive Plan as approved by our stockholders on May 19, 2004. In addition, certain changes were made to designate the Director Plan as a sub-plan of the 2004 Plan and to comply with Section 409A of the Code. The Director Plan provides for the payment of, and allows each non-employee director to elect to defer until the director’s service on our Board terminates, an annual retainer for the upcoming year, and cyclical three year equity award. The Board approved the Restated 2004 Plan, and the Compensation Committee approved the Director Plan, pursuant to authority granted under Section 7(e) of the 2004 Plan. See “Information about the Board of Directors and Committees – Non-Employee Director Compensation” for a description of non-employee director compensation.

     Effective March 29, 2006, the Board approved the Amendment to the Restated 2004 Plan to clarify powers of the administrator that are implicit in the Restated 2004 Plan, as follows: (i) to specify a definition of “change in control” that is different than the definition set forth in the Restated 2004 Plan in the award agreement for any award that it deems advisable; (ii) to make cash based awards; and (iii) to delegate administrative and ministerial functions to officers and employees of FTI and to engage independent advisors and counsel. The 2004 Plan Amendment also incorporates technical amendments addressing compensation deferral issues within the meaning of Section 409A, and executive compensation issues under Section 162(m), of the Code. The Board approved the 2004 Plan Amendment pursuant to authority granted the Board under Section 7(e) of the 2004 Plan.

     We were not required to submit any of the changes to the 2004 Plan to our stockholders for approval. The Restated 2004 Plan and the Director Plan and copies of the forms of award agreements for non-employee directors were filed with the SEC as exhibits to our Current Report on Form 8-K filed on May 24, 2005. The 2004 Plan Amendment was filed with the SEC as an exhibit to our Current Report on Form 8-K filed on March 31, 2006.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     We are not a party to any related party transactions with our executive officers, directors and nominees for director that are required to be reported under Rule 404 of Regulation S-K promulgated by the SEC, except that Mr. Stamas is a partner of Kirkland & Ellis LLP, a law firm that has been engaged during the last fiscal year to provide legal services to us in the ordinary course of business.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following Report is not deemed to be “soliciting material” or subject to the Securities and Exchange Commission’s (the “SEC’s”) proxy rules, and will not be deemed to be “filed” for purposes of the Securities Act of 1933, as amended (the “Securities Act”), and Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be incorporated by reference into any filing pursuant to the Securities Act or the Exchange Act notwithstanding any incorporation by reference language in any such filing.

     The Compensation Committee operates under a written Charter, last amended and restated as of September 17, 2004, which has been recommended by the Nominating and Corporate Governance Committee, approved by the Board of Directors and adopted by the Compensation Committee. We review and reassess the Charter annually, and more frequently as necessary to address any new, or changes to, rules relating to compensation committees, and recommend any changes to the Nominating and Corporate Governance Committee and the Board for approval. A copy of the amended and restated Charter of the Compensation Committee is available under the section titled, “About FTI” under the subsection “Governance,” of FTI’s website at www.fticonsulting.com, and has been filed with the SEC, as an exhibit to FTI’s Annual Report on Form 10-K for the year ended December 31, 2004 filed on March 15, 2005. It was also distributed as an Appendix to FTI’s Proxy Statement for its 2005 annual meeting of stockholders held on May 18, 2005.

     Prior to May 18, 2005, the Compensation Committee consisted of five members, including James A. Flick, Jr., a non-employee director, who was qualified to continue to be a member of the Compensation Committee until the 2005 Annual Meeting of Stockholders held on May 18, 2005 pursuant to the transition rule under the General Application section of Section 303A of the NYSE corporate governance rules. The Compensation Committee was reconstituted on May 18, 2005 to consist of three independent non-employee directors, who are recommended by the Nominating and Corporate Governance Committee and appointed by the Board: Mark H. Berey, Chair, Denis J. Callaghan and Peter O’Malley. On December 14, 2005, upon the recommendation of the Nominating and Corporate Governance Committee, the Board appointed Matthew F. McHugh to the Compensation Committee increasing the number of committee members to four. The first meeting of the Compensation Committee attended by Matthew McHugh was in 2006. All of the Compensation Committee’s current members are independent non-employee directors.

COMPENSATION PHILOSOPHY

     The goal of the Compensation Committee is to design and administer an executive compensation program to (i) attract and retain qualified management, (ii) reward executive officers for performance in achieving FTI’s business objectives and enhancing stockholder value, (iii) align the executive officers’ interests with those of the stockholders, and (iv) provide incentives for the creation of long-term stockholder value. We believe that compensation must be competitive, as well as directly and materially linked to FTI’s performance. In administering the compensation program, our objectives include the following: attracting and retaining management talent, motivating management to maximize operating performance, measuring performance on both an individual and a company-wide basis, reflecting FTI’s progress in meeting growth and profitability targets, and linking executive and stockholder interests through the grant of stock options and other equity-based compensation.

     The key elements of executive compensation are base salary, performance-based incentive compensation opportunities, and equity-based compensation. We review and approve FTI’s policies and practices regarding executive compensation, including (a) base salary levels, (b) incentive compensation plans and related performance awards, and (c) long-term incentives, principally equity-based compensation. Long-term compensation of FTI’s executive officers has consisted primarily of stock option awards, however, in 2004 we awarded restricted stock to the Chief Executive Officer (“CEO”) and executive Chairman of the Board, and in 2005 we awarded restricted stock to Dominic DiNapoli, Executive Vice President and Chief Operating Officer (“COO”). Short-term compensation has consisted principally of base salary and performance based cash bonus awards. We may also authorize special bonus and incentive awards to reward extraordinary performance and contributions. Our policy with respect to each of these elements is discussed below.

ANNUAL BASE SALARY LEVELS

     All of the named executive officers have employment agreements that set floors on annual base salary and other elements of compensation for their contract terms, but we can increase the annual base salary at any point. We determine whether and at what level annual base salaries should be increased based on our evaluation of each executive’s responsibilities, assessment of his or her individual performance, including his or her success meeting short and long-range plans, overall company performance and base salary levels of executive officers of comparable companies of similar size and at similar stages of development. We also take into account such factors as changes in responsibilities and inflation. We believe that annual base salary levels at FTI are reasonably related to the salary levels of executive officers of comparable companies at similar stages of development. The Board and we set base salaries and determined other compensation for 2005 based on those factors.

LONG-TERM EQUITY INCENTIVES

     Long-term incentives are used as a mechanism to link a significant portion of FTI’s executive officers’ compensation to the attainment of operating performance goals, growth and increases in stockholder value. We also believe that the use of equity incentives better aligns the interests of executive officers with those of stockholders and promotes long-term stockholder value better than cash alone. The stockholders approved the 2004 Long-Term Incentive Plan at the Annual Meeting of Stockholders held on May 19, 2004 as the principal means of providing long-term equity-based incentives. The Board approved the 2004 Long-Term Incentive Plan, as Amended and Restated Effective as of April 27, 2005 (the “Restated 2004 Plan”) in May 2005 to implement and carry-out the Non-Employee Director Compensation Plan approved by the Board as of April 27, 2005. Effective March 29, 2006, the Board approved the Amendment to the Restated 2004 Plan (the “2004 Plan Amendment,” and together with the Restated 2004 Plan, the “2004 Plan”) to clarify powers of the administrator that are implicit in the Restated 2004 Plan, as follows: (i) to specify a definition of “change in control” that is different than the definition set forth in the Restated 2004 Plan in the award agreement for any award that it deems advisable; (ii) to make cash based awards; and (iii) to delegate administrative and ministerial functions to officers and employees of FTI and to engage independent advisors and counsel. The 2004 Plan Amendment also incorporates technical amendments addressing compensation deferral issues within the meaning of Section 409A, and executive compensation issues under Section 162(m), of the  Internal Revenue Code, as amended (the “Code”). The Board approved the Restated 2004 Plan and the 2004 Plan Amendment pursuant to authority granted the Board under section 7(e) of the 2004 Plan. The 2004 Plan permits the award of stock options and stock appreciation rights, performance awards, restricted and unrestricted stock, phantom stock and other stock-based and incentive-based awards, to executive officers, employees, non-employee directors and individual service providers of FTI and its subsidiaries. FTI also has in effect its 1997 Stock Option Plan, as amended; however, substantially all of the equity authorized under that plan has been issued. We administer FTI’s equity award plans and determine the terms of the equity-based awards, the number of shares of common stock subject to the equity-based awards, including, without limitation, options, and set the other significant terms of the awards. In making awards to executive officers we have historically relied on our experience and management recommendations.

     During fiscal 2005, we did not award shares of restricted stock to the CEO and Chairman of the Board. On November 1, 2005, the Company entered into a new employment agreement with Dominic DiNapoli, FTI’s COO, pursuant to which Mr. DiNapoli was awarded 125,000 shares of restricted stock under the 2004 Plan. One-ninth of the award shares will vest and become nonforfeitable on December 31, 2006, and one-ninth of the award shares will vest and become nonforfeitable on each anniversary of such date, such that 100% of the award shares will be vested and nonforfeitable on December 31, 2014, provided that, Mr. DiNapoli is employed by FTI or an affiliate on each such anniversary date.

     Pursuant to a standing grant first authorized by the Compensation Committee in December 1996, and affirmed in March 2005, as part of his long-term equity compensation, Jack B. Dunn, IV, FTI’s CEO, receives quarterly standing awards of stock options. During 2005, Mr. Dunn was automatically awarded each quarter a stock option exercisable for 22,500 shares of common stock (as adjusted for prior stock splits and dividends) as of the date following FTI’s quarterly public earnings release at an exercise price equal to 10% above the closing price per share of common stock on the New York Stock Exchange (“NYSE”) on the date of grant. The option pursuant to each grant will become vested and exercisable only if the closing price per share of common stock achieves a cumulative 25% increase in market value, or the target value, but not earlier than one year after the date of grant. The option pursuant to each grant will become exercisable eight years from the date of grant if the market value does not reach the target value. During 2005, we awarded options to acquire shares of common stock to the executive officers, as set forth in the Proxy Statement for the 2006 Annual Meeting of Stockholders of FTI under the caption “Executive Officers and Compensation — Equity Compensation Plans — Option Grants in Last Fiscal Year.”

FTI CONSULTING, INC. INCENTIVE COMPENSATION PLAN

     At the Annual Meeting of Stockholders held on May 23, 2001, the stockholders authorized the Company’s Incentive Compensation Plan (the “Incentive Compensation Plan”) and formula, as recommended, approved and administered by the Compensation Committee. The Incentive Compensation Plan and formula govern the performance-based incentive portion of the compensation for the persons designated by the Compensation Committee as participants in the plan. Under the Incentive Compensation Plan, at the beginning of each year, we establish a target incentive opportunity and may establish a threshold and maximum level, for each participant, which can be expressed as a dollar amount, a percentage of salary or otherwise. The target award can be based on a number of factors, including: (i) market competitiveness of the position, (ii) job level, (iii) base salary level, (iv) past individual performance, and (v) expected contribution to the Company’s future performance and business impact. Also, at the beginning of each year, we may establish subjective performance goals for the participants. For the executive officers, we must establish the target awards and performance goals no later than the earlier of 90 days after the beginning of the year, or such other date as may be permitted under the  Code, which will remain fixed for the entire year.

     Prior to March 30, 2005, the Compensation Committee established performance goals above or within specified hurdles based on earnings per share for year end 2005 and dollar amounts of individual target bonus awards at various company performance levels. Prior to March 30, 2005, we also established subjective performance criteria relating to long-term strategic planning, key employee retention and board administration, which could serve to reduce but not increase a participant’s target award. The Incentive Compensation Plan permits awards to be paid in cash, common stock or a combination of both, at our discretion. Since 2001, including fiscal 2005, all awards under the Incentive Compensation Plan have been awarded and paid in cash.

     On October 26, 2005, the Compensation Committee authorized an amendment to the Incentive Compensation Plan to establish for Dominic DiNapoli, FTI’s COO, a minimum target award of $500,000 if FTI achieves fiscal year end earnings per share of at least $1.00 for each fiscal year beginning after 2005.

     As of December 31, 2005, five designated participants remained in the Incentive Compensation Plan. In February 2006, we found that FTI achieved performance goals and individual participants achieved targets established for 2005 and, after consideration of subjective criteria established for 2005, authorized payment of incentive compensation to FTI’s President and Chief Executive Officer, Chairman of the Board, Executive Vice President and Chief Operating Officer, Executive Vice President and Chief Risk Management Officer, and Executive Vice President and Chief Financial Officer, in the amounts of $1,069,000, $1,069,000, $946,000, $357,000 and $357,000, respectively. For fiscal 2005, we determined that the plan and formula provide appropriate incentives to FTI’s executive officers.

     The Code denies to a publicly held corporation a deduction in determining its taxable income for covered compensation in excess of $1,000,000 paid in any taxable year to its chief executive officer or certain other officers whose compensation must be reported in its proxy statement. Covered compensation for this purpose does not include amounts payable solely on account of the attainment of one or more performance goals established by a committee of outside directors if the material terms under which the compensation is to be paid are approved by the corporation’s stockholders. The Incentive Compensation Plan is intended to fulfill Section 162(m) requirements and provide greater certainty to FTI’s executive officers about the possible amounts of their incentive compensation if FTI achieves the financial performance objectives set by us each year.

AMENDMENTS TO THE FTI CONSULTING, INC. INCENTIVE COMPENSATION PLAN BEING SUBMITTED TO
STOCKHOLDERS AT 2006 ANNUAL MEETING

     In February 2006, we hired Mercer, Inc. (“Mercer”) to advise us regarding the structure of amendments to FTI’s Incentive Compensation Plan. The amended Incentive Compensation Plan is being submitted to FTI’s stockholders for adoption and approval at the 2006 Annual Meeting. Mercer was also engaged to advise us regarding the Company performance goals and individual targets and subjective performance criteria, if any, to be established by us pursuant to the plan for 2006. Upon approval by FTI stockholders, the Incentive Compensation Plan, as amended, is intended to qualify under Section 162(m) of the Code. The Incentive Compensation Plan, as amended, was approved and authorized by the Compensation Committee at its meeting held on March 20, 2006 and authorized by the Board for submission to our stockholders at the joint meeting of the Board and Committees held on March 29, 2006. At our March 27, 2006 meeting, we designated FTI’s President and Chief Executive Officer, executive Chairman of the Board, Executive Vice President and Chief Operating Officer and Executive Vice President and Chief Financial Officer as the four plan participants for 2006. On March 27, 2006, we established the 2006 company performance criteria and individual target awards pursuant to the Incentive Compensation Plan.

OTHER CASH BONUS AND INCENTIVE COMPENSATION

     For fiscal 2005, we authorized special bonuses aggregating $250,000 to FTI’s Executive Vice President and Chief Financial Officer and Executive Vice President and Chief Risk Management Officer based on their job performance.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     We use the procedures described above in setting the annual base salary, long-term equity compensation, performance-based incentive compensation and other bonus and incentive compensation of the Company’s CEO. We, the Compensation Committee, established the CEO’s compensation for this Report’s period. During 2005, the CEO received an annual base salary of $1,000,000 for the period January 1, 2005 to December 31, 2005, which did not represent an increase from his annual base salary for 2004. During 2005, the CEO received his standing stock option grants for an aggregate of 90,000 shares of common stock, as described in this Report under “—Long Term Equity Incentives.” Under the Incentive Compensation Plan, the performance goals that the Compensation Committee authorized at the meeting held on March 21, 2005 were based on FTI’s earnings per share at year end 2005 above or within specified hurdles and the CEO was assigned target dollar awards at each level as well as subjective performance criteria that was considered in establishing the amount of the award. For fiscal 2005, FTI met its performance hurdles and the CEO was awarded $1,069,000 in cash as incentive compensation under the Incentive Compensation Plan.

     We have considered the appropriate mix of short-term and long-term compensation and FTI’s competitive position. We have determined that for 2005 the levels of short and long-term incentive compensation granted to the CEO reflected actual performance measured against the goals and targets set by us, with appropriate consideration of the desired emphasis on long-term incentive compensation and the competitive positioning of the overall compensation package.

     See “Executive Officers and Compensation” for additional information regarding the other compensation and benefits paid to FTI’s CEO.

COMPENSATION DEDUCTION LIMIT

     The SEC requires that this report comment on FTI’s policy with respect to a special rule under the tax laws, Section 162(m) of the Code. That Section can limit the deductibility on a Subchapter C corporation’s federal income tax return of compensation of $1,000,000 to any of the “covered employees” as defined in the Code. A company can deduct compensation (including from the exercise of options) outside that limit if it pays the compensation under a plan that its stockholders approve and that is performance-related and non-discretionary. Option exercises are typically deductible under such a plan if granted with exercise prices at or above the market price when granted. We will consider Section 162(m) when making compensation decisions but other factors, such as providing FTI’s executive officers with competitive and proper incentives to remain with and increase the performance and prospects of FTI, as well as rewarding extraordinary contributions, also significantly factor into our compensation decisions, and we reserve the discretion whether to pay compensation outside the limits of Section 162(m). In 2005, FTI paid compensation to its Executive Vice President and Chief Operating Officer outside the limits of Section 162(m).

     This Report on Executive Compensation is submitted by the members of the Compensation Committee of the Board of Directors of FTI Consulting, Inc.

Compensation Committee

Mark H. Berey, Chair
Denis J. Callaghan
Matthew F. McHugh
Peter F. O’Malley

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2005, there were no Compensation Committee interlocks and no participation in Compensation Committee decisions that we are required to report under the rules and regulations of the Exchange Act.

PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on our common stock from December 31, 2000 through December 31, 2005 with the cumulative total return of the S&P 500 Index and a peer group index comprised of CRA International, Inc., Navigant Consulting, Inc., Resources Connections, Inc., Robert Half International, Inc., LECG Corporation and Huron Consulting Group Inc. (collectively, the “Peer Group”). Our common stock price is published every weekday except holidays. Huron went public in October, 2004; therefore, its common stock price has been published for a limited time. The Peer Group index was compiled by us as of December 31, 2005.

     The graph assumes an investment of $100 in each of FTI, the S&P 500 Index and the Peer Group on December 31, 2000. The comparison assumes that all dividends, if any, are reinvested into additional shares of common stock during the holding period.

     The Performance Graph is not deemed to be “soliciting material” or subject to the SEC’s proxy rules, and will not be deemed to be “filed” with the SEC for purposes of Section 18 of the Exchange Act, and will not be incorporated by reference into any filing pursuant to the Securities Act or the Exchange Act, notwithstanding any incorporation by reference language in any such filing.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG FTI CONSULTING, INC., THE S & P 500 INDEX,
AND A PEER GROUP

* $100 invested on 12/31/00 in stock or index-including reinvestment of dividends.
Fiscal year ending December 31.

Copyright © 2006, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

AUDIT COMMITTEE REPORT

     The following Report is not deemed to be “soliciting material” or subject to the Securities and Exchange Commission’s (“SEC’s”) proxy rules, and will not be deemed to be “filed” for purposes of the Securities Act of 1933, as amended (the “Securities Act”), and Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be incorporated by reference into any filing pursuant to the Securities Act or the Exchange Act notwithstanding any incorporation by reference language in any such filing.

     The Audit Committee assists the Board of Directors (the “Board”) in overseeing and monitoring the integrity of FTI’s financial reporting process, FTI’s compliance with legal and regulatory requirements, its internal control and disclosure control systems, the integrity and audit of its consolidated financial statements, the qualifications and independence of its independent registered public accounting firm, and the performance of its internal auditors and independent registered public accounting firm.

     The Audit Committee’s role and responsibilities are set forth in a written Charter of the Audit Committee, last amended and restated as of February 15, 2005, which has been recommended by the Nominating and Corporate Governance Committee, approved by the Board and adopted by the Audit Committee. We review and reassess the Charter annually, and more frequently as necessary to address any new, or changes to, rules relating to audit committees, and recommend any changes to the Nominating and Corporate Governance Committee and the Board for approval. A copy of the amended and restated Charter of the Audit Committee is available under the section titled “About FTI” under the subsection “Governance,” on FTI’s website at www.fticonsulting.com. It has also been filed as an exhibit to FTI’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC on March 15, 2005. It was also distributed as an Appendix to FTI’s Proxy Statement for its 2005 annual meeting of stockholders held on May 18, 2005.

     James A. Flick, Jr., a non-employee director, was qualified to continue to be the Chair and a member of the Audit Committee until the 2005 Annual Meeting of Stockholders held on May 18, 2005 pursuant to the transition rule under the General Application section of Section 303A of the NYSE corporate governance listing rules. The Audit Committee was reconstituted on May 18, 2005 and currently consists of three independent non-employee directors, recommended by the Nominating and Corporate Governance Committee and appointed by the Board: Gerard E. Holthaus (Chair), Mark H. Berey and Denis J. Callaghan. The Audit Committee and the Board have designated Mr. Holthaus as the “audit committee financial expert,” based on his designation as a certified public accountant and his public accounting experience and experience as a chief financial officer of a publicly held company. Each of Messrs. Berey and Callaghan also qualifies as an “audit committee financial expert” under the Sarbanes-Oxley Act of 2002, and as financially literate and able to read and understand fundamental financial statements, including FTI’s balance sheet, income statement and cash flow statement and related notes.

     The independent registered public accounting firm is responsible for performing an independent audit of FTI’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The independent registered public accounting firm also reviews FTI’s quarterly financial statements. Management is responsible for FTI’s financial statements and the financial reporting process, including internal controls. We, the Audit Committee, are responsible for monitoring and overseeing the annual audit process and discussing with FTI’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. We meet periodically with management and FTI’s internal auditor and independent registered public accounting firm, both together and separately. We review and discuss any management letter comments with FTI’s independent  registered public accounting firm and management’s response. During fiscal 2005, Ernst & Young LLP, FTI’s independent registered public accounting firm, attended nine regular and special meetings of the Audit Committee and met four times separately with the Audit Committee without management being present with respect to audit, financial reporting and internal control matters. Management attended 12 regular and special meetings of the Audit Committee, and we met three times separately with management with respect to audit, financial reporting and internal control matters. The Audit Committee met with the head of internal audit of FTI three times during 2005. The Chair of the Audit Committee was delegated the authority by the Audit Committee to meet more frequently with the head of internal audit without management being present and he reported back to the other members of the Audit Committee with respect to those meetings.

In this context, the Audit Committee hereby reports as follows:

1.

We have reviewed and discussed FTI’s audited financial statements as of and for the year ended December 31, 2005 with management and the independent registered public accounting firm. Management represented to the Audit Committee that FTI’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles.

2.

The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90, (Communication with Audit Committees). These matters included a discussion of Ernst & Young LLP’s judgments about the quality (not just the acceptability) of FTI’s accounting practices, and accounting principles, as applied to FTI’s financial reporting.

3.

The Audit Committee received from Ernst & Young LLP the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Ernst & Young LLP its independence. The Audit Committee further considered whether the provision by Ernst & Young LLP of any non-audit services described elsewhere in this Proxy Statement is compatible with maintaining auditor independence and determined that the provision of those services does not impair Ernst & Young LLP’s independence. We preapprove all audit and permitted non-audit services performed by Ernst & Young LLP.

4.

Based upon the review and discussion referred to in paragraphs (1) through (3) above, and the Audit Committee’s review of the representations of management and the disclosures by the independent registered public accounting firm to the Audit Committee, we recommended to the Board of Directors that FTI’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC. We have concluded that Ernst & Young LLP, FTI’s independent registered public accounting firm for fiscal 2005, is independent from FTI Consulting, Inc. and its management.

     We have retained KPMG LLP as FTI’s independent registered public accounting firm for 2006, subject to stockholder ratification.

     This Report is submitted by the members of the Audit Committee of the Board of Directors of FTI Consulting, Inc.

     Audit Committee

Gerard E. Holthaus, Chair
Mark H. Berey
Denis J. Callaghan

PRINCIPAL ACCOUNTANT FEES AND SERVICES

     The fees that we paid to Ernst & Young LLP in 2004 and 2005 are set forth in accordance with the rules and regulations of the SEC. In connection with the audit of the 2005 financial statements, we entered into an engagement agreement with E&Y which set forth the terms by which E&Y performs audit services for FTI. Our engagement letter with E&Y is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

	2004	2005
	(in thousands)
Audit Fees	$718	$1,159
Audit-Related Fees	171	15
Tax Fees	314	198
All Other Fees	—	—

     Audit fees are fees we paid E&Y for the audit and quarterly reviews of our consolidated financial statements, assistance with and review of documents filed with the SEC, comfort letters, consent procedures, accounting consultations related to transactions and the adoption of new accounting pronouncements, and audits of our subsidiaries that are required by statute or regulation. In 2005, approximately $693,000 in fees were incurred for audit and quarterly review services provided in connection with periodic reports filed under the Exchange Act, approximately $40,000 in fees were incurred related to the audit of FTI Capital Advisors, LLC, a NASD member firm, approximately $303,000 in fees were incurred for the filing of registration statements under the Securities Act, and approximately $123,000 in fees were incurred for accounting consultations. Audit-related fees principally include professional services related to assistance in documenting internal controls and financial due diligence for our acquisitions of other businesses. Tax fees primarily include tax compliance and planning services. E&Y did not provide any other services to us in 2004 and 2005.

     E&Y has confirmed to us that it is in compliance with all rules, standards and policies of the Independence Standards Board and the SEC governing auditor independence.

     The Audit Committee preapproves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. The Audit Committee may delegate to one or more subcommittees the authority to grant preapprovals of audit and permitted non-audit services, provided, however, each subcommittee will be required to present its determinations to the Audit Committee at its next scheduled meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on our records and other information, we believe that our directors and officers who are required to file reports under Section 16 of the Exchange Act reported all transactions in shares of our common stock and derivative securities, including options for shares, on a timely basis during the year ended December 31, 2005.

PROPOSALS FOR THE 2007 ANNUAL MEETING

     If you want to include a proposal in the Proxy Statement for our 2007 annual meeting, send the proposal to FTI Consulting, Inc., Attn: Joanne F. Catanese, Associate General Counsel and Secretary, at 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202.

     Stockholders intending to present a proposal at our 2007 annual meeting must comply with the requirements and provide the information set forth in our By-Laws. Under our By-Laws, a stockholder must deliver notice of a proposal and any required information to our corporate Secretary not less than 90 days and no more than 120 days before the first anniversary date of the mailing date of the proxy for the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice by the stockholder must be delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made. A stockholder’s notice to the Secretary must be in writing and set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of our capital stock, which are owned beneficially or of record by such stockholder and such beneficial owner, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. For our annual meeting in 2007, we must receive stockholder proposals no earlier than January 5, 2007 and no later than February 4, 2007. If any stockholder proposal is received before January 5, 2007 or after February 4, 2007, it will be considered untimely, and we will not be required to present it at the 2007 annual meeting. Rule 14a-8 of the Proxy Rules promulgated by the SEC requires stockholders to submit proposals no less that 120 days before the date of the our proxy statement released to stockholders in connection with our previous year’s annual meeting, which will be January 5, 2007.

Appendix A

FTI CONSULTING, INC.
2006 GLOBAL LONG-TERM INCENTIVE PLAN

1. Establishment, Purpose and Types of Awards

     FTI Consulting, Inc., a Maryland corporation (the “Company” or “FTI”), hereby establishes the FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan (the “Plan”). The general purposes of the Plan are to promote the long-term financial interest of FTI, including growth in the value of FTI’s equity and enhancement of long-term stockholder return, by: (i) attracting and retaining persons eligible to participate in the Plan; (ii) motivating Plan participants, by means of appropriate incentives, to achieve long-range goals; (iii) providing incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further aligning Plan participants’ interests with those of other stockholders of FTI through compensation that is based on FTI’s common stock.

2. Definitions

     Under the Plan, except where the context otherwise indicates, the following definitions apply:

     (a) “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships), as determined by the Committee.

     (b) “Award” means any stock option, stock appreciation right, stock award, phantom stock award, performance award, or other stock-based award relating to the Common Stock or other securities of the Company granted pursuant to the provisions of the Plan, or any cash-based awards granted pursuant to the provisions of the Plan.

     (c) “Board” means the Board of Directors of the Company.

     (d) “Change in Control” means: (1) the acquisition (other than from the Company) in one or more transactions by any Person, as defined in this Section 2(d), of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of (A) the then outstanding shares or the securities of the Company, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”); (2) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (3) the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock; provided, however, that for purposes of any Award or sub-plan that constitutes a “nonqualified deferred compensation plan” or that provides for the “deferral of compensation,” as such terms are defined under Code Section 409A, the Committee, in its discretion, may specify a different definition of Change in Control in order to comply with the provisions of Code Section 409A under any Award or sub-plan; provided, further, that the Committee may specify a different definition of Change in Control for any Award as the Committee deems necessary or desirable. For purposes of this Section 2(d), a “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than employee benefit plans sponsored or maintained by the Company or by entities controlled by the Company.

     (e) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder. A reference to any provision of the Code shall include reference to any successor provision of the Code.

     (f) “Committee” means the Compensation Committee of the Board (or any successor Board committee as may be designated by the Board from time to time), comprised of directors who are independent directors as defined in the New York Stock Exchange’s Listed Company Manual, who are “outside directors” within the meaning of Code Section 162(m), and who are “non-employee directors” within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

     (g) “Common Stock” means shares of common stock, par value of $0.01 per share, of the Company.

     (h) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto.

     (i) “Fair Market Value” means, with respect to a share of the Common Stock on the relevant date, the closing price, regular way, reported on the New York Stock Exchange or if no sales of the Common Stock are reported on the New York Stock Exchange for that date, the closing price for the last previous day for which sales were reported on the New York Stock Exchange. If the Common Stock is no longer listed on the New York Stock Exchange, the Committee may designate such other exchange, market or source of data as it deems appropriate for determining such value for the purposes of the Plan. For all purposes under the Plan, the term “relevant date” as used in this Section 2(i) means either the date as of which Fair Market Value is to be determined or the next preceding date on which public trading of the Common Stock occurs, as determined in the Committee’s discretion.

     (j) “Grant Agreement” means a written or electronic document memorializing the terms and conditions of an Award granted pursuant to the provisions of the Plan.

3. Administration

     (a) Administration of the Plan. The Plan shall be administered by the Committee.

     (b) Powers of the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

     The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (1) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (2) determine the types of Awards to be granted; (3) determine the number of shares to be covered by or used for reference purposes for each Award; (4) impose such terms, limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate; (5) subject to the limitations of Sections 6(a)(2) and 6(b)(2), modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as otherwise specifically provided under the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (6) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee’s employment or other relationship with the Company; provided, however, that no such waiver or acceleration of lapse restrictions shall (i) be allowed with regard to a “deferral of compensation” within the meaning of Code Section 409A, except as otherwise permitted under such Code section, or (ii) be made with respect to a performance -based stock Award granted to an executive officer of the Company if such waiver or acceleration is inconsistent with Code Section 162(m); and (7) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.

     The Committee shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued hereunder, and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. Without limiting the foregoing, the Committee may delegate administrative and ministerial duties to officers or employees of the Company as the Committee deems necessary or advisable in its sole and absolute discretion. The Committee may appoint accountants, actuaries, counsel, advisors and other persons that it deems necessary or desirable in connection with the administration of the Plan.

     (c) Non-Uniform Determinations. The Committee’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

     (d) Limited Liability. To the maximum extent permitted by law, no member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award hereunder.

     (e) Indemnification. To the maximum extent permitted by law and by the Company’s charter and by-laws, the members of the Committee shall be indemnified by the Company in respect of all their activities under the Plan.

     (f) Effect of Committee’s Decision. All actions taken and decisions and determinations made by the Committee on all matters relating to the Plan and Awards issued hereunder pursuant to the powers vested in it hereunder shall be in the Committee’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

4. Shares Available for the Plan; Maximum Awards

     Subject to adjustments as provided in Section 7(c) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 4,000,000 shares of Common Stock. Stock appreciation rights to be settled in shares of Common Stock shall be counted in full against the number of shares available for award under the Plan, regardless of the number of shares issued upon settlement of the stock appreciation right. The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(c) of the Plan. The shares of Common Stock issued pursuant to the Plan may come from authorized and unissued shares, treasury shares or shares purchased by the Company in the open market. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of shares of Common Stock, or is forfeited or otherwise terminated as to any shares, or if any shares of Common Stock are repurchased by the Company in connection with any Award, the shares subject to such Award and the repurchased shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are repurchased by the Company in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

     Subject to adjustments as provided in Section 7(c) of the Plan, the following additional maximums are imposed under the Plan:

     (1) The maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any calendar year to any one individual under this Plan shall be limited to 750,000 shares. Such per-individual limit shall not be adjusted to reflect any Award (and related shares of Common Stock) of an individual which is terminated, surrendered or canceled.

     (2) The maximum number of shares of Common Stock that may be issued with respect to Awards granted under the Plan that are described in Section 6(c), 6(d), 6(e), 6(f) or 6(h) shall not exceed an aggregate of 2,500,000 shares of Common Stock.

5. Participation

     Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or of any Affiliate of the Company, as may be selected by the Committee from time to time, subject to any restrictions imposed by applicable law. The Committee may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or an Affiliate, provided that such Awards shall not become vested or exercisable prior to the date the individual first commences performance of such services.

6. Awards

     The Committee, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement. Subject to any applicable requirements of Code Section 409A, the Committee may permit or require a recipient of an Award to defer such individual’s receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such individual by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. If any such payment deferral is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals. The maximum term for any Award shall not exceed ten years from the date of the grant of such Award.

(a) Stock Options.

(1)

In General. The Committee may from time to time grant to eligible participants Awards of incentive stock options or nonstatutory stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Sections 424(e) and (f) of the Code, respectively, of the Company and any other individuals who are eligible to receive incentive stock options under the provisions of Section 422 of the Code. All stock options must have an exercise price at least equal to Fair Market Value as of the date of grant. No stock option shall be an incentive stock option unless so designated by the Committee at the time of grant or in the Grant Agreement evidencing such stock option, and which otherwise meets the requirements of Section 422 of the Code.

(2)

Prohibition on Option Repricing & Cancellation. Notwithstanding any other provision of the Plan, neither the Board nor the Committee may reprice, replace or regrant any option granted under the Plan, (i) through cancellation and replacement or regrant with lower priced options, (ii) through exchange, replacement, or buyouts of awarded options with cash, or (iii) by lowering the option exercise price of a previously granted Award, without the prior approval of FTI’s stockholders.

(b) Stock Appreciation Rights.

(1)

In general. The Committee may from time to time grant to eligible participants Awards of Stock Appreciation Rights (“SAR”). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (1) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (2) the number of shares specified by the SAR, or portion thereof, which is exercised. The base price per share specified in the Grant Agreement shall not be less than the Fair Market Value of the Common Stock on the grant date. Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Committee. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Committee shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(2)

Prohibition on SAR Repricing & Cancellation. Notwithstanding any other provision of the Plan, neither the Board nor the Committee may reprice, replace or regrant any SAR granted under the Plan, (i) through cancellation and replacement or regrant with lower priced SARs, (ii) through exchange, replacement, or buyouts of awarded SARs with cash, or (iii) by lowering the SAR base price of a previously granted Award, without the prior approval of FTI’s stockholders.

     (c) Stock Awards. The Committee may from time to time grant restricted or unrestricted stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine.

     (d) Phantom Stock. The Committee may from time to time grant Awards to eligible participants denominated in stock-equivalent units (referred to as “phantom stock”, “phantom stock units”, “restricted stock units”, and “stock units”) in such amounts and on such terms and conditions as it shall determine. Stock-equivalent units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets. An Award of stock-equivalent units may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Committee. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a stock-equivalent unit solely as a result of the grant of a stock-equivalent unit to the grantee.

     (e) Performance Awards. The Committee may, in its discretion, grant performance awards which become vested or payable on account of attainment of one or more performance goals during a specified period as established by the Committee. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Committee. Performance goals established by the Committee shall be based on objectively determinable performance goals selected by the Committee that apply to an individual or group of individuals, a business unit, or the Company or an Affiliate as a whole, over such performance period as the Committee may designate. For Awards intended to be “performance-based compensation,” the grant of the performance awards and the establishment of the performance measures shall be made during the period required under Code Section 162(m) and in accordance with Code Section 409A to the extent applicable

     The performance goals shall be based on one or more of the following criteria: EBITDA, stock price, earnings per share, net earnings, operating or other earnings, profits, revenues, net cash flow, financial return ratios, return on assets, stockholder return, return on equity, growth in assets, market share or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals or goals relating to acquisitions or strategic partnerships. EBITDA means earnings before interest, taxes, depreciation and amortization. At any time prior to the final determination of the performance awards, the Committee may adjust the performance goals and awards for participants to the extent the Committee deems appropriate considering the requirements of Section 162(m) of the Code. Upon completion of a performance period, the Committee shall determine whether the performance goals have been met and certify in writing to the extent such goals have been satisfied.

     (f) Other Stock-Based Awards. The Committee may from time to time grant other stock-based awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Other stock-based awards may be denominated in cash, in Common Stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into Common Stock, or in any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Committee.

     (g) Cash-Based Awards. The Committee may from time to time grant cash-based awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Cash-based awards shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets, and shall be payable in cash.

     (h) Awards in Foreign Countries. The Committee has the authority to grant Awards to Employees who are foreign nationals or employed outside the United States on any different terms and conditions than those specified in the Plan that the Committee, in its discretion, believes to be necessary or desirable to accommodate differences in applicable law, tax policy or custom, or to qualify for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, while furthering the purposes of the Plan. The Committee may also establish or approve any sub-plans to the Plan as it believes to be necessary or appropriate for these purposes without altering the terms of the Plan in effect for other Participants; provided, however, that the Committee may not make any sub-plan that (a) increases the limitations contained in Section 4, (b) increases the number of shares available under the Plan, as set forth in Section 4; or (c) causes the Plan to cease to satisfy any conditions under Rule 16b-3 under the Exchange Act or causes the grant of any performance Award to fail to qualify for an income tax deduction pursuant to Section 162(m) of the Code. Subject to the foregoing, the Committee may amend, modify, administer or terminate such sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.

7. Miscellaneous

     (a) Withholding of Taxes. Grantees and holders of Awards shall pay to the Company or any of its Affiliates, or make provision satisfactory to the Committee for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or any of its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or any of its Affiliates of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the minimum statutory tax withholding obligation.

     (b) Transferability. No Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Committee in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative.

     (c) Adjustments for Corporate Transactions and Other Events.

(1)

Stock Dividend, Stock Split and Reverse Stock Split. In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, (A) the maximum number of shares of such Common Stock as to which Awards may be granted under this Plan, in the aggregate and with respect to any type of Award, and the maximum number of shares with respect to which Awards may be granted during any one calendar year to any individual, as provided in Section 4 of the Plan and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event unless the Board, in its sole discretion, determines, at the time it approves such stock dividend, stock split or reverse stock split, that no such adjustment shall be made with respect to any or all particular Awards. The Committee may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

(2)

Non-Change in Control Transactions. Except with respect to the transactions set forth in Section 7(c)(1), and subject to the limitations of Sections 6(a)(2) and 6(b)(2), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control of the Company, the Committee, in its discretion and without the consent of the holders of the Awards, may make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, in the aggregate, with respect to any type of Award, and with respect to any individual during any one calendar year, as provided in Section 4 of the Plan; and (B) any adjustments in outstanding Awards, including but not limited to modifying the number, kind and price of securities subject to Awards.

(3)

Change in Control Transactions. In the event of any transaction resulting in a Change in Control of the Company, outstanding stock options and other Awards that are payable in or convertible into Common Stock under the Plan will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the substitution of the equivalent awards of, the surviving or successor entity or a parent thereof. Notwithstanding the foregoing, the terms of the Grant Agreement shall control to the extent that it otherwise provides different treatment for an Award in the event of any transaction resulting in a Change in Control of the Company. In the event of such termination as described in the first sentence hereof, (A) the outstanding stock options and other Awards that will terminate upon the effective time of the Change in Control shall become fully vested immediately before the effective time of the Change in Control, and (B) the holders of stock options and other Awards under the Plan will be permitted, immediately before the Change in Control, to exercise or convert all portions of such stock options or other Awards under the Plan that are then exercisable or convertible or which become exercisable or convertible upon or prior to the effective time of the Change in Control.

(4)

Unusual or Nonrecurring Events. The Committee is authorized to make, in its discretion and without the consent of holders of Awards, and subject to the limitations of Sections 6(a)(2) and 6(b)(2), adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines, that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

     (d) Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or any of its Affiliates as the result of a merger or consolidation of the employing entity with the Company or any of its Affiliates, or the acquisition by the Company or any of its Affiliates of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Committee deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

     (e) Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion hereof at any time; provided, however, that without approval of stockholders of FTI, no such amendment or modification shall be made that would increase the total number of shares of Common Stock that may be granted under the Plan, in the aggregate, with respect to any type of Award, or with respect to any individual during any one calendar year, as provided in Section 4 of the Plan, in either case except as provided in Section 7(c). Except as otherwise determined by the Board, termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

     The Committee may take such actions as it deems appropriate to ensure that the Plan and any Awards may comply with any tax, securities or applicable law. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority as provided in the Plan.

     To the extent any provision of the Plan or any Award, or action by the Board or Committee would subject any participant to liability for interest or additional taxes under Code Section 409A(a)(1)(B), it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board. It is intended that the Plan and any Awards will comply with Code Section 409A to the extent applicable, and the Plan and any Awards shall be interpreted and construed on a basis consistent with such intent. The Plan or any Award may be amended in any respect deemed necessary (including retroactively) by the Board in order to preserve compliance with Code Section 409A. The preceding shall not be construed as a guarantee of any particular tax effect for Plan benefits or Awards.

     Following a Change in Control, no action shall be taken under the Plan that will cause any Award that has previously been determined to be (or is determined to be) subject to Code Section 409A to fail to comply in any respect with Code Section 409A without the written consent of the participant.

     (f) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in (1) the failure of any Award to vest; (2) the forfeiture of any unvested or vested portion of any Award; and/or (3) any other adverse effect on the individual’s interests under the Plan.

     (g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

     (h) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Committee relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest herein or hereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland, without regard to its conflict of laws principles.

     (i) Effective Date; Termination Date. The Plan was adopted by the Board on March 29, 2006, subject to approval by the FTI stockholders. The Plan shall be effective as of the date of approval of FTI’s stockholders (the “Effective Date”). No Award shall be granted under the Plan after the tenth anniversary of the Effective Date (or, if applicable, after the tenth anniversary of the latest stockholder approval of the Plan, including without limitation, any stockholder approval of any amendment to the Plan to increase the share award capacity hereunder). Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

     (j) Compliance with Securities Laws; Listing and Registration. If at any time the Committee determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or federal, state or foreign securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Committee determines that such delivery is lawful. The Company shall have no obligation to effect any registration or qualification of the Common Stock under federal, state or foreign laws. Awards under the Plan are intended to satisfy the requirements of Rule 16b-3 under the Exchange Act. If any provision of this Plan or any grant of an Award would otherwise conflict with this intent, that provision will be interpreted and deemed amended so as to avoid conflict. No Participant will be entitled to a grant, exercise, transfer or payment of any Award if the grant, exercise, transfer or payment would violate the provisions of the Sarbanes-Oxley Act of 2002 or any other applicable law.

     (k) No Lien or Security Interest. No Award and no right under any such Award, may be pledged, attached or otherwise encumbered other than in favor of FTI, and any purported pledge, attachment, or encumbrance thereof other than in favor of FTI shall be void and unenforceable against FTI or any Affiliate.

     (l) Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable, or as to any Person or Award, or would disqualify the Plan or any Award, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such Person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

     (m) Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

     (n) Share Certificates. All certificates for shares of Common Stock delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. To the extent that the Committee provides for the issuance of Common Stock or restricted stock awards, the issuance may be affected on a non-certificated basis, subject to applicable law or the applicable rules of any applicable stock exchange.

     (o) Treatment for other compensation purposes. Payments and other benefits received by a participant pursuant to an Award shall not be deemed part of a participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company, unless expressly so provided by such other plan, contract or arrangement.

     (p) Code Section 83(b) Elections. The Company, its Affiliates and the Committee have no responsibility for any participant’s election, attempt to elect or failure to elect to include the value of a restricted stock Award or other Award subject to Section 83 in the participant’s gross income for the year of payment pursuant to Section 83(b) of the Code. Any participant who makes an election pursuant to Section 83(b) will promptly provide the Committee with a copy of the election form.

     (q) No Obligation to Exercise Awards; No Right to Notice of Expiration Date. The grant of an Award of a stock option or SAR will impose no obligation upon the participant to exercise the Award. The Company, its Affiliates and the Committee have no obligation to inform a participant of the date on which any Award lapses except in the Grant Agreement.

     (r) Right to Offset. Notwithstanding any provisions of the Plan to the contrary, the Company may offset any amounts to be paid to a participant (or, in the event of the participant’s death, to his beneficiary or estate) under the Plan against any amounts that such participant may owe to the Company.

     (s) Furnishing Information. A participant will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

     (t) Construction. Except where otherwise indicated by the context, any masculine term used herein will also include the feminine; the plural will include the singular and the singular will include the plural.

     (u) Effect on other plans. The FTI Consulting, Inc. 2004 Long-Term Incentive Plan, FTI Consulting, Inc. Non-Employee Director Compensation Plan, and the Company’s 1997 Stock Option Plan shall remain in full force and effect on and after the Effective Date. Nothing contained in the Plan shall be deemed to preclude other compensation or equity plans which may be in effect from time to time or be construed to limit the authority of the Company to exercise its corporate rights and powers.

Appendix B

     FTI CONSULTING, INC.
DEFERRED COMPENSATION PLAN
FOR KEY EMPLOYEES AND NON-EMPLOYEE DIRECTORS

1. Establishment and Objectives of the Plan

     FTI Consulting, Inc., a Maryland corporation (“FTI” or the “Company”), hereby establishes this FTI Consulting, Inc. Deferred Compensation Plan for Key Employees and Non-Employee Directors (the “Plan”) for the benefit of non-employee directors and key employees of FTI and its Affiliates. The Plan is intended to advance the interests of the Company by providing the Company an advantage in attracting and retaining such persons and by providing such persons with additional incentive to serve the Company by increasing their proprietary interest in the success of the Company.

2. Definitions

     As used in the Plan, the following definitions apply to the terms indicated below.

     (a) “Account” means, with respect to each participant, a separate bookkeeping reserve account, which may include separate sub-accounts for Restricted Stock Units, Stock Units or cash amounts credited under the Plan to such participant.

     (b) “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships), as determined by the Committee.

     (c) “Award” means any Restricted Stock Unit or Stock Unit relating to the Common Stock or other securities of the Company granted pursuant to the provisions of the Plan, or any cash-based awards granted pursuant to the provisions of the Plan.

     (d) “Board” means the Board of Directors of the Company.

     (e) “Bonus” means the incentive compensation bonus payment, if any, awarded to an Eligible Employee pursuant to a Performance Based Incentive Compensation Plan that an Eligible Employee may receive with respect to a Plan Year.

     (f) “Bonus Payment Date” means the date on which the Bonus becomes payable with respect to a Plan Year, without regard to any Deferral Election respecting such Bonus.

     (g) “Change in Control” shall have the meaning ascribed thereto under Section 409A(a)(2)(A)(v) of the Code with respect to a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company.

     (h) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder. A reference to any provision of the Code shall include reference to any successor provision of the Code.

     (i) “Committee” means the Compensation Committee of the Board (or any successor Board committee as may be designated by the Board from time to time), comprised of directors who are independent directors as defined in the New York Stock Exchange’s Listed Company Manual, who are “outside directors” within the meaning of Code Section 162(m), and who are “non-employee directors” within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

     (j) “Common Stock” means shares of common stock, par value of $0.01 per share, of the Company.

     (k) “Deferrable Bonus” means 33.33% of an Eligible Employee’s Bonus (or such other amount or percentage of the Bonus that the Committee determines from time to time is eligible to be deferred under the Plan), provided that any Bonus (or portion thereof) that is paid to an Eligible Employee after his termination of employment shall not constitute a Deferrable Bonus under the Plan.

     (l) “Deferral Election” means a written election made in accordance with the provisions of Section 4 to defer receipt of an Eligible Employee’s Deferrable Bonus (or a portion thereof) pursuant to this Plan.

     (m) “Disability” or “Disabled” shall have the meaning ascribed thereto under Code Section 409A(a)(2)(C).

     (n) “Elected Payment Date” shall have the meaning ascribed to it under Section 4 of the Plan.

     (o) “Eligible Employee” means a person who is an employee of the Company or of an Affiliate and who holds the position of Senior Managing Director or higher, or such other highly-compensated position, as may be determined by the Committee from time to time to be eligible to participate in the Plan. No person shall be considered an Eligible Employee before the Effective Date. Once an Eligible Employee, a person shall continued to be an Eligible Employee until determined by the Committee to be ineligible to participate in the Plan (or such person’s employment with the Employer ceases). Notwithstanding the foregoing, officers designated as executive or Section 16 officers by the Board shall not be permitted to participate in the Plan.

     (p) “Employer” means the Company and each of its Affiliates.

     (q) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto.

     (r) “Fair Market Value” means, with respect to a share of the Common Stock on the relevant date, the closing price, regular way, reported on the New York Stock Exchange or if no sales of the Common Stock are reported on the New York Stock Exchange for that date, the closing price for the last previous day for which sales were reported on the New York Stock Exchange. If the Common Stock is no longer listed on the New York Stock Exchange, the Committee may designate such other exchange, market or source of data as it deems appropriate for determining such value for the purposes of the Plan. For all purposes under the Plan, the term “relevant date” as used in this Section 2(r) means either the date as of which Fair Market Value is to be determined or the next preceding date on which public trading of the Common Stock occurs, as determined in the Committee’s discretion.

     (s) “Grant Agreement” means a written or electronic document memorializing the terms and conditions of an Award granted pursuant to the provisions of the Plan.

     (t) “Grant Date” means a date authorized by the Committee for the award of Restricted Stock Units or Stock Units under this Plan to a participant.

     (u) “Payment Election” means a written election made in accordance with the provisions of Section 4 to select an Elected Payment Date with regard to an award of Stock Units granted under this Plan to an Eligible Employee.

     (v) “Performance-Based Compensation” means performance-based compensation payable to an Eligible Employee based on services performed over a period of at least 12 months, determined in accordance with Section 409A.

     (w) “Performance Based Incentive Compensation Plan” means any plan, policy or program (or portion thereof) that provides for Performance-Based Compensation or bonuses, and which plan, policy or program (or portion thereof) is designated by the Company to be a Performance Based Incentive Compensation Plan for purposes of this Plan. The Company may add or eliminate such designation for any plan, policy or program (or portion thereof) at any time in its discretion. No Performance-Based Compensation or bonus shall be eligible for deferral under this Plan unless the plan, policy or program (or portion thereof) that provides for such payment is designated by the Company as a Performance Based Incentive Compensation Plan.

     (x) “Plan” means this FTI Consulting, Inc. Deferred Compensation Plan, as amended from time to time.

     (y) “Plan Year” means the 12-month period coinciding with the calendar year.

     (z) “Restricted Stock Unit” means the expression on the Company’s books of a unit which is equivalent to one share of Common Stock, which unit is subject to any restrictions that the Committee, in its discretion, may impose.

     (aa) “Section 409A” means Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any regulations or other interpretive guidance as may be issued after the Effective Date.

     (bb) “Separation from Service” means an Eligible Employee’s “separation from service” with respect to the Employer, within the meaning of Code Section 409A(a)(2)(A)(i).

     (cc) “Specified Employee” means an Eligible Employee who meets the applicable requirements set forth in Section 7.2.

     (dd) “Stock Unit” means the expression on the Company’s books of a unit which is equivalent to one share of Common Stock.

     (ee) “Unforeseeable Emergency” shall have the meaning described thereto under Code Section 409A(a)(2)(B)(ii).

3. Administration of the Plan

     (a) Administrator. Except as otherwise provided herein or as the Board may determine from time to time, the Plan shall be administered by the Committee.

     (b) Powers of the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

     The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (1) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (2) determine the types of Awards to be granted; (3) determine the number of shares to be covered by or used for reference purposes for each Award; (4) impose such terms, limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate, to the extent not inconsistent with the terms of the Plan; (5) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as specifically provided otherwise in the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); and (6) determine conclusively whether (and, if applicable, when) an Eligible Employee is a Specified Employee or Disabled, or has experienced a Separation from Service or Unforeseeable Emergency, and shall make such determination consistent with Section 409A.

     The Committee shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued hereunder, and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. Without limiting the foregoing, the Committee may delegate certain administrative or ministerial duties to a subcommittee of the Committee or to one or more employees of the Company or an Affiliate, but shall retain the ultimate responsibility for the interpretation of the Plan. The Committee may appoint accountants, actuaries, counsel, advisors and other persons that it deems necessary or desirable in connection with the administration of the Plan.

     (c) Effect of Committee Decisions. All actions taken and decisions and determinations made by the Committee on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

     (d) Limited Liability and Indemnification. To the maximum extent permitted by law, no member of the Committee shall be liable for any action taken or determination made in good faith relating to the Plan. To the maximum extent permitted by law and by the Company’s charter and by-laws, the members of the Committee shall be indemnified by the Company in respect of all their activities under the Plan.

     (e) Non-Uniform Determinations. The Committee’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

4. Deferral and Payment Elections

     4.1 Initial Deferral Elections. For any Plan Year, an Eligible Employee may elect, on or before June 30th of such Plan Year (or such other date as the Committee designates, provided that such date is in accordance with Section 409A), to irrevocably defer payment of all or a specified part of the Eligible Employee’s Deferrable Bonus earned during such Plan Year (and, to the extent set forth in Section 4.2, in any succeeding Plan Years until the Eligible Employee ceases to be a Eligible Employee). Any person who shall become an Eligible Employee during any Plan Year, may elect, no later than thirty (30) days after the Eligible Employee becomes eligible to participate in the Plan, to irrevocably defer payment of all or a specified part of such Deferrable Bonus (as adjusted for any limitations imposed by Section 409A) payable with respect to services rendered during the remainder of such Plan Year (and, to the extent set forth in Section 4.2, for any succeeding Plan Years until the Eligible Employee ceases to be an Eligible Employee). Any Deferrable Bonuses deferred pursuant to this Plan shall be paid to the Eligible Employee at the time and in the manner specified in Section 7.

     4.2 Subsequent Deferral Elections. Deferral Elections may not be revoked or modified with respect to a Bonus to be earned during any Plan Year after June 30th of such Plan Year (or such other date as the Committee may have designated pursuant to the first parenthetical in Section 4.1). Deferral Elections will remain in effect from Plan Year to Plan Year unless modified by the Eligible Employee for a subsequent Plan Year as indicated in the following sentence (or until such person ceases to be an Eligible Employee). Modifications to an Eligible Employee’s current Deferral Election for any subsequent Plan Year may be made by filing a new Deferral Election form by June 30th of such Plan Year (or such other date as the Committee may have designated pursuant to the first parenthetical in Section 4.1).

     4.3 Performance-Based Compensation. Notwithstanding any provision of the Plan to the contrary, to the extent that any Bonus does not constitute Performance—Based Compensation, the Deferral Election and Payment Election timing for such Bonuses shall be as provided in Sections 4.1, 4.2, 4.4, and 4.5 except substituting “December 31st of the Plan Year preceding such Plan Year” for “June 30th of such Plan Year”.

     4.4 Payment Elections. For any Plan Year in which an Eligible Employee elects pursuant to the preceding sub-sections to irrevocably defer payment of all or a specified part of the Eligible Employee’s Deferrable Bonus earned during such Plan Year, an Eligible Employee, on or before June 30th of such Plan Year (or such other date as the Committee designates, provided that such date is in accordance with Section 409A), may select a payment date for the resulting award of Stock Units granted (the “Elected Payment Date”). For any person who shall become an Eligible Employee during any Plan Year who irrevocably defers payment of all or a specified part of such Deferrable Bonus earned during such Plan Year as provided above, such Eligible Employee may select the Elected Payment Date no later than thirty (30) days after the Eligible Employee becomes eligible to participate in the Plan. An Eligible Employee may select an Elected Payment Date that is on or after January 1st of the second calendar year after the applicable Grant Date of the resulting award of Stock Units. To the extent that an Eligible Employee does not make a valid Payment Election with respect to an award of Stock Units, there shall be no Elected Payment Date for such award (and no subsequent Payment Election under Section 4.6 shall be permitted with respect to such award).

     4.5 Subsequent Payment Elections. Except as specifically provided in Section 4.6, Payment Elections may not be revoked or modified with respect to a Bonus to be earned during any Plan Year after June 30th of such Plan Year (or such other date as the Committee may have designated pursuant to the first parenthetical in Section 4.4). A Payment Election will only be valid for the Plan Year to which it applies, and Eligible Employees will need to make a separate Payment Election for each Plan Year in accordance with Section 4.4 above.

     4.6 Change in Payment Elections. A Payment Election with regard to an award of Stock Units may be changed only if the following is satisfied: (i) the subsequent Payment Election shall not take effect until at least 12 months after the date on which the subsequent Payment Election is made; (ii) the Elected Payment Date under the subsequent Payment Election must be at least five years after the Elected Payment Date of the current Payment Election; and (iii) the subsequent Payment Election is made at least 12 months prior to the Elected Payment Date of the current Payment Election.

     4.7 Deferral Election and Payment Election Forms. An Eligible Employee’s Deferral Elections and Payment Elections shall be made in a form and manner prescribed by the Committee.

5. Deferred Compensation Accounts

     5.1 Accounts. The Company shall maintain a separate Account for the Deferrable Bonuses deferred by each Eligible Employee.

     5.2 Grant of Stock Units. For each Plan Year with respect to which an Eligible Employee has a valid Deferral Election in force, provided that sufficient shares are then available for award under the Plan and subject to the determinations and adjustments provided in Section 5.3, the Eligible Employee’s Account shall be credited, on the Grant Date with respect to the applicable Bonus Payment Date, with a number of Stock Units equal to the quotient, rounded down to the nearest whole share, obtained by dividing (a) the amount of the Deferrable Bonus for such Plan Year that the Eligible Employee has elected to defer, by (b) the Fair Market Value of one share of Common Stock on the applicable Grant Date. Notwithstanding the foregoing, no Stock Units will be credited to the Eligible Employee’s Account unless the Eligible Employee is employed with the Employer on the Grant Date. The crediting of Stock Units to the Eligible Employee’s Account shall not entitle the Eligible Employee to voting or other rights as a stockholder until shares of Common Stock are issued upon distribution of the Eligible Employee’s Account, but shall entitle the Eligible Employee to receive dividend equivalents under Section 5.4.

     5.3 Cash Credit in lieu of Stock Units. In the event that the Committee determines, in its sole discretion, that there are insufficient shares of Common Stock available for award under the Plan as of a Bonus Payment Date or applicable Grant Date to make awards of Stock Units in accordance with Section 5.2 of the Plan to all Eligible Employees who have valid Deferral Elections in force, the Committee may credit cash amounts, in lieu of Stock Units, to the Account of one or more of such Eligible Employees (as determined by the Committee) for some or all (as determined by the Committee) of the amount of the Deferrable Bonus that such Eligible Employee elected to defer. For such Eligible Employees, the amount of the Deferrable Bonus (if any) taken into consideration under Section 5.2 in determining Stock Units shall be adjusted accordingly for such crediting of cash amounts. Such credited cash amounts shall accrue interest at a rate of 6%.

     5.4 Dividend Equivalents. As of the date the Company pays any cash dividend on shares of Common Stock, each Eligible Employee’s Account shall be credited with that number of Stock Units equal to the quotient, rounded down to the nearest whole share, determined by dividing (a) the aggregate value of the dividend that would have been payable on the Stock Units credited to the Eligible Employee’s Account immediately prior to such payment date had the shares of Common Stock represented by such Stock Units been outstanding as of such payment date, by (b) the Fair Market Value of a share of Common Stock on the payment date of the dividend; provided, however, that if the Committee determines, in its sole discretion, that there are then insufficient shares of Common Stock available for award under the Plan as of the dividend payment date to credit dividend equivalent Stock Units to all Eligible Employees’ Accounts in accordance with this Section 5.4, then the Committee, in its sole discretion, may credit one or more Eligible Employees’ Accounts with dividend equivalents in the form of cash credits in lieu of Stock Units.

6. Vesting

     All Stock Units and cash amounts credited to Eligible Employees’ Accounts under this Plan pursuant to Sections 4 and 5 shall at all times be fully vested and not subject to risk of forfeiture.

7. Distribution of Accounts

     7.1 Distributions. Subject to Section 7.2, amounts credited to an Eligible Employee’s Account shall be distributed in accordance with the requirements of Section 409A (including without limitation Section 409A(a)(2) of the Code) as soon as practicable following the earliest of:

(a)	the applicable valid Elected Payment Date (if any) for such amounts;

(b)	the date of the Eligible Employee’s Separation from Service;

(c)	the date the Eligible Employee becomes Disabled;

(d)	the date of the Eligible Employee’s death;

(e)	the date of a Change in Control; or

(f)	the occurrence of an Unforeseeable Emergency with respect to the Eligible Employee.

     The amount distributed under Sections 7.1(a) shall be the amount in the Account covered by the applicable Elected Payment Date. The amount distributed under Sections 7.1(b)-(e) shall be the whole amount in the Account.

     The amount distributed under Section 7.1(f) shall not exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution (the “Unforeseeable Emergency Amount”), after taking into account the extent to which such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Eligible Employee’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). The Committee shall have full and final authority to determine the Unforeseeable Emergency Amount, and shall make such determination consistent with Section 409A. After such distribution of the Unforeseeable Emergency Amount, amounts remaining in the Eligible Employee’s account shall continue to be subject to the terms of the Plan.

     7.2 Specified Employee. Section 409A requires that in the case of any Specified Employee, the requirements of Section 409A are only met if distributions upon Separation of Service are not made before the date which is six months after the Specified Employee’s Separation from Service (or, if earlier, the date of the Eligible Employee’s death). Thus, if, at the time any distributions would otherwise be made to an Eligible Employee pursuant to Section 7.1(b), the Eligible Employee is a Specified Employee, such distributions shall not be made before the date which is six months after the Eligible Employee’s Separation from Service (or, if earlier, the date of the Eligible Employee’s death). For these purposes, “Specified Employee” means an Eligible Employee who satisfies the definition described thereto under Code Section 409A(a)(2)(B)(i). Without limiting the foregoing, Specified Employees shall generally include any employee having an annual compensation greater than $140,000 (as adjusted from time to time by the Treasury Department), a 5% owner of the Company, and a 1% owner of the Company having an annual compensation greater than $150,000.

     7.3 Form of Distribution. Distribution of Eligible Employees’ Accounts shall be made in the form of a single sum distribution. All distributions of Stock Units from the Plan shall be made in the form of whole shares of Common Stock with fractional shares paid in cash. All distributions of cash amounts credited under the Plan shall be paid in cash. All distributions upon an Unforeseeable Emergency shall first be paid through the distribution of Stock Units credited to the applicable Eligible Employee’s Account, and second through the distribution of any cash amounts credited under the Plan to such Eligible Employee’s Account.

     7.4 No Acceleration. The time of any Account distribution shall not be accelerated, except as otherwise permitted under Section 409A (including, without limitation, Section 409A(a)(3) of the Code) and under the Plan.

     7.5 Beneficiary Designation. Each Eligible Employee shall have the right to designate a beneficiary who is to succeed to his or her right to receive payments hereunder in the event of death. If no beneficiary has been designated by the Eligible Employee, then in the event of the Eligible Employee’s death, the balance of the amounts credited to the Eligible Employee’s Account shall be paid, in accordance with Section 7.1, to the Eligible Employee’s or former Eligible Employee’s estate. No designation of beneficiary or change in beneficiary shall be valid unless it is in writing signed by the Eligible Employee and filed with the Company’s Secretary.

8. Awards to Non-Employee Directors

     Awards under the Plan may be issued to non-employee directors who elect under the FTI Consulting, Inc. Non-Employee Director Compensation Plan to (i) defer their annual retainer fees as Stock Units, or (ii) receive their cyclical equity grant in the form of Restricted Stock Units. Such Awards shall be subject to the terms of the Plan; provided, however, the determination of the number of applicable Stock Units and Restricted Stock Units, and the applicable vesting, dividend equivalent, settlement and distribution provisions shall be in accord with the terms provided under the FTI Consulting, Inc. Non-Employee Director Compensation Plan.

9. Shares Available for the Plan; Adjustments.

     9.1. Available Shares. Subject to adjustments as provided in Sections 9.2 and 9.3 of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 1,500,000 shares of Common Stock. The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Sections 9.2 and 9.3 of the Plan. The shares of Common Stock issued pursuant to the Plan may come from authorized and unissued shares, treasury shares or shares purchased by the Company in the open market. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of shares of Common Stock, or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are repurchased by or surrendered to the Company in connection with any Award, or if any shares are withheld by the Company, the shares subject to such Award and the repurchased, surrendered and withheld shares shall thereafter be available for further Awards under the Plan.

     Subject to adjustments as provided in Sections 9.2 and 9.3 of the Plan, the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any calendar year to any one individual under this Plan shall be limited to 100,000 shares. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

     9.2 Changes in Capital Structure. In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, (A) the maximum number of shares of such Common Stock as to which Awards may be granted under the Plan, in the aggregate, and with respect to any individual during any one calendar year, as provided in Section 9.1 of the Plan and (B) the number of shares covered by and other terms of outstanding Awards, shall, without further action of the Committee, be adjusted to reflect such event. The Committee may make adjustments, in its discretion, to address the treatment of fractional Restricted Stock Units or Stock Units that arise with respect to Accounts as a result of any stock dividend, stock split or reverse stock split. The Company will not issue fractional shares of Common Stock or Restricted Stock Units or Stock Units.

     9.3 Other Transactions Affecting the Common Stock. Except with respect to the transactions set forth in Section 9.2, in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, stock split-up, stock distribution, other reclassification of the Common Stock of the Company, combination or exchange of shares, merger, consolidation, recapitalization or any other corporate event affecting the Common Stock or the share price of the Common Stock, other than any such change that is part of a transaction resulting in a Change in Control of the Company, the Committee, in its discretion and without the consent of the holders of the Awards, may make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, in the aggregate, and with respect to any individual during any one calendar year, as provided in Section 9.1 of the Plan; and (B) any adjustments in outstanding Awards, including but not limited to modifying the number, kind and price of securities subject to Awards. The terms and conditions of this Plan, including without limitation the vesting provisions of Section 6, will apply with equal force to any additional and/or substitute securities or other property (including cash) received by a participant in exchange for, or by virtue of the participant having been credited with, Restricted Stock Units or Stock Units, whether such additional and/or substitute securities or other property are received as a result of any spin-off, stock split-up, stock distribution, other reclassification of the Common Stock of the Company, combination or exchange of shares, merger, consolidation, recapitalization or any other corporate event affecting the Common Stock or the share price of the Common Stock, except as otherwise determined by the Committee. The Committee may, in its sole discretion, make such equitable adjustments, if any, with respect to participant Accounts (including, without limitation, adjusting the number of Restricted Stock Units or Stock Units credited thereto and/or the kind of securities represented thereby), as the Committee may deem necessary or appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan and to reflect any spin-off, stock split-up, stock distribution, other reclassification of the Common Stock of the Company, combination or exchange of shares, merger, consolidation, recapitalization or any other corporate event affecting the Common Stock or the share price of the Common Stock.

10. Compliance With Other Laws and Regulations

     The Plan, the crediting of Restricted Stock Units or Stock Units to participant Accounts, and the obligation of the Company to issue and deliver shares of Common Stock pursuant to Restricted Stock Units or Stock Units shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by such governmental or regulatory agency or national securities exchange as may be required. The Company shall not be required to issue any shares of Common Stock if the issuance of such shares shall constitute a violation by the participant or the Company of any provisions of any law or regulation of any governmental authority or national securities exchange. The crediting of Restricted Stock Units or Stock Units or delivery of shares of Common Stock under this Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the shares subject thereto on any securities exchange or trading market or under any state or federal law of the United States or of any other country or governmental subdivision thereof, (b) the consent or approval of any governmental regulatory body, or (c) the making of investment or other representations are necessary or desirable in connection with the issue of shares subject thereto, no shares of Common Stock may be issued unless such listing, registration, qualification, consent, approval or representation shall have been effected or obtained, free of any conditions not acceptable to the Committee. Any determination in this connection by the Committee shall be final, binding, and conclusive.

11. Modification and Termination

     11.1 General Provisions. The Board may amend, modify or terminate the Plan at any time, and upon such termination, no further Bonuses shall be eligible for deferral hereunder; provided, however, that no such amendment or modification shall be made that would increase the total number of shares of Common Stock that may be granted under the Plan, or with respect to any individual during any one calendar year, as provided in Section 9.1 of the Plan, in either case except as provided in Sections 9.2 and 9.3 of the Plan. Except as specifically provided otherwise in the Plan, no amendment or termination of the Plan shall adversely affect the rights of a participant in any Account that has been established prior to such amendment or termination absent the written consent of the affected participant. Except as otherwise determined by the Board, termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

     Notwithstanding the foregoing, any amendment or modification of the Plan may be made (including retroactively, if necessary) if the Board deems such amendment or modification necessary or proper to bring the Plan into conformity with any law or governmental regulation relating to the Plan or to prevent an amount deferred under the Plan from being subject to any federal, state or local tax prior to the distribution of the participant’s Account in accordance with the terms of the Plan. Nothing herein shall restrict the Board’s or Committee’s ability to exercise its discretionary authority as provided in the Plan.

     11.2 Tax Law Compliance. To the extent any provision of the Plan or any Award, or action by the Board or Committee would subject any participant to liability for interest or additional taxes under Code section 409A(a)(1)(B), it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board. It is intended that the Plan and any Awards will comply with Section 409A to the extent applicable, and the Plan and any Awards shall be interpreted and construed on a basis consistent with such intent. The Plan or any Award may be amended in any respect deemed necessary (including retroactively) by the Board in order to preserve compliance with Section 409A. The preceding shall not be construed as a guarantee of any particular tax effect for Plan benefits or Awards.

     11.3 Post Change in Control. Following a Change in Control, no action shall be taken under the Plan that will cause any Award that has previously been determined to be (or is determined to be) subject to Code Section 409A to fail to comply in any respect with Code Section 409A without the written consent of the participant.

     11.4 Awards in Foreign Countries. The Committee has the authority to grant Awards to Eligible Employees who are foreign nationals or employed outside the United States on any different terms and conditions than those specified in the Plan that the Committee, in its discretion, believes to be necessary or desirable to accommodate differences in applicable law, tax policy or custom, or to qualify for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, while furthering the purposes of the Plan. The Committee may also establish or approve any sub-plans to the Plan as it believes to be necessary or appropriate for these purposes without altering the terms of the Plan in effect for other Participants; provided, however, that the Committee may not make any sub-plan that increases the total number of shares of Common Stock that may be granted under the Plan, or with respect to any individual during any one calendar year, as provided in Section 9.1 of the Plan. Subject to the foregoing, the Committee may amend, modify, administer or terminate such sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.

12. Miscellaneous

     12.1 Taxes and Withholding. As a condition to any payment or distribution pursuant to the Plan, the Company may require a participant to pay such sum to the Company as may be necessary to discharge its obligations with respect to any taxes, assessments or other governmental charges imposed on property or income received by the participant thereunder. The Company may deduct or withhold such sum from any payment or distribution to the participant.

     For each calendar year in which a participant receives an Award in connection with the deferral of compensation, the Employer shall withhold from that portion of the participant’s compensation that is not being deferred, in a manner determined by the Employer, the participant’s share of FICA and other employment taxes due; provided, however, that the Committee may reduce the applicable amount deferred if necessary to comply with applicable withholding requirements.

     12.2 No Right to Continued Employment. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in any adverse effect on the individual’s interests under the Plan. The Plan shall not be deemed to create or confer on any individual any right to be retained in the employment or service of the Employers, nor to create or confer on any individual the right to make a Deferral Election or receive an Award with respect to any future period of service with the Employers. The terms and conditions of an individual’s employment or service with the Employers shall be governed by arrangements entered into independently of the Plan.

     12.3 Unfunded Status of the Plan. The Plan is intended to constitute and at all times shall be interpreted and administered so as to qualify as an unfunded deferred compensation plan for a select group of management and highly compensated employees under the Employee Retirement Income Security Act of 1974, as amended. Restricted Stock Units, Stock Units and cash amounts credited to the Accounts of participants, and any deemed earnings with respect thereto, shall be reflected in separate bookkeeping reserve accounts and held in the general assets of the Company, and no separate fund or trust shall be created or moneys set aside on account of the Accounts. Nothing contained in the Plan shall constitute a guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder. To the extent that any person acquires a right to receive distributions from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. Notwithstanding the foregoing, the Committee, in its discretion, may elect to establish a fund (the “Fund”) containing assets equal to the amounts credited to participants’ Accounts, and may elect in its discretion to designate a trustee to hold the Fund in trust; provided, however, that such Fund shall remain a general asset of the Company subject to the rights of creditors of the Company in the event of the Company’s bankruptcy or insolvency as defined in any such trust.

     12.4 Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Committee relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest herein or hereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland, without regard to its conflict of laws principles.

     12.5 Nontransferability and Pledging. No Award or interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment or other alienation or encumbrance of any kind, other than by will or by the laws of descent and distribution; nor may such Award, interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings. No Award and no right under any such Award, may be pledged, attached or otherwise encumbered other than in favor of the Company, and any purported pledge, attachment, or encumbrance thereof other than in favor of the Company shall be void and unenforceable against the Company or any Affiliate.

     12.6 Right to Offset. Notwithstanding any provisions of the Plan to the contrary, the Company may offset any amounts to be paid to a participant (or, in the event of the participant’s death, to his beneficiary or estate) under the Plan against any amounts that such participant may owe to the Company.

     12.7 Availability of Rights. All rights with respect to an Account, including Restricted Stock Units or Stock Units credited thereto, will be available during the participant’s lifetime only to the participant or the participant’s legally authorized guardian or personal representative. The Committee may, in its discretion, require a participant’s guardian or personal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or personal representative to act on behalf of the participant.

     12.8 Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable, or as to any individual or Award, or would disqualify the Plan or any Award, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such individual or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

     12.9 Share Certificates. All certificates for shares of Common Stock delivered under the Plan pursuant to any Award shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. To the extent that the Committee provides for the issuance of Common Stock, the issuance may be affected on a non-certificated basis, subject to applicable law or the applicable rules of any applicable stock exchange.

     12.10 Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

     12.11 Treatment for other compensation purposes. Payments and other benefits received by a participant pursuant to an Award shall not be deemed part of a participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company, unless expressly so provided by such other plan, contract or arrangement.

     12.12 Furnishing Information. A participant will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

     12.13 Headings. Section headings are used in this Plan for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

     12.14 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein will also include the feminine; the plural will include the singular and the singular will include the plural.

     12.15 Effective Date. The Plan was adopted by the Board on March 29, 2006, subject to approval by the FTI stockholders. The Plan shall be effective as of the date of approval of the Company’s stockholders (the “Effective Date”). No Award shall be granted under the Plan after the tenth anniversary of the Effective Date (or, if applicable, after the tenth anniversary of the latest stockholder approval of the Plan, including without limitation, any stockholder approval of any amendment to the Plan to increase the share award capacity hereunder). Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

     12.16 Effect on other plans. The FTI Consulting, Inc. 2004 Long-Term Incentive Plan, FTI Consulting, Inc. Non-Employee Director Compensation Plan, and the Company’s 1997 Stock Option Plan shall remain in full force and effect on and after the Effective Date. Nothing contained in the Plan shall be deemed to preclude other compensation or equity plans which may be in effect from time to time or be construed to limit the authority of the Company to exercise its corporate rights and powers.

13. Claims Procedure

     13.1 Initial Claims. In the event that a dispute arises over any payment under this Plan and the payment is not paid or delivered to the Participant (or to the Participant’s estate in the case of the Participant’s death), the claimant of such payment must file a written claim with the Committee within 60 days from the date payment or delivery is refused. The Committee shall review the written claim and, if the claim is denied in whole or in part, shall provide, in writing and within 90 days of receipt of such claim, the specific reasons for such denial and reference to the provisions of this Plan (or, if applicable, the FTI Consulting, Inc. Non-Employee Director Compensation Plan) upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the steps to be taken by the claimant if a further review of the claim denial is desired.

     13.2 Appeals. If the claimant desires a second review, he or she shall notify the Committee in writing within 60 days of the first claim denial. The claimant may review the Plan or any documents relating thereto and submit any written issues and comments he or she may feel appropriate. In its discretion, the Committee shall then review the second claim and provide a written decision within 60 days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Plan (or, if applicable, the FTI Consulting, Inc. Non-Employee Director Compensation Plan) upon which the decision is based.

Appendix C

FTI CONSULTING, INC.

2007 EMPLOYEE STOCK PURCHASE PLAN

     This 2007 Employee Stock Purchase Plan provides eligible employees of FTI Consulting, Inc., a Maryland corporation (herein called the “Company”), and its Eligible Subsidiaries (as hereafter defined) an opportunity to purchase Shares (as hereafter defined).

1.	Definitions.

	a)	“Board” means the Board of Directors of the Company.

	b)	“Committee” means the Compensation Committee of the Board (or any successor Board committee as may be designated by the Board from time to time consistent with applicable law).

c)

“Country Plan” means the rules, regulations, procedures, terms and conditions specific to a country or any local jurisdiction thereof, and the Participants (as hereafter defined) residing in or subject to the laws, rules and regulations of such country or jurisdiction, set forth in a sub-plan to this Plan. This Plan document will govern in the event of any discrepancy between it and any Country Plan.

	d)	“Effective Date” of this Plan means January 1, 2007.

e)

“Eligible Employee” means, unless determined otherwise by the Committee, any employee who is employed with the Company or an Eligible Subsidiary on the first day of an offering period and regularly scheduled to work at least 20 hours per week; provided, however, that an employee may not make a purchase under this Plan if such purchase would result in the employee’s owning Shares possessing 5% or more of the total combined voting power or value of the Company’s outstanding Shares.

f)

“Eligible Subsidiary” means any corporation or entity of which the Company owns directly or indirectly, at least 50% of the total voting power or in which it has at least a 50% economic interest (or such higher percentage as set forth in a Country Plan), and which is authorized to participate in the Plan by the Committee.

	g)	“Participant” means an eligible employee of the Company or Eligible Subsidiary who is authorized to participate in the Plan by the Committee and who voluntarily enrolls in a Country Plan.

	h)	“Plan” means the FTI Consulting, Inc. 2007 Employee Stock Purchase Plan, as amended from time to time.

	i)	“Shares” mean shares of common stock, par value $0.01 per share, of the Company.

2.

Administration of the Plan and Country Plans. The Committee shall have full power and authority and is empowered to approve, establish, amend, modify and administer sub-plans under this Plan, and prescribe, amend and rescind rules, regulations, procedures, terms and conditions relating to and administering sub-plans under this Plan, for any purpose, including but not limited to, complying with the regulatory requirements of U.S. and non-U.S. countries and jurisdictions and qualifying for preferred tax treatment under U.S. and non-U.S. tax laws.

Unless the laws of a country or jurisdiction or this Plan or applicable Country Plan requires the approval of the Board, stockholders of the Company or otherwise, the Committee shall have full power and authority and is empowered to approve, authorize and take, or cause to be taken, all other actions necessary to interpret, implement, operate and carry out the purpose and intent of this Plan and each sub-plan, including, but not limited to, the authority to: (1) interpret this Plan and each Country Plan; (2) determine the Eligible Subsidiaries under this Plan and each Country Plan from time to time; (3) determine the employees eligible to participate under this Plan and each Country Plan from time to time; (4) determine the percentage of contributions Participants are allowed to contribute pursuant to each Country Plan; (5) determine the number of Shares to be authorized pursuant to each Country Plan; (6) establish the form of contributions, including the surrender of previously owned Shares, that the Company will accept under each Country Plan; and (7) impose such other terms, limitations, restrictions and conditions as the Committee shall deem appropriate.

The Committee shall have full power and authority, in its sole and absolute discretion, to adopt, approve, administer and interpret all other documents relevant to this Plan and each sub-plan, and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration thereof, and for the conduct of its business as the Committee deems necessary or advisable.

The Committee shall have authority to delegate administrative and ministerial duties related to this Plan and each sub-plan and to engage counsel, accountants and other advisors.

3.

Shares Subject to the Plan. 2,000,000 Shares shall be available under this Plan. Such available Shares shall be from authorized but unissued Shares. Authorized Shares may be allocated and reallocated among any of the Country Plans forming part of this Plan, as the Committee, acting in its discretion, shall determine from time to time.

4.	Eligible Employees. Employees eligible to participate in this Plan shall be set forth in each Country Plan, as the Committee, acting in its discretion, shall determine.

5.

Participation in this Plan. An eligible employee may participate voluntarily, by completing and submitting the appropriate form at designated times, according to the applicable Country Plan. Such form may authorize payroll deductions from the employee’s pay, or may establish a program for cashless sales of Shares or other consideration (subject to local laws, rules and regulations) according to the applicable Country Plan. An employee may actively participate in only one Country Plan at a time.

6.

Offering Period. Subject to the terms of the applicable Country Plan, “Offering Periods” are successive six month periods beginning on January 1 and July 1, and the first such period will begin on January 1, 2007.

7.

Purchase Price. The “Purchase Price per Share” for each Offering Period shall be determined in accordance with the terms of each Country Plan, as the Committee, acting in its discretion, shall determine, provided, however, that in no event shall the Purchase Price per Share be less than 85% of the lower of the fair market value in United States Dollars of one Share on the (I) first day of an Offering Period, or (II) the Last Trading Day of an Offering Period, under the applicable Country Plan.

8.

Number of Shares Purchasable. No Participant may be permitted to acquire Shares with a fair market value in excess of $25,000 (and measured using the applicable Purchase Price per Share) during all Offering Periods in a calendar year under this Plan. This limit shall be monitored by the Committee or its delegate(s) and may be lower if established pursuant to the applicable Country Plan.

9.

Participant Accounts/Shares Acquired. The Company or Eligible Subsidiaries, as applicable, shall maintain contribution accounts for Participants. Shares which are purchased pursuant to this Plan shall be recorded on the stock transfer records of the Company in book entry form; no stock certificates will be issued unless the Participant requests a stock certificate to be issued. Share ownership shall be in the Participant’s name, or if specified on the Participant’s Authorization Form, in the Participant’s name and the name of another person of legal age as joint tenants with right of survivorship. As deemed appropriate by the Committee acting in its discretion, and consistent with the terms of the Country Plans, Participants shall receive periodic statements detailing their account balances.

10.

Changes in Participation. Subject to rules set forth in each Country Plan (and consistent with otherwise applicable Plan limitations), a Participant may change the amount of his or her payroll deduction or contributions pursuant to administrative rules established by the Committee.

10.

Termination of Participation. Subject to rules set forth in each Country Plan, Participant, at any time and for any reason, may voluntarily terminate participation in this Plan and the applicable Country Plan, by written notification of withdrawal delivered to the appropriate office of the Company pursuant to administrative rules established by the Committee. A Participant’s participation in this Plan and applicable Country Plan shall be involuntarily terminated upon termination of employment for any reason (whether as a result of the Participant’s voluntary or involuntary termination of employment, retirement, death or otherwise), or upon the Participant no longer being eligible for participation. In the event of a Participant’s voluntary or involuntary termination of participation in this Plan and applicable Country Plan, no payroll deduction shall be taken from any pay due thereafter nor shall any other form of contribution be accepted thereafter; and the balance in the Participant’s account shall be paid either to the Participant or the Participant’s estate, as the case may be, or, if permitted under the rules of the applicable Country Plan, at the election of such Participant or Participant’s estate, as the case may be, shall be retained to purchase Shares in accordance with normal procedures. If, prior to the last day of an Offering Period, an Eligible Subsidiary by which a Participant is employed will cease to be a subsidiary of the Company, or if the Participant is transferred to a country that then has no Country Plan in effect, or to a subsidiary of the Company that is not an Eligible Subsidiary, such Participant will be deemed to have terminated employment for the purposes of this Plan.

11.

Rights as a Stockholder. Rights or privileges as a stockholder of the Company, with respect to Shares acquired under the Plan, shall become effective as of the date of purchase of such Shares by or for the account of the Participant.

12.

Rights Not Transferable. Rights under this Plan and applicable Country Plan are not transferable by a Participant other than by will or the laws of descent or as specified in the applicable Country Plan, and are exercisable during the Participant’s lifetime only by the Participant.

13.	Application of Funds. All funds received or held by the Company under this Plan and Country Plans may be used for any corporate purposes.

14.

Changes in Stock. Subject to any required action by the Company (which it shall promptly take) or its stockholders, and subject to the provisions of applicable law, if the number of outstanding Shares are increased or decreased or the Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such Shares effected without receipt of consideration by the Company occurring after the effective date of this Plan, the number and kind of Shares that may be purchased under the Plan shall be adjusted proportionately and accordingly by the Company so that the proportionate interest, if any, of a Participant immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment shall not change the aggregate Purchase Price payable by a Participant with respect to Shares, but shall include a corresponding proportionate adjustment in the Purchase Price per share.

Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of Shares or the price to be paid for Shares pursuant to this Plan and any Country Plan, except as this section specifically provides. The grant of any option or other right to acquire Shares under this Plan or any Country Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets. Provisions governing the treatment of options or other right to acquire Shares upon adjustments, reclassifications, reorganizations or changes of the Company’s capital or business structure, or merger or consolidation, dissolution, liquidation, sale or transfer of all or any part of its business or assets shall be governed by the applicable Country Plan.

15.

Termination of Plan and Country Plans. The Board shall have the power and authority, in its discretion, to terminate, and establish the conditions that will result in the termination of, this Plan and any or all Country Plans. Notwithstanding any such Board discretion, no offering of Shares pursuant to this Plan or any Country Plan shall occur after December 31, 2012 (or such earlier date specified in a Country Plan), or when no more Shares remain to be acquired under this Plan or any Country Plan, whichever occurs first. Upon the termination of the Plan and any Country Plan, all remaining credit balances in Participants’ accounts shall be returned to such Participants.

16.

Governmental Regulations. The Company’s obligation to sell and deliver Shares under this Plan and any Country Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such Shares.

17.	Stockholder Approval. This Plan must be submitted to the stockholders of the Company for their approval within 12 months after the Board adopts this Plan. The adoption of this Plan is conditioned upon the approval of the stockholders of the Company, and failure to receive their approval will render this Plan void and of no effect.

Appendix D

FTI CONSULTING, INC.

INCENTIVE COMPENSATION PLAN

Administration. The Incentive Compensation Plan (the “Plan”) will be administered by the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of FTI Consulting, Inc. (“FTI” or the “Company”). The Compensation Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan, to establish, interpret and construe the terms of any award made under the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate. Decisions of the Compensation Committee shall be final and binding on all parties.

Participation. Participants in the Plan will include management employees of FTI or its subsidiaries, designated by the Compensation Committee not later than 90 days after the beginning of each calendar year or by such other date as may be permitted under the Internal Revenue Code of 1986, as amended (the “Code”).

Target Awards. Not later than 90 days after the beginning of each calendar year or by such other date as may be permitted under the Code, the Compensation Committee will establish a target incentive award for each participant for such year, which will be expressed as a dollar amount, a percentage of salary or otherwise. The target award will be based on a number of factors, including: (i) market competitiveness of the position, (ii) job level, (iii) base salary level, (iv) past individual performance, and (v) expected contribution to FTI’s future performance and business impact. The Compensation Committee will also establish for each participant who is an executive officer a maximum award that may be paid for the calendar year, which will remain fixed for the entire year. The maximum award that any participant may earn for a calendar year under the Plan is $5.0 million.

Performance Goals. Not later than 90 days after the beginning of each calendar year or by such other date as may be permitted under the Code, the Compensation Committee will establish for each participant performance goals that must be met in order for an award to be payable for the year. The Compensation Committee will establish in writing (i) the performance goals that must be met, (ii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iii) any other conditions that the Compensation Committee deems appropriate and consistent with the Plan and, in the case of executive officers, Section 162(m) of the Code.

     The Compensation Committee will establish objective performance goals for each participant related to the participant’s business unit or FTI’s overall performance or both. The Compensation Committee may also establish subjective performance goals for participants; provided that, for executive officers, the subjective performance goals may only be used to reduce, and not increase, the award otherwise payable under the Plan. The objectively determinable performance goals will be based on one or more of the following criteria: Earnings before interest, taxes, depreciation and amortization (“EBITDA”); stock price; earnings per share; earnings per share before stock option expense; net earnings; operating or other earnings; profits; revenues; net cash flow; financial return ratios; return on assets; stockholder return; return on equity; growth in assets; and market share or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, or goals relating to acquisitions or strategic partnerships.

Changes to Performance Goals and Target Awards. At any time prior to the final determination of the awards, the Compensation Committee may adjust the performance goals and target awards for participants who are not executive officers to reflect changes in corporate capitalization, changes in corporate transactions, the occurrence of any extraordinary event, any change in accounting rules or principles, any change in FTI’s method of accounting, any change in applicable law, or any other change of similar nature. With respect to executive officers, such adjustments may be made to the extent the Compensation Committee deems appropriate considering the requirements of Section 162(m) of the Code.

Payments under the Plan. Awards may be paid in cash, common stock, stock options, restricted stock or any combination of the foregoing, at the discretion of the Compensation Committee and, with respect to any such equity-based payments, to the extent that shares are then available for issuance under one of FTI’s stockholder-approved equity plans. As required by Section 162(m) of the Code, before FTI pays any award under the Plan for any year, the

D-1

Compensation Committee must certify in writing (to the extent required by any IRS regulation) that the performance goals were satisfied. Approved minutes of the Compensation Committee will be treated as the required written certification. All amounts payable under the Plan will be paid as soon as practicable after certification by the Compensation Committee, but not later than March 15th of the year following the calendar year within which the award is earned unless payment by such date is administratively impracticable.

Amendment and Termination. The Compensation Committee or the Board may from time to time amend or terminate the Plan provided that no amendment that requires stockholder approval in order to comply with Section 162(m) of the Code will be effective unless the amendment is approved by FTI’s stockholders.

D-2

500 EAST PRATT STREET
SUITE 1400
BALTIMORE, MD 21202

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 5, 2006. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER
COMMUNICATIONS

If you would like to reduce the costs incurred by FTI Consulting, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 5, 2006. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to FTI Consulting, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

IF VOTING BY MAIL, MARK, SIGN, DATE AND PROMPTLY RETURN THE PORTION BELOW IN THE ENCLOSED ENVELOPE.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	FTICO1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
FTI CONSULTING, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES FOR CLASS I DIRECTOR AND FOR PROPOSALS 2, 3, 4, 5 AND 6 LISTED BELOW.

					For All	Withhold All	For All Nominees Except	To withhold authority to vote for any individual nominee(s), mark "FOR ALL NOMINEES EXCEPT" and write the nominee's number(s) on the line below.

Vote On Directors
1. ELECTION OF THREE CLASS I DIRECTORS.
Nominees:
01) Denis J. Callaghan
02) Matthew F. McHugh
03) Gary C. Wendt					☐	☐	☐

Vote On Proposals		For	Against	Abstain					For	Against	Abstain

2. APPROVE AND ADOPT THE FTI CONSULTING, INC. 2006 GLOBAL LONG-TERM INCENTIVE PLAN AUTHORIZING 4,000,000 SHARES OF COMMON STOCK UNDER THE PLAN.		☐	☐	☐	5. APPROVE ADOPTION AND AMENDMENT OF THE FTI CONSULTING, INC. INCENTIVE COMPENSATION PLAN.				☐	☐	☐
3. APPROVE AND ADOPT THE FTI CONSULTING, INC. DEFERRED COMPENSATION PLAN FOR KEY EMPLOYEES AND NON-EMPLOYEE DIRECTORS AUTHORIZING 1,500,000 SHARES OF COMMON STOCK UNDER THE PLAN.		☐	☐	☐	6. RATIFY THE APPOINTMENT OF KPMG LLP TO SERVE AS FTI CONSULTING, INC.'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2006.				☐	☐	☐
4. APPROVE AND ADOPT THE FTI CONSULTING, INC. 2007 EMPLOYEE STOCK PURCHASE PLAN AUTHORIZING 2,000,000 SHARES OF COMMON STOCK UNDER THE PLAN.		☐	☐	☐	7. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and adjournment or postponement thereof to the extent permitted by law.

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.

For comments please check this box and write them on the other side of this card.				☐

		Yes	No
Please indicate if you plan to attend this meeting.		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)			Date

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

FTI CONSULTING, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

     The undersigned stockholder(s) of FTI Consulting, Inc. (the “Company”) hereby appoints Messrs. Jack B. Dunn, IV and Theodore I. Pincus, and each of them singly, as proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of FTI Consulting, Inc. to be held on June 6, 2006 at the executive office of the Company located at 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202 at 9:30 a.m. Eastern Time, and at any and all adjournments thereof, to vote all shares of common stock of said Company held of record by the undersigned on March 15, 2006, as if the undersigned were present and voting the shares.
THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 THROUGH 6, AND IN ACCORDANCE WITH THE PROXIES’ DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING TO THE EXTENT PERMITTED BY LAW.

Comments:

(If you noted any comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)